As filed with the U.S. Securities and Exchange Commission on February 28, 2025

File No. 811-07440

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form N‑1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 54	☒

DIMENSIONAL EMERGING MARKETS VALUE FUND
(Exact Name of Registrant as Specified in Charter)

6300 Bee Cave Road, Building One
Austin, Texas 78746
(Address of Principal Executive Offices)

(512) 306-7400
(Registrant’s Telephone Number, including Area Code)
___________

Catherine L. Newell, Esq.
Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One
Austin, TX 78746
(Name and Address of Agent for Service)
___________

Please Send Copies of Communications to:
Jana L. Cresswell, Esq.
Brian Crowell, Esq.
Stradley, Ronon, Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103
(215) 564-8048

DIMENSIONAL EMERGING MARKETS VALUE FUND

Part A

February 28, 2025

Introduction

DIMENSIONAL EMERGING MARKETS VALUE FUND (formerly, Dimensional Emerging Markets Value Fund Inc.) (the “Fund”), 6300 Bee Cave Road, Building One, Austin, TX 78746, (512) 306-7400, offers its shares to other investment companies and institutional investors.  The investment objective of the Fund is to seek long-term capital growth through investment in emerging market equity securities.
Shares of the Fund are issued solely in private placements pursuant to available exemptions from registration under the Securities Act of 1933, as amended (“Securities Act”).  This Part A of the Fund’s registration statement (“Part A”) does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

DISCLOSURE OF PORTFOLIO HOLDINGS	27

DIMENSIONAL EMERGING MARKETS VALUE FUND
Investment Objective and Policies
To achieve the Fund’s investment objective, Dimensional Fund Advisors LP (the “Advisor”) implements an integrated investment approach that combines research, portfolio design, portfolio management, and trading functions. As further described below, the Fund’s design emphasizes long-term drivers of expected returns identified by the Advisor’s research, while balancing risk through broad diversification across companies and sectors. The Advisor’s portfolio management and trading processes further balance those long-term drivers of expected returns with shorter-term drivers of expected returns and trading costs.
The investment objective of the Fund is to achieve long-term capital growth through investment in emerging market equity securities.  The Fund is designed to purchase companies associated with emerging markets, including frontier markets (emerging market countries in an earlier stage of development), authorized for investment by the Investment Committee of the Advisor (“Approved Markets”).  The Fund invests its assets primarily in Approved Market equity securities listed on bona fide securities exchanges or actively traded on over-the-counter markets.  These exchanges or over-the-counter markets may be either within or outside the issuer’s domicile country.  For example, the securities may be listed or traded in the form of European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”), American Depositary Receipts (“ADRs”) or other types of depositary receipts (including non-voting depositary receipts) or may be listed on bona fide securities exchanges in more than one country.
The Fund may also invest in China A-shares (equity securities of companies listed in China) that are accessible through the Shanghai-Hong Kong Stock Connect program or the Shenzhen-Hong Kong Stock Connect program (together, “Stock Connect”) and variable interest entities (special structures that utilize contractual arrangements to provide exposure to certain Chinese companies).
The Fund seeks to achieve its objective by purchasing emerging market equity securities that are deemed by the Advisor to be lower relative price stocks at the time of purchase.  An equity issuer is considered to have a low relative price (i.e., a value stock) primarily because it has a low price in relation to its book value.  In assessing relative price, the Advisor may consider additional factors, such as price to cash flow or price to earnings ratios. The Fund may emphasize certain stocks, including smaller capitalization companies, lower relative price stocks, and/or higher profitability stocks as compared to their representation in the value segments of the Approved Markets in which the Fund is authorized to invest.  An equity issuer is considered to have high profitability because it has high earnings or profits from operations in relation to its book value or assets. The criteria the Advisor uses for assessing relative price and profitability are subject to change from time to time.  No assurance can be given that the Fund’s investment objective will be achieved.  As a non-fundamental policy, under normal circumstances, the Fund will invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in emerging markets investments that are defined in this Part A as Approved Market securities.
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The Advisor may also increase or reduce the Fund’s exposure to an eligible company, or exclude a company, based on shorter-term considerations, such as a company’s price momentum, short-run reversals and investment characteristics. In assessing a company’s investment characteristics, the Advisor considers ratios such as recent changes in assets divided by total assets. The criteria the Advisor uses for assessing a company’s investment characteristics are subject to change from time to time. In addition, the Advisor seeks to reduce trading costs using a flexible trading approach that looks for opportunities to participate in the available market liquidity, while managing turnover and explicit transaction costs.
Investment Terms Used in the Part A
Below are the definitions of some terms that the Advisor uses to describe the investment strategies for the Fund.

Free Float generally describes the number of publicly traded shares of a company.

Price Momentum generally describes the tendency for stocks that have outperformed their peers to continue outperforming, and the similar tendency for stocks that have underperformed their peers to continue underperforming.

Short-run Reversals generally describes the tendency for stocks that have recently outperformed their peers to underperform in the short run, and the similar tendency for stocks that have recently underperformed their peers to outperform in the short run.

Trading Strategies generally refers to the ability to execute purchases and sales of stocks in a cost-effective manner.

Profitability generally measures a company’s profit in relation to its book value or assets.

Fund Characteristics and Policies
The Fund’s policy is to seek to achieve its investment objective by purchasing emerging market equity securities across all market capitalizations, and specifically those that are determined by the Advisor to be lower relative price stocks at the time of purchase, as described above.
The Fund will consider for purchase securities that are associated with an Approved Market (“Approved Market Securities”) under the following criteria. Approved Market Securities are: (a) securities of companies organized under the laws of, or maintain their principal place of business in, an Approved Market; (b) securities for which the principal trading market is in an Approved Market; (c) securities issued or guaranteed by the government of an Approved Market, its agencies or instrumentalities, or the central bank of such country or territory; (d) securities of companies that derive at least 50% of their revenues or profits from goods produced or sold, investments made, or services performed in Approved Markets or have at least 50% of their assets in Approved Markets; (e) securities included in the Fund’s
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benchmark index, which tracks Approved Markets; or (f) depositary shares of companies associated with Approved Markets under the criteria above.
Securities of Approved Markets may include securities of companies that have characteristics and business relationships common to companies in other countries or regions.  As a result, the value of the securities of such companies may reflect economic and market forces in such other countries as well as in the Approved Markets.  The Advisor, however, will select only those companies that, in its view, have sufficiently strong exposure to economic and market forces in Approved Markets that satisfy the criteria described above. The Fund also may obtain exposure to Approved Market Securities by investing in derivative instruments that derive their value from Approved Market Securities, or by investing in securities of pooled investment vehicles that invest at least 80% of their assets in Approved Market Securities.
In determining what countries are eligible markets for the Fund, the Advisor may consider various factors, including without limitation, the classification of countries published or disseminated by international cooperatives and global development institutions, such as the International Bank for Reconstruction and Development (commonly known as the World Bank) and the International Finance Corporation, and widely recognized global index providers, such as FTSE Russell and MSCI.  Approved Markets may not include all such emerging markets.  In determining whether to approve markets for investment, the Advisor may take into account, among other things, market liquidity, relative availability of investor information, government regulation, including fiscal and foreign exchange repatriation rules, and the availability of other access to these markets for the Fund.
As of the date of this Part A, the Fund invests in the following countries that are designated as Approved Markets: Brazil, Chile, China, Colombia, Czech Republic, Greece, Hungary, India, Indonesia, Kuwait, Malaysia, Mexico, the Philippines, Poland, Qatar, Saudi Arabia, South Africa, South Korea, Taiwan, Thailand, Turkey, and United Arab Emirates.  The Advisor will determine in its discretion when and whether to invest in countries that have been authorized, depending on a number of factors, including, but not limited to, asset growth in the Fund, constraints imposed in Approved Markets and other characteristics of each country’s markets.  The Investment Committee of the Advisor also may designate other countries as Approved Markets for investment in the future, in addition to the countries listed above. Although the Advisor does not intend to purchase securities not associated with an Approved Market, the Fund may acquire such securities in connection with corporate actions or other reorganizations or transactions with respect to securities that are held by the Fund from time to time.  In addition to the Approved Markets listed above, the Fund may continue to hold securities in countries that are not currently authorized for investment, but that had been authorized for investment in the past and may reinvest distributions received in connection with such existing investments in such previously Approved Markets.
Pending the investment of new capital in Approved Markets securities, the Fund will typically invest in money market instruments or other highly liquid debt instruments including those denominated in U.S. dollars (including, without limitation, repurchase agreements).  In addition, the Fund may, for liquidity, or for temporary defensive purposes during periods in which market or economic or political conditions warrant, purchase highly liquid debt instruments or hold freely convertible currencies, although the Fund does not expect the
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aggregate of all such amounts to exceed 20% of its net assets under normal circumstances.  The Fund may also invest in Exchange Traded Funds (“ETFs”) that provide exposure to Approved Markets or other equity markets, including the United States, for the purposes of gaining exposure to the equity markets while maintaining liquidity.
To the extent permitted by the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund also may invest in shares of other investment companies that invest in one or more Approved Markets, although it intends to do so only where access to those markets is otherwise significantly limited.  In some Approved Markets, it may be necessary or advisable for the Fund to establish a wholly-owned subsidiary or a trust for the purpose of investing in the local markets.
The Fund may purchase or sell futures contracts and options on futures contracts for Approved Market or other equity market securities and indices, including those of the United States, to increase or decrease equity market exposure based on actual or expected cash inflows to or outflows from the Fund.  The Fund does not intend to sell futures contracts to establish short positions in individual securities or to use derivatives for purposes of speculation or leveraging investment returns.  Because many of the Fund’s investments may be denominated in foreign currencies, the Fund may enter into foreign currency exchange transactions, including foreign currency forward contracts, in connection with the settlement of foreign securities or to transfer cash balances from one currency to another currency.  In addition to money market instruments and other short-term investments, the Fund may invest in affiliated and unaffiliated registered and unregistered money market funds to manage cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes.  Investments in ETFs and money market funds may involve duplication of certain fees and expenses.
Portfolio Construction
Generally, changes in the composition and relative ranking (in terms of price to book ratio) of the stocks that are eligible for purchase by the Fund take place with every trade when the securities markets are open for trading due primarily to price changes of such securities.  On a periodic basis, the Advisor will identify value stocks that are eligible for investment and re-evaluate eligible value stocks no less than semi-annually.
In general, securities will not be purchased or sold based on the prospects for the economy, the securities markets, or the individual issuers whose shares are eligible for purchase.  Securities that have depreciated in value since their acquisition will not be sold solely because prospects for the issuer are not considered attractive or due to an expected or realized decline in securities prices in general.  Securities generally will not be sold solely to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held.  Securities, including those eligible for purchase, may be disposed of, however, at any time when, in the Advisor’s judgment, circumstances warrant their sale, including but not limited to tender offers, mergers and similar transactions, or bids made for block purchases at opportune prices.  Generally, securities will be purchased with the expectation that they will be held for longer than one year and will be held until such time as they are no longer considered an appropriate holding in light of the investment policy of the Fund.
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For the purpose of converting U.S. dollars to another currency, or vice versa, or converting one foreign currency to another foreign currency, the Fund may enter into foreign currency forward contracts.  In addition, to hedge against changes in the relative value of foreign currencies, the Fund may purchase foreign currency futures contracts.  However, the Fund generally does not hedge foreign currency risk.  The Fund will only enter into such a futures contract if it is expected that the Fund will be able readily to close out such contract.  However, there can be no assurance that the Fund will be able in any particular case to do so, and if it cannot, the Fund may suffer a loss.
The Advisor may also adjust the representation in the Fund of an eligible company, or exclude a company, after considering such factors as free float, price momentum, short-run reversals, trading strategies, liquidity, size, relative price, profitability, investment characteristics, and other factors that the Advisor determines to be appropriate.
The Advisor may consider a small capitalization company’s investment characteristics as compared to other eligible companies when making investment decisions and may exclude a small capitalization company with high recent asset growth.  The Fund will generally not exclude more than 5% of the eligible small capitalization company universe within each eligible country based on such investment characteristics. The criteria the Advisor uses for assessing investment characteristics are subject to change from time to time. The Advisor may decrease the amount that the Fund invests in small capitalization companies that have lower profitability and/or higher relative prices.
In attempting to respond to adverse market, economic, political, or other considerations, the Fund may, from time to time, invest its assets in a temporary defensive manner that is inconsistent with the Fund’s principal investment strategies. In these circumstances, the Fund may be unable to achieve its investment objective.
SECURITIES LOANS
The Fund is authorized to lend securities to qualified brokers, dealers, banks, and other financial institutions for the purpose of earning additional income.  While the Fund may earn additional income from lending securities, such activity is incidental to the investment objective of the Fund.  The value of securities loaned may not exceed 33⅓% of the value of the Fund’s total assets, which includes the value of collateral received.  To the extent the Fund loans a portion of its securities, the Fund will receive collateral consisting generally of cash or U.S. Government securities. Collateral received will be maintained by marking to market daily and (i) in an amount equal to at least 100% of the current market value of the loaned securities with respect to securities of the U.S. Government or its agencies; (ii) in an amount generally equal to 102% of the current market value of the loaned securities with respect to U.S. securities; and (iii) in an amount generally equal to 105% of the current market value of the loaned securities with respect to foreign securities.  Subject to its stated investment policies, the Fund will generally invest the cash collateral received for the loaned securities in The DFA Short Term Investment Fund (the “Short Term Series”), an affiliated registered ultrashort term bond fund advised by the Advisor for which the Advisor receives a management fee of 0.05% of the average daily net assets of the Short Term Series. The Fund also may invest the cash collateral received for the loaned securities in securities of the U.S. Government or its agencies, repurchase agreements
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collateralized by securities of the U.S. Government or its agencies, and affiliated and unaffiliated registered and unregistered money market funds.  For purposes of this paragraph, agencies include both agency debentures and agency mortgage backed securities.
In addition, the Fund will be able to terminate the loan at any time and will receive reasonable interest on the loan, as well as amounts equal to any dividends, interest, or other distributions on the loaned securities.  However, dividend income received from loaned securities may not be eligible to be taxed at qualified dividend income rates.  See Part B “TAXATION OF THE FUND—Complex Securities—Securities lending” for a further discussion of the tax consequences related to securities lending.  The Fund will be entitled to recall a loaned security in time to vote proxies or otherwise obtain rights to vote proxies of loaned securities if the Fund knows a material event will occur.  In the event of the bankruptcy of the borrower, the Fund could experience delay in recovering the loaned securities or only recover cash or a security of equivalent value.  See “PRINCIPAL RISKS—Securities Lending” for a discussion of the risks related to securities lending.
SECURITIES LENDING REVENUE
During the fiscal year ended October 31, 2024, the Fund received $13,335,048 in net revenues from a securities lending program (see “SECURITIES LOANS”), which constituted 0.12% of the average daily net assets of the Fund. The amount of net revenues reported above may differ from the amounts disclosed in the Fund’s annual financial statements due to timing differences, reconciliations, and certain other adjustments.
PRINCIPAL RISKS
Because the value of your investment in the Fund will fluctuate, there is the risk that you will lose money. An investment in the Fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.  The following is a description of principal risks of investing in the Fund.
Equity Market Risk
Even a long-term investment approach cannot guarantee a profit. Economic, market, political, and issuer-specific conditions and events will cause the value of equity securities, and the Fund that owns them, to rise or fall. Stock markets are volatile, with periods of rising prices and periods of falling prices. In addition, economies and financial markets throughout the world have become increasingly interconnected, which increases the likelihood that events or conditions in one region or country will adversely affect markets or issuers in other regions or countries. Increasingly strained relations between countries, including between the U.S. and traditional allies and/or adversaries, could adversely affect U.S. issuers as well as non-U.S. issuers that rely on the United States for trade. Portfolio securities may be negatively impacted by inflation (or expectations for inflation), interest rates, global demand for particular products/services or resources, supply chain disruptions, natural disasters, pandemics, epidemics, terrorism, war, military confrontations, changes in trade regulations, elevated levels of government debt, internal unrest and discord, economic sanctions, regulatory events and governmental or quasi-governmental actions, among others.
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Small and Mid-Cap Company Risk
Securities of small and mid-cap companies are often less liquid than those of large companies and this could make it difficult to sell a small and mid-cap company security at a desired time or price.  As a result, small and mid-cap company stocks may fluctuate relatively more in price.  In general, small and mid-capitalization companies are also more vulnerable than larger companies to adverse business or economic developments and they may have more limited resources.
Value Investment Risk
Value stocks may perform differently from the market as a whole and an investment strategy purchasing these securities may cause the Fund to at times underperform equity funds that use other investment strategies. Value stocks can react differently to political, economic, and industry developments than the market as a whole and other types of stocks. Value stocks also may underperform the market for long periods of time.
Profitability Investment Risk
High relative profitability stocks may perform differently from the market as a whole and an investment strategy purchasing these securities may cause the Fund to at times underperform equity funds that use other investment strategies.
Foreign Securities Risk
The Fund invests in foreign issuers.  Such investments involve risks that are not associated with investments in U.S. public companies.  Such risks may include legal, political, and/or diplomatic actions of foreign governments, such as imposition of withholding taxes on interest and dividend income payable on the securities held, possible seizure or nationalization of foreign deposits, establishment of exchange controls, or the adoption of other foreign governmental restrictions that might adversely affect the value of the assets held by the Fund.  Further, foreign issuers may not be subject to uniform accounting, auditing, and financial reporting standards and there may be less reliable and publicly available financial and other information about such issuers as compared to U.S. issuers.
The Fund may have greater difficulty voting proxies, exercising shareholder rights, securing dividends and/or interest and obtaining information regarding corporate actions on a timely basis, pursuing legal remedies, and obtaining judgments with respect to foreign investments in foreign courts than with respect to domestic issuers in U.S. courts.
The economies of many countries in which the Fund invests are not as diverse or resilient as the U.S. economy, and have significantly less financial resources.  Some countries are more heavily dependent on international trade and may be affected to a greater extent by protectionist measures of their governments, or dependent upon a relatively limited number of commodities and, thus, sensitive to changes in world prices for those commodities.
The imposition of sanctions, exchange controls (including repatriation restrictions), confiscations, trade restrictions (including tariffs) and other government restrictions by the U.S.,
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other nations or other governmental entities (including supranational entities) with respect to certain countries or issuers in various sectors of certain foreign countries may limit the Fund’s investment opportunities, impairing the Fund’s ability to invest in accordance with its investment strategy and/or to meet its investment objective, as well as adversely impacting the value of the impacted investments. The type and severity of sanctions and other similar measures, including counter sanctions and other retaliatory actions, that may be imposed could vary broadly in scope, and their impact is impossible for the Advisor to predict. Such developments could contribute to the devaluation of a country’s currency, a downgrade in the credit ratings of issuers in such country, or a decline in the value and liquidity of securities of issuers in that country. An imposition of sanctions upon, or other government actions impacting, certain countries or issuers could result in: (i) an immediate freeze on certain securities, impairing the ability of the Fund to buy, sell, receive or deliver those securities; or (ii) other limitations on the Fund’s ability to invest or hold such securities.
In many foreign countries, stock markets are more variable than U.S. markets for two reasons.  Contemporaneous declines in both (i) foreign securities prices in local currencies, and (ii) the value of local currencies in relation to the U.S. dollar can have a significant negative impact on the net asset value of the Fund.  The net asset value of the Fund is denominated in U.S. dollars, and, therefore, declines in market price of both the foreign securities held by the Fund and the foreign currency in which those securities are denominated will be reflected in the net asset value of the Fund’s shares.
Depositary Receipts Risk
Depositary receipts, such as EDRs, GDRs and ADRs, are subject to many of the risks of the underlying securities. For some depositary receipts, the custodian or similar financial institution that holds the issuer’s shares in a trust account is located in the issuer’s home country. In these cases if the issuer’s home country does not have developed financial markets, the Fund could be exposed to the credit risk of the custodian or financial institution and greater market risk.  In addition, the depository institution may not have physical custody of the underlying securities at all times and may charge fees for various services. The Fund may experience delays in receiving its dividend and interest payments or exercising rights as a shareholder. There may be an increased possibility of untimely responses to certain corporate actions of the issuer in an unsponsored depositary receipt program. Accordingly, there may be less information available regarding issuers of securities underlying unsponsored programs and there may not be a correlation between this information and the market value of the depositary receipts.

Emerging Markets Risk
Securities of issuers associated with emerging market countries, including, but not limited to, issuers that are organized under the laws of, maintain a principal place of business in, derive significant revenues from, or issue securities backed by the government (or, its agencies or instrumentalities) of emerging market countries may be subject to higher and additional risks than securities of issuers in developed foreign markets. These risks include, but are not limited to (i) social, political and economic instability; (ii) government intervention, including policies or regulations that may restrict the Fund’s investment opportunities, including restrictions on investment in issuers or industries deemed sensitive to an emerging market country’s national
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interests; (iii) less transparent and established taxation policies; (iv) less developed legal systems which may limit the rights and remedies available to the Fund against an issuer and with respect to the enforcement of private property rights and/or redress for injuries to private property; (v) the lack of a capital market structure or market-oriented economy which could limit reliable access to capital; (vi) higher degree of corruption and fraud  and potential for market manipulation; (vii) counterparties and financial institutions with less financial sophistication, creditworthiness and/or resources as those in developed foreign markets; (viii) the possibility that the process of easing restrictions on foreign investment occurring in some emerging market countries may be slowed or reversed by unanticipated economic, political or social events in such countries, or the countries that exercise a significant influence over those countries; and (ix) differences in regulatory, accounting, auditing, and financial reporting and recordkeeping standards that could impede the Advisor’s ability to evaluate issuers. Similar to foreign issuers, emerging market issuers may not be subject to uniform accounting, auditing and financial reporting standards and there may be less publicly available, reliable and current financial and other information about such issuers, comparable to U.S. issuers. Stock markets in many emerging market countries are relatively small, expensive to trade in and generally have higher risks than those in developed markets. Securities in emerging markets also may be less liquid than those in developed markets and foreigners are often limited in their ability to invest in, and withdraw assets from, these markets. Additional restrictions may be imposed under other conditions. Frontier market countries generally have smaller economies or less developed capital markets and, as a result, the risks of investing in emerging market countries are magnified in frontier market countries.

Foreign Securities and Currencies Risk
Foreign securities prices may decline or fluctuate because of: (a) economic or political actions of foreign governments, and/or (b) less regulated or liquid securities markets. Investors holding these securities may also be exposed to foreign currency risk (the possibility that foreign currency will fluctuate in value against the U.S. dollar or that a foreign government will convert, or be forced to convert, its currency to another currency, changing its value against the U.S. dollar).
Foreign issuers may not be subject to uniform accounting, auditing and financial reporting standards and here may be less publicly available financial and other information about such issuers, as compared to U.S. issuers. Certain countries’ legal institutions, financial markets, and services are less developed than those in the U.S. or other major economies. The Fund may have greater difficulty voting proxies, exercising shareholder rights, securing dividends and obtaining information regarding corporate actions on a timely basis, pursuing legal remedies, and obtaining judgments with respect to foreign investments in foreign courts than with respect to domestic issuers in U.S. courts.

Risks of Borrowing
The Fund has reserved the right to borrow amounts not exceeding 33% of its net assets for the purpose of making redemption payments.  When advantageous opportunities to do so exist, the Fund may purchase securities when borrowings exceed 5% of the value of its net assets.  Such purchases can be considered to be “leveraging” and, in such circumstances, the net
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asset value of the Fund may increase or decrease at a greater rate than would be the case if the Fund had not leveraged.  The interest payable on the amount borrowed would increase the Fund’s expenses and, if the appreciation and income produced by the investments purchased when the Fund has borrowed are less than the cost of borrowing, the investment performance of the Fund will be reduced as a result of leveraging.
Geographic Focus Risk
If the Fund focuses its investments in securities of issuers located in a particular country or region, the Fund may be subjected, to a greater extent than if its investments were less focused, to the risks of volatile economic cycles and/or conditions and developments that may be particular to that country or region, such as: adverse securities markets; adverse exchange rates; adverse social, political, regulatory, economic, business, environmental or other developments; or natural disasters. Information about the countries in which the Fund invested and the level of investment is available on the Fund’s website, and on the Fund’s Forms N-PORT and N-CSR filed with the SEC.
Derivatives Risk
Derivatives are instruments, such as futures contracts and foreign currency forward contracts, whose value is derived from that of other assets, rates or indices.  Derivatives can be used for hedging (attempting to reduce risk by offsetting one investment position with another) or non-hedging purposes. Hedging with derivatives may increase expenses, and there is no guarantee that a hedging strategy will work.  While hedging can reduce or eliminate losses, it can also reduce or eliminate gains.  When the Fund uses derivatives, the Fund will be directly exposed to the risks of those derivatives.  Derivatives expose the Fund to counterparty risk (the risk that the derivative counterparty will not fulfill its contractual obligations), including credit risk of the derivative counterparty, and settlement risk (the risk faced when one party to a transaction has performed its obligations under a contract but has not yet received value from its counterparty). The possible lack of a liquid secondary market for derivatives and the resulting inability of the Fund to sell or otherwise close a derivatives position could expose the Fund to losses and could make derivatives more difficult for the Fund to value accurately. Some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The Fund could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. The Advisor may not be able to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors, which could cause the Fund’s derivatives positions to lose value. Valuation of derivatives may also be more difficult in times of market turmoil since many investors and market makers may be reluctant to purchase derivatives or quote prices for them. Changes in the value of a derivative may not correlate perfectly with the underlying asset, rate or index, and the Fund could lose more than the principal amount invested.
Risks of Futures Contracts and Options on Futures
The Fund may purchase or sell index futures contracts and options on index futures.  Index futures contracts and options on index futures are derivative securities.  These investments entail the risk that an imperfect correlation may exist between changes in the market value of the
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stocks owned by the Fund and the prices of such futures contracts and options, and, at times, the market for such contracts and options might lack liquidity, thereby inhibiting the Fund’s ability to close a position in such investments.  Gains or losses on investments in options and futures depend on the direction of securities prices, interest rates and other economic factors, and the loss from investing in futures transactions is potentially unlimited.  Certain restrictions imposed by the Internal Revenue Code of 1986, as amended (the “Code”) on regulated investment companies may limit the ability of the Fund to invest in futures contracts and options on futures contracts because, while the Fund is not classified as a “regulated investment company” under Subchapter M of the Code, the Fund’s assets, income and distributions will be managed in such a way that an investor in the Fund will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Fund for the Fund’s entire fiscal year.
The Fund is operated by a person that has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”) with respect to the Fund described in this Part A, and, therefore, such person is not subject to registration or regulation as a commodity pool operator under the CEA with respect to the Fund.
China Investments Risk
There are special risks associated with investments in China, Hong Kong, and Taiwan. China, Hong Kong, and Taiwan are highly interconnected and interdependent, with relationships and tensions built on trade, finance, culture, and politics. Despite prior economic and trade reforms and the prior expansion of private ownership of companies in certain sectors, the Chinese government still exercises substantial influence over many aspects of the private sector and may own or control many companies, including by embedding Chinese Communist Party (“CCP”) or People’s Armed Forces Department personnel in Chinese companies. In addition, the Chinese government continues to maintain a major role in economic policy making and may alter or discontinue economic reforms at any time. Investing in China involves risks of losses due to expropriation, nationalization, confiscation of assets and property, and the imposition of restrictions on foreign investments and on repatriation of capital invested.

In addition, investments in China and Taiwan could be adversely affected by Taiwan’s political and economic relationship with China. China’s relations with Taiwan are severely strained and subject to the risk of rapid deterioration due to territorial disputes and defense and other security concerns. The economic success of China will continue to have an outsized influence on the growth and prosperity of Taiwan. Taiwan’s political stability and ability to sustain its economic growth could be significantly affected by its political and economic relationship with China. Taiwan remains vulnerable to both Chinese territorial ambitions and economic downturns. CCP president, Xi Jinping, has repeated the CCP’s claims of sovereignty over Taiwan and at the 20th National Congress of the CCP, Xi stated that China’s control over Taiwan “must be realized” and that The People’s Republic of China (the “PRC”) “reserves the option to take all measures necessary”. The value of investments in China and Taiwan, including derivative positions, may be adversely affected by territorial disputes between China and Taiwan. The Chinese and Hong Kong economies are also vulnerable to the long-running disagreements between China and Hong Kong related to integration. Hong Kong’s evolving
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relationship with the central government in Beijing has been a source of political unrest and international criticism and may result in economic disruption.

Investments in China, Hong Kong, and Taiwan are also subject to the risk of escalating tensions and deteriorating relations with the U.S. as economic and strategic competition between the U.S. and China intensifies, which could result in further tariffs, trade restrictions, sanctions, or other actions that adversely impact the value of such investments. Pursuant to Executive Order 13873, “Executive Order on Securing the Information and Communications Technology and Services Supply Chain” (May 15, 2019), the U.S. Department of Commerce promulgated an interim rule designating, solely for the purposes of Executive Order 13873, the PRC, including Hong Kong, as a foreign adversary of the United States. The U.S. Department of Commerce subsequently issued a final rule effective July 18, 2024, designating the PRC, including Hong Kong, as a foreign adversary. The regulations established procedures for the review of certain transactions involving information and communications technology and services designed, developed, manufactured, or supplied by persons owned by, controlled by, or subject to the jurisdiction or direction of a foreign adversary and which pose or may pose undue or unacceptable risks to the United States or U.S. persons.

A reduction in spending on Chinese products and services, supply chain diversification or the institution of additional tariffs or other trade barriers, including as a result of heightened trade tensions between China and the United States may also have an adverse impact on the Chinese economy. In addition, the United States or other governments may from time to time impose restrictions on investments in certain Chinese companies or industries, or impose commercial or trade restrictions (but not restrict investments by investors) on certain Chinese companies due to national security, human rights or other concerns, each of which may negatively impact the Chinese economy generally or the specific Chinese companies or industries. China has experienced controversies in human rights abuses related to religious and nationalist groups. Relations between China’s Han ethnic majority and other ethnic groups in China, including Tibetans and Uyghurs, are strained and have been marked by protests and violence. In particular, the PRC’s oppression and treatment of the Uyghurs and other ethnic minorities in the Xinjiang Uyghur Autonomous Region has received international condemnation and resulted in the U.S. passage of the Uyghur Forced Labor Prevention Act. These situations may cause uncertainty in the Chinese market and may adversely affect the Chinese economy and result in sudden and significant investment losses.

Investing in China A-shares through Stock Connect is subject to trading, clearance, settlement, and other procedures, which could pose risks to the Fund. Trading through the Stock Connect program is subject to daily quotas that limit the maximum daily net purchases on any particular day, each of which may restrict or preclude the Fund’s ability to invest in China A-shares through the Stock Connect program. Trading through Stock Connect may require pre-validation of cash or securities prior to acceptance of orders. This requirement may limit the Fund’s ability to dispose of its A-shares purchased through Stock Connect in a timely manner. On December 31, 2024 through early January 2025, the China Securities Regulatory Commission (“CSRC”) and the Shanghai and Shenzhen stock exchanges barred several major mutual fund companies from selling shares on a net basis on any day in response to CCP leadership calls to stabilize the Chinese equity market. Although the CSRC has since lifted the
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restriction, there can be no guarantee that trading in Chinese securities will be free from CCP interference or manipulation in the future.

A primary feature of the Stock Connect program is the application of the home market’s laws and rules applicable to investors in China A-shares. Therefore, the Fund’s investments in Stock Connect China A-shares are generally subject to the securities regulations and listing rules of the PRC, among other restrictions. Stock Connect can only operate when both PRC and Hong Kong markets are open for trading and when banking services are available in both markets on the corresponding settlement days. As such, the Shanghai and Shenzhen markets may be open at a time when Stock Connect is not trading, with the result that prices of China A-shares may fluctuate at times when the Fund is unable to add to or exit its position, which could adversely affect the Fund’s performance.

Changes in the operation of the Stock Connect program may restrict or otherwise affect the Fund’s investments or returns. Furthermore, any changes in laws, regulations and policies of the China A-shares market or rules in relation to Stock Connect may affect China A-share prices. These risks are heightened generally by the developing state of the PRC’s investment and banking systems and the uncertainty about the precise nature of the rights of equity owners and their ability to enforce such rights under Chinese law. The lack of accountability and abuses in accounting, auditing, and financial reporting of China-based firms and companies has resulted in disciplinary actions and sanctions by regulatory bodies such as the Public Company Accounting Oversight Board (“PCAOB”). An investment in China A-Shares is also generally subject to the risks identified under “Emerging Markets Risk,” and foreign investment risks such as price controls, expropriation of assets, confiscatory taxation, and nationalization may be heightened when investing in China.

Certain investments in Chinese companies may be made through a special structure known as a variable interest entity (“VIE”). In a VIE structure, foreign investors, such as the Fund, will only own stock in a shell company rather than directly in the VIE, which must be owned by Chinese nationals (and/or Chinese companies) to obtain the licenses and/or assets required to operate in certain restricted or prohibited sectors in China. The value of the shell company is derived from its ability to consolidate the VIE into its financials pursuant to contractual arrangements that allow the shell company to exert a degree of control over, and obtain economic benefits arising from, the VIE without formal legal ownership. While VIEs are a longstanding industry practice and are well known by Chinese officials and regulators, historically the structure has not been formally recognized under Chinese law and Chinese regulations regarding the structure are evolving. It is uncertain whether Chinese officials or regulators will withdraw their acceptance of the structure generally, or with respect to certain industries. It is also uncertain whether the contractual arrangements, which may be subject to conflicts of interest between the legal owners of the VIE and foreign investors, would be enforced by Chinese courts or arbitration bodies. Prohibitions of these structures by the Chinese government, or the inability to enforce such contracts, from which the shell company derives its value, would likely cause the VIE-structured holding(s) to suffer significant, detrimental, and possibly permanent losses, and in turn, adversely affect the Fund’s returns and net asset value.
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Securities Lending Risk
The Fund may lend its portfolio securities to generate additional income.  Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all.  As a result, the Fund may lose money and there may be a delay in recovering the loaned securities.  The Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral.  Securities lending may have certain potential adverse tax consequences.  See “SECURITIES LOANS” for further information on securities lending.
Operational Risk
Operational risks include human error, changes in personnel, system changes, faults in communication, and failures in systems, technology, or processes. Various operational events or circumstances are outside the Fund’s or the Advisor’s control, including instances at third parties.  The Fund and the Advisor seek to reduce these operational risks through controls and procedures. However, these measures that seek to reduce these operational risks through controls and procedures may not address every possible risk and may be inadequate to address these risks.
Cyber Security Risk
The Fund and its service providers’ use of internet, technology and information systems may expose the Fund to potential risks linked to cyber security breaches of those technological or information systems. Cyber security breaches, amongst other things, could allow an unauthorized party to gain access to proprietary information, customer data, or Fund assets, or cause the Fund and/or its service providers to suffer data corruption or lose operational functionality.
MANAGEMENT OF THE FUND
Dimensional Fund Advisors LP (the “Advisor”) serves as investment advisor to the Fund.  As such, the Advisor is responsible for the management of the Fund’s assets.  The Fund is managed using a team approach.  The investment team includes the Investment Committee of the Advisor, portfolio managers, and trading personnel.
The Investment Committee is composed primarily of certain officers and directors of the Advisor who are appointed annually.  As of the date of this Part A, the Investment Committee has fourteen members.  Investment strategies for the Fund are set by the Investment Committee, which meets on a regular basis and also as needed to consider investment issues.  The Investment Committee also sets and reviews all investment related policies and procedures and approves any changes in regards to approved countries, security types, and brokers.
In accordance with the team approach used to manage the portfolios, the portfolio managers and portfolio traders implement the policies and procedures established by the Investment Committee.  The portfolio managers and portfolio traders also make daily investment decisions regarding the Fund based on the parameters established by the Investment Committee.  Jed S. Fogdall, Mary Phillips, and Ethan Wren coordinate the efforts of all other portfolio managers or trading personnel with respect to the day-to-day management of the Fund.
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Mr. Fogdall is Global Head of Portfolio Management, Chairman of the Investment Committee, a Vice President, and Senior Portfolio Manager of the Advisor.  Mr. Fogdall has an MBA from the University of California, Los Angeles and a BS from Purdue University.  Mr. Fogdall joined the Advisor as a portfolio manager in 2004 and has been responsible for the Fund since 2010.
Ms. Phillips is Deputy Head of Portfolio Management, North America, a member of the Investment Committee, Vice President, and a Senior Portfolio Manager of the Advisor. Ms. Phillips holds an MBA from the University of Chicago Booth School of Business and a BA from the University of Puget Sound. Ms. Phillips joined the Advisor in 2012, has been a portfolio manager since 2014, and has been responsible for Fund since 2024.
Mr. Wren is a Vice President and Senior Portfolio Manager of the Advisor. Mr. Wren holds an MBA and an MPA from the University of Texas at Austin. Mr. Wren joined the Advisor in 2010, has been a portfolio manager since 2018, and has been responsible for the Fund since 2020.
Part B, the statement of additional information, provides information about each portfolio manager’s compensation, other accounts managed by the portfolio manager, and the portfolio manager’s ownership of the Fund’s shares.
The Advisor, Dimensional Fund Advisors Ltd. (“DFAL”) and DFA Australia Limited (“DFA Australia”), provide the Fund with a trading department and selects brokers and dealers to effect securities transactions.  Securities transactions are placed with a view to obtaining best price and execution.  The Advisor may pay compensation, out of the Advisor’s profits and not as an additional charge to the Fund, to financial intermediaries to support the sale of Fund shares. The Advisor is authorized to pay a higher commission to a broker, dealer, or exchange member than another such organization might charge if it determines, in good faith, that the commission paid is reasonable in relation to the research or brokerage services provided by such organization.  A discussion regarding the basis for the Board approving the investment management agreement with respect to the Fund is available in the semi-annual report for the Fund for the six-month period ended April 30, 2024.
For the fiscal year ended October 31, 2024, the Advisor received a fee for its services from the Fund that, on an annual basis, equaled 0.10% of the average daily net assets of the Fund.
The Fund bears all of its own fees, expenses, charges, assessments, taxes, and other costs incurred in its operations, whether incurred directly by the Fund or incurred by the Advisor on its behalf. The expenses payable by the Fund shall include, but are not limited to: services of its independent registered public accounting firm, legal counsel to the Fund and its disinterested Trustees, fees and expenses of disinterested Trustees, employees and consultants, accounting and pricing costs (including the daily calculations of net asset value), brokerage fees, commissions and transfer taxes in connection with the acquisition and disposition of portfolio securities, taxes and other governmental fees levied against the Fund, insurance premiums, investment fees and expenses of the Fund, including the interest expense of borrowing money, the costs incidental to meetings of its shareholders and Trustees, the cost of filing its registration statement under the
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federal securities laws and the cost of any other filings required under federal and state securities laws, the costs of preparing, printing and mailing proxies, shareholder reports, prospectuses, statements of additional information and other fund documents, transfer and dividend disbursing agency, administrative services and custodian fees, including the expenses of issuing, repurchasing or redeeming its shares, fees and expenses of securities lending agents and the oversight of the securities lending activities of the Fund, fees and expenses associated with trade administration oversight services with respect to reconciliations and the oversight of settlement and collateral management, litigation, regulatory examinations/proceedings and other extraordinary or nonrecurring expenses, and other expenses properly payable by the Fund.
The Advisor has been engaged in the business of providing investment management services since May 1981.  The Advisor is currently organized as a Delaware limited partnership and is controlled and operated by its general partner, Dimensional Holdings Inc., a Delaware corporation.  The Advisor controls DFAL and DFA Australia. As of January 31, 2025, assets under management of all Dimensional affiliated advisors totaled approximately $802 billion.
Investment Services
Pursuant to Sub-Advisory Agreements with the Advisor, DFAL, 20 Triton Street, Regent’s Place, London, NW13BF, United Kingdom, a company that is organized under the laws of England, and DFA Australia, Level 43 Gateway, 1 Macquarie Place, Sydney, New South Wales 2000, Australia, DFAL and DFA Australia have the authority and responsibility to select brokers or dealers to execute securities transactions for the Fund.  DFAL and DFA Australia have been U.S. federally registered investment advisors since 1991 and 1994, respectively. DFAL and DFA Australia’s duties include the maintenance of a trading desk for the Fund and the determination of the best and most efficient means of executing securities transactions.  On at least a semi-annual basis, the Advisor reviews the holdings of the Fund and reviews the trading process and the execution of securities transactions.  The Advisor is responsible for determining those securities that are eligible for purchase and sale by the Fund and may delegate this task, subject to its own review, to DFAL and DFA Australia.  DFAL and DFA Australia each maintain and furnish to the Advisor information and reports on securities of companies in certain markets, including recommendations of securities to be added to the securities that are eligible for purchase by the Fund, as well as making recommendations and elections on corporate actions. DFA Australia is located at Level 43 Gateway, 1 Macquarie Place, Sydney, New South Wales 2000, Australia.  DFAL is located at 20 Triton Street, Regent’s Place, London NW13BF, United Kingdom.
Manager of Managers Structure
The Advisor and the Fund have received an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) for a manager of managers structure that allows the Advisor to appoint, remove or change Dimensional Wholly-Owned Sub-advisors (defined below), and enter into, amend and terminate sub-advisory agreements with Dimensional Wholly-Owned Sub-advisors, without prior shareholder approval, but subject to Board approval. A “Dimensional Wholly-Owned Sub-advisor” includes sub-advisors that are wholly-owned by the Advisor (i.e., (1) an indirect or direct “wholly-owned subsidiary” (as such term is defined in the Investment Company Act of 1940 (the “1940 Act”)) of the Advisor, or (2) a sister company of the Advisor
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that is an indirect or direct “wholly-owned subsidiary” (as such term is defined in the 1940 Act) of the same company that, indirectly or directly, wholly owns the Advisor) (“Dimensional Wholly-Owned Sub-advisors”). The Board only will approve a change with respect to sub-advisors if the Board concludes that such arrangements would be in the best interests of the Fund. As described above, DFA Australia and DFAL, each a Dimensional Wholly-Owned Sub-advisor, currently serve as sub-advisors to the Fund. If a new Dimensional Wholly-Owned Sub-advisor is hired for the Fund, shareholders will receive information about the new sub-advisor within 90 days of the change. The exemptive order allows greater flexibility for the Advisor to utilize, if desirable, personnel throughout the worldwide organization enabling the Fund to operate more efficiently. The Advisor will not hire unaffiliated sub-advisors without prior shareholder approval and did not request the ability to do so in its application to the SEC for an exemptive order to allow the manager of managers structure.
The use of the manager of managers structure with respect to the Fund is subject to certain conditions set forth in the SEC exemptive order. Under the manager of managers structure, the Advisor has the ultimate responsibility, subject to oversight by the Board, to oversee the Dimensional Wholly-Owned Sub-advisors and recommend their hiring, termination and replacement.  The Advisor will provide general management services to the Fund, including overall supervisory responsibility for the general management and investment of the Fund’s assets. Subject to review and approval of the Board, the Advisor will (a) set the Fund’s overall investment strategies, (b) evaluate, select, and recommend Dimensional Wholly-Owned Sub-advisors to manage all or a portion of the Fund’s assets, and (c) implement procedures reasonably designed to ensure that Dimensional Wholly-Owned Sub-advisors comply with the Fund’s investment objective, policies and restrictions.  Subject to review by the Board, the Advisor will (a) when appropriate, allocate and reallocate the Fund’s assets among multiple Dimensional Wholly-Owned Sub-advisors; and (b) monitor and evaluate the performance of Dimensional Wholly-Owned Sub-advisors.
DISTRIBUTIONS AND TAXES
The Fund has elected to be classified as a partnership and will not be a regulated investment company for U.S. federal income tax purposes.  As a partnership, the Fund will not be subject to U.S. federal income tax, subject to the application of certain partnership audit rules.  Instead, an investor in the Fund will report separately on its own income tax return, its distributive share of the Fund’s income, gains, losses, deductions, and credits (including foreign tax credits for creditable foreign taxes imposed on the Fund).  The Fund’s taxable year-end will be October 31, but may be subject to change, depending on the tax years of the investors in the Fund.  Although, as described above, the Fund will not be subject to U.S. federal income tax, the Fund will file appropriate U.S. federal income tax returns.
The use of derivatives by the Fund may cause the Fund to realize higher amounts of ordinary income or short-term capital gain, allocations of which are taxable to individual shareholders at ordinary income tax rates rather than at the more favorable tax rates for long-term capital gain.  Changes in government regulation of derivative instruments could affect the character, timing and amount of the Fund’s taxable income or gains, and may limit the Fund from using certain types of derivative instruments as a part of its investment strategy.
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The Fund may be subject to foreign withholding taxes on income from foreign securities.
In general, distributions of money by the Fund to an investor will represent a non-taxable return of capital to the investor up to the amount of the investor’s adjusted tax basis in its entire interest in Fund.  The Fund, however, does not currently intend to declare and pay distributions to investors except as may be determined by the Board of Trustees.
Sale or Redemption of Fund’s Shares.  The sale of shares of the Fund is a taxable event and may result in a capital gain or loss to shareholders.  A distribution in partial or complete redemption of an investor’s shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the investor’s tax basis in the entire interest in the Fund.  Any loss may be recognized only if an investor redeems the investor’s entire interest in the Fund for money.
Tax-Exempt Investors.  In the case of a tax-exempt investor, an allocable share of income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.
Medicare Tax.  An additional 3.8% Medicare tax is imposed on certain net investment income of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount. “Net investment income,” for these purposes, means investment income (including (i) net gains from the taxable disposition of shares of the Fund to the extent the net gain would be taken into account by the investor if the Fund sold all of its property for fair market value immediately before the disposition of the shares of the Fund, and (ii) an allocable share of the Fund’s interest, dividends and net gains) reduced by the deductions properly allocable to such income.  This Medicare tax, if applicable, is reported by investors on, and paid with, the investor’s federal income tax return.
State and Local Taxes.  In addition to federal taxes, an investor may be subject to state and local taxes on the distributive share of the Fund’s income and gains and on gains arising on redemption or exchange of the Fund’s shares.  Investors should consult their tax advisors to determine the applicability of state, local or foreign taxes to their distributive share of the Fund’s income, gains, losses, deductions, and credits.
Change in Entity Classification.  The Board reserves the right to change the entity classification of the Fund for U.S. federal income tax purposes at any time, as may be permitted or required under the Code.  For instance, the Board might cause the Fund, which is presently classified as a partnership, to elect to be classified as a corporation and taxable as a regulated investment company (if it has two or more shareholders) or disregarded entity (if it has one shareholder) or vice versa.  Such a change in entity classification may be prompted by, among other things, changes in law, the investment strategy of the Fund, or the nature and number of shareholders of the Fund or other factors or events adversely affecting the ability of the Fund to comply with the Code.  A change in entity classification of the Fund may be a taxable event, causing the Fund and shareholders of the Fund that are subject to tax to recognize a taxable gain or loss.  Such a change in entity classification also would cause the shareholders of the Fund to
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be subject to a different taxation regime, which may adversely affect some shareholders depending upon their particular circumstances.
At any time the Fund has only one shareholder (owner), the Fund will be classified as a disregarded entity (“Disregarded Entity”), meaning, for federal income tax purposes, that the Fund will be disregarded as an entity separate from its owner.  At any time the Fund becomes a Disregarded Entity, the income, gains, losses, deductions, and credits of the Disregarded Entity are treated as earned by its sole shareholder with the same consequences as if the shareholder directly realized such amounts.  A distribution in cash or in-kind in partial or complete redemption of shares in a Disregarded Entity by its sole shareholder is a non-event for federal income tax purposes.  A partial sale of shares in a Disregarded Entity to another person would create a new partnership.  A Disregarded Entity does not file U.S. federal income tax returns.
Other Reporting and Withholding Requirements.  Under the Foreign Account Tax Compliance Act (“FATCA”), the Fund will be required to withhold a 30% tax on certain U.S. source payments (such as interest and dividends) to certain foreign entities, referred to as foreign financial institutions or non-financial foreign entities, that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts.  After December 31, 2018, FATCA withholding also would have applied to the payment of gross proceeds; however, based on proposed regulations issued by the IRS, which may be relied upon currently, such withholding is no longer required unless final regulations provide otherwise (which is not expected).  The Fund may disclose the information that it receives from its investors to the Internal Revenue Service, non-U.S. taxing authorities or other parties as necessary to comply with FATCA.  Withholding also may be required if a foreign entity that is an investor of the Fund fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.
This discussion of “Distributions and Taxes” is not intended or written to be used as tax advice.  Prospective investors should consult the Part B.  Because everyone’s tax situation is unique, investors should consult their own tax professional about federal, state, local, or foreign tax consequences before making an investment in the Fund.
PURCHASE OF SHARES
Shares issued by the Fund are not registered under the Securities Act, which means that the Fund’s shares may not be sold publicly.  However, the Fund may sell its shares through private placements pursuant to available exemptions from registration under the Securities Act.  Shares of the Fund are sold only to other investment companies and certain institutional investors.
One shareholder of the Fund is an open-end investment company that seeks to achieve its investment objective by investing substantially all of its investable assets in the Fund (the “Feeder Portfolio”).  The Feeder Portfolio has a similar investment objective and investment policies and limitations as the Fund.  The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities.  The
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investment experience of the Feeder Portfolio will correspond directly with the investment experience of the Fund.
Cash Purchases
Investors may purchase shares of the Fund by first contacting the Fund’s transfer agent at (888) 576-1167.  All investments are subject to approval of the Advisor, and all investors must complete and submit the necessary account registration forms.  The Fund reserves the right to reject any initial or additional investment and to suspend the offering of shares of the Fund.
Investors having an account with a bank that is a member or a correspondent of a member of the Federal Reserve System may purchase shares by first calling the transfer agent at (888) 576-1167 to notify the transfer agent of the proposed investment, then requesting the bank to transmit immediately available funds (Federal Funds) by wire to the Fund’s custodian, for the account of Dimensional Emerging Markets Value Fund.  Additional investments also may be made through the wire procedure by first notifying the transfer agent.
Payment of the total amount due should be made in U.S. dollars.  Under certain circumstances, shares also may be purchased and sold by investors through securities firms that may charge a service fee or commission for such transactions.  No such fee or commission is charged on shares that are purchased or redeemed directly from the Fund.
Purchases of shares will be made in full and fractional shares calculated to three decimal places.  In the interest of economy and convenience, certificates for shares will not be issued.
In-Kind Purchases
If accepted by the Fund, shares may be purchased in exchange for securities that are eligible for acquisition by the Fund or otherwise represented in its portfolio, as described in this Part A, or as otherwise consistent with the Fund’s policies and procedures, or in exchange for local currencies in which such securities of the Fund are denominated.  Securities and local currencies to be exchanged that are accepted by the Fund and Fund shares to be issued in the exchange will be valued as set forth under “VALUATION OF SHARES” at the time of the next determination of net asset value after such acceptance.  All dividends, interest, subscriptions, or other rights pertaining to such securities shall become the property of the Fund and must be delivered to the Fund by the investor upon receipt from the issuer.  Investors who desire to purchase shares of the Fund with local currencies should first contact the Advisor.
The Fund will not accept securities in exchange for shares of the Fund unless:  (i) such securities are, at the time of the exchange, eligible to be included, or otherwise represented, in the Fund and current market values are available for such securities based on the Fund’s valuation procedures; (ii) the investor represents and agrees that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise; and (iii) at the discretion of the Fund, the value of any such security (except U.S. Government securities) being exchanged, together with other securities of the same issuer owned by the Fund, may not exceed 5% of the net assets of the Fund immediately after the transaction.
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A gain or loss for federal income tax purposes will generally be realized by investors who are subject to federal taxation upon the exchange, depending upon the cost of the securities or local currency exchanged.  Investors interested in such exchanges should contact the Advisor.  Purchases of shares will be made in full and fractional shares calculated to three decimal places.  In the interest of economy and convenience, certificates for shares will not be issued.
POLICY REGARDING EXCESSIVE SHORT-TERM TRADING
The Fund is designed for long-term investors and is not intended for investors that engage in excessive short-term trading activity that may be harmful to the Fund, including but not limited to market timing.  Excessive short-term trading into and out of the Fund can disrupt portfolio management strategies, harm performance and increase Fund expenses for all shareholders, including long-term shareholders who do not generate these costs.
In addition, the nature of the Fund’s holdings may present opportunities for a shareholder to engage in a short-term trading strategy that exploits possible delays between changes in the price of the Fund’s holdings and the reflection of those changes in the Fund’s net asset value (called “arbitrage market timing”).  Such delays may occur because the Fund has significant investments in foreign securities where, due to time zone differences, the values of those securities are established some time before the Fund calculates its net asset value.  In such circumstances, the available market prices for such foreign securities may not accurately reflect the latest indications of value at the time the Fund calculates its net asset value.  There is a possibility that arbitrage market timing may dilute the value of the Fund’s shares if redeeming shareholders receive proceeds (and purchasing shareholders receive shares) based upon a net asset value that does not reflect appropriate fair value prices.
The Board has adopted a policy (the “Trading Policy”) and the Advisor and DFA Securities LLC (formerly DFA Securities Inc.) (collectively, “Dimensional”) and Dimensional’s agents have implemented the following procedures, which are designed to discourage and prevent market timing or excessive short-term trading in the Fund:  (i) trade activity monitoring and purchase blocking procedures; and (ii) use of fair value pricing.
The Fund, Dimensional, and their agents monitor trades and flows of money in and out of the Fund from time to time in an effort to detect excessive short-term trading activities, and for consistent enforcement of the Trading Policy.  The Fund reserves the right to take the actions necessary to stop excessive or disruptive trading activities, including refusing or canceling purchase orders for any reason, without prior notice, particularly purchase orders that the Fund believes are made on behalf of market timers.  The Fund, Dimensional, and their agents reserve the right to restrict, refuse, or cancel any purchase request made by an investor indefinitely if the Fund or Dimensional believes that any combination of trading activity in the accounts is potentially disruptive to the Fund.  In making such judgments, the Fund and Dimensional seek to act in a manner that is consistent with the interests of shareholders.  For purposes of applying these procedures, Dimensional may consider an investor’s trading history in the Fund, and accounts under common ownership, influence, or control.
In addition to the Fund’s general ability to restrict potentially disruptive trading activity, as described above, the Fund also has adopted purchase blocking procedures.  Under the Fund’s
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purchase blocking procedures, where an investor has engaged in any two purchases and two redemptions in the Fund in any rolling thirty- (30) calendar day monitoring period (i.e., two “round trips”), the Fund and Dimensional intend to block the investor from making any additional purchases in the Fund for ninety (90) calendar days (a “purchase block”).  If implemented, a purchase block will begin at some point after the transaction that caused the investor to have engaged in the prohibited two round-trips is detected by the Fund, Dimensional, or their agents.  The Fund and Dimensional are permitted to implement a longer purchase block, or permanently bar future purchases by an investor, if they determine that it is appropriate.
Under the Fund’s purchase blocking procedures, the following purchases and redemptions will not trigger a purchase block: (i) purchases and redemptions of shares having a value in each transaction of less than $25,000; (ii) purchases and redemptions by U.S. registered investment companies that operate as funds of funds and non-U.S. investment companies that operate as fund of funds that the Fund or Dimensional, in their sole discretion, have determined are not designed and/or are not serving as vehicles for excessive short-term or other disruptive trading (in each case, the fund of funds shall agree to be subject to monitoring by Dimensional); (iii) purchases and redemptions by a feeder portfolio of a master fund’s shares; (iv) systematic or automated transactions where the shareholder, financial advisor, or investment fiduciary does not exercise direct control over the investment decision; (v) retirement plan contributions, loans, loan repayments, and distributions (including hardship withdrawals) identified as such in the retirement plan recordkeeper’s system; (vi) purchase transactions involving transfers of assets, rollovers, Roth IRA conversions, and IRA recharacterizations; (vii) purchases of shares with Fund dividends or capital gain distributions; (viii) transfers and reregistrations of shares within the Fund; and (ix) transactions by 529 Plans.  Notwithstanding the Fund’s purchase blocking procedures, all transactions in Fund shares are subject to the right of the Fund and Dimensional to restrict potentially disruptive trading activity (including purchases and redemptions described above that will not be subject to the purchase blocking procedures).
In addition, the purchase blocking procedures will not apply to a redemption transaction in which the Fund distributes portfolio securities to a shareholder in-kind, where the redemption will not disrupt the efficient portfolio management of the Fund and the redemption is consistent with the interests of the remaining shareholders of the Fund.
As of the date of this registration statement, the ability of the Fund and Dimensional to apply the purchase blocking procedures on purchases by all investors may be restricted due to systems limitations of the Fund’s service providers.  The Fund expects that the application of the Trading Policy as described above, including the purchase blocking procedures (subject to the limitations described above), will be able to be implemented by Intermediaries in compliance with Rule 22c-2 under the 1940 Act.
In addition to monitoring trade activity, the Board has approved fair value pricing procedures that govern the pricing of the securities of the Fund.  These procedures are designed to help ensure that the prices at which Fund shares are purchased and redeemed are fair, and do not result in dilution of shareholder interests or other harm to shareholders.  See the discussion under “VALUATION OF SHARES—Net Asset Value” for additional details regarding fair value pricing of the Fund’s securities.
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Although the procedures are designed to discourage excessive short-term trading, none of the procedures individually, nor all of the procedures taken together, can completely eliminate the possibility that excessive short-term trading activity in the Fund may occur.  The Fund does not knowingly accommodate excessive or disruptive trading activities, including market timing.
VALUATION OF SHARES
Net Asset Value
The net asset value per share of the Fund is generally calculated on days that the New York Stock Exchange (“NYSE”) is open for trading.  The net asset value per share of the Fund is calculated after the close of the NYSE (normally 4:00 p.m. ET) by dividing the total value of the Fund’s investments and other assets, less any liabilities, by the total outstanding shares of the stock of the Fund.  The Fund generally accepts purchase and redemption orders on days that the NYSE is open for trading. Note:  The time at which transactions and shares are priced may be changed in case of an emergency or if the NYSE closes at a time other than 4:00 p.m. ET.
The value of the shares of the Fund will fluctuate in relation to its own investment experience.  Securities held by the Fund will be valued in accordance with applicable laws and procedures approved by the Board, and generally, as described below.
Securities held by the Fund (including exchange-traded investment companies and over-the-counter securities) are valued at the last quoted sale price of the day.  Securities held by the Fund that are listed on Nasdaq Global Market® (“Nasdaq”) are valued at the Nasdaq Official Closing Price (“NOCP”).  If there is no last reported sale price or NOCP of the day, the Fund values the securities at the mean between the most recent quoted bid and asked prices.  Price information on listed securities is taken from the exchange where the security is primarily traded.  Generally, options will be valued using the same pricing methods discussed above.  Generally, securities issued by open-end investment companies (excluding exchange-traded investment companies), are valued using their respective net asset values or public offering prices, as appropriate, for purchase orders placed at the close of the NYSE.
To the extent the Fund purchases fixed income securities, net asset value includes interest on fixed income securities, which is accrued daily.  Debt securities will be valued on the basis of prices provided by one or more pricing services or other reasonably reliable sources including broker/dealers that typically handle the purchase and sale of such securities.  Securities which are traded over-the-counter and on a stock exchange generally will be valued according to the broadest and most representative market, and it is expected that for bonds and other fixed income securities this ordinarily will be the over-the-counter market.
The value of the securities and other assets of the Fund for which no market quotations are readily available (including restricted securities), or for which market quotations have become unreliable, are determined in good faith at fair value in accordance with Rule 2a-5 under the 1940 Act pursuant to procedures approved by the Board.  Fair value pricing may also be used if events that have a significant effect on the value of an investment (as determined in the discretion of the Advisor) occur before the net asset value is calculated.  When fair value pricing
23

is used, the prices of securities used by the Fund may differ from the quoted or published prices for the same securities on their primary markets or exchanges.
Valuing securities at fair value involves greater reliance on judgment than valuing securities that have readily available market quotations. There can be no assurance that the Fund could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Fund determines its net asset value per share. As a result, the sale or redemption by the Fund of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing shareholders.
As of the date of this registration statement, the Fund will also fair value the foreign equity securities held by the Fund in the circumstances described below.  Generally, trading in foreign securities markets is completed each day at various times before the close of the NYSE.  For example, trading in the Japanese securities markets is completed each day at the close of the Tokyo Stock Exchange (normally 2:00 a.m. ET), which is fourteen hours before the close of the NYSE (normally 4:00 p.m. ET) and the time that the net asset value of the Fund is computed.  Due to the time differences between the closings of the relevant foreign securities exchanges and the time the Fund prices its shares at the close of the NYSE, the Fund will fair value its foreign investments when it is determined that the market quotations for the foreign investments are either unreliable or not readily available.  The fair value prices will attempt to reflect the impact of the U.S. financial markets’ perceptions and trading activities on the Fund’s foreign investments since the last closing prices of the foreign investments were calculated on their primary foreign securities markets or exchanges.  For these purposes, the Advisor has determined that movements in relevant indices or other appropriate market indicators, after the close of the Tokyo Stock Exchange or the London Stock Exchange, demonstrate that market quotations may be unreliable, and may trigger fair value pricing.  Consequently, fair valuation of portfolio securities may occur on a daily basis.  The fair value pricing by the Fund utilizes data furnished by an independent pricing service (and that data draws upon, among other information, the market values of foreign investments).  When the Fund uses fair value pricing, the values assigned to the Fund’s foreign investments may not be the quoted or published prices of the investments on their primary markets or exchanges.  The Advisor monitors the operation of the method used to fair value price the Fund’s foreign investments.
The net asset value per share of the Fund is expressed in U.S. dollars by translating the net assets of the Fund using the mean of the most recent bid and asked prices for the dollar as quoted by generally recognized reliable sources.  Since the Fund owns securities that are primarily traded in foreign markets that may trade on days when the Fund does not price its shares, the net asset value of the Fund may change on days when shareholders will not be able to purchase or redeem shares.
Certain of the securities holdings of the Fund in Approved Markets may be subject to tax, investment, and currency repatriation regulations of the Approved Markets that could have a material effect on the values of the securities.  For example, the Fund might be subject to different levels of taxation on current income and realized gains depending upon the holding period of the securities.  In general, a longer holding period (e.g., five years) may result in the imposition of lower tax rates than a shorter holding period (e.g., one year).  The Fund may also
24

be subject to certain contractual arrangements with investment authorities in an Approved Market that require the Fund to maintain minimum holding periods or to limit the extent of repatriation of income and realized gains.
Futures contracts are valued using the settlement price established each day on the exchange on which they are traded.  The value of such futures contracts held by the Fund is determined each day as of such close. In the absence of prices that are readily available as defined in Rule 2a-5, the futures contract will be valued in good faith at fair value in accordance with procedures approved by the Board.
Public Offering Price
Provided that State Street Bank and Trust Company, the Fund’s transfer agent (the “Transfer Agent”), has received the investor’s purchase order in good order, shares of the Fund will be priced at the public offering price, which is the net asset value of the shares next determined after receipt of such order. “Good order” with respect to the purchase of shares means that (1) a fully completed and properly signed Account Registration Form and any additional supporting legal documentation required by the Advisor and/or Transfer Agent have been received in legible form, and (2) the Transfer Agent has been notified of the purchase by telephone and, if the Advisor or Transfer Agent so requests, also in writing, no later than the close of regular trading on the NYSE (normally 4:00 p.m. ET) on the day of the purchase. If your payment is not received on settlement date, your purchase may be cancelled. If an order to purchase shares must be canceled due to non-payment, the purchaser will be responsible for any loss incurred by the Fund arising out of such cancellation. To recover any such loss, the Fund reserves the right to redeem shares owned by any purchaser whose order is canceled. The Fund also may prohibit or restrict the manner in which such purchaser may place further orders. No reimbursement fee or sales charge is imposed on purchases.
EXCHANGE OF SHARES
There is no exchange privilege between the Fund and the series of The DFA Investment Trust Company or any portfolio of DFA Investment Dimensions Group Inc. or Dimensional Investment Group Inc.
REDEMPTION OF SHARES
Shares issued by the Fund are not registered under the Securities Act, which means that the Fund’s shares are restricted securities that may not be sold unless registered or pursuant to an available exemption from that Act.
Redemption Procedures
Investors who desire to redeem shares of the Fund must first contact the Transfer Agent at the telephone number shown under “PURCHASE OF SHARES.”  The Fund will redeem shares at the net asset value of such shares next determined, either:  (i) after receipt by the Transfer Agent (or by an Intermediary or a Sub-designee, if applicable) of a written request for redemption in good order, or (ii) if stock certificates have been issued, after receipt of the stock certificates in good order at the office of the Transfer Agent.  Good order means that the request
25

to redeem shares must include all necessary documentation, to be received in writing by the Transfer Agent no later than the close of regular trading on the NYSE (normally 4:00 p.m. ET), including but not limited to:  the stock certificate(s), if issued; a letter of instruction or a stock assignment specifying the number of shares or dollar amount to be redeemed, signed by all registered owners (or representatives thereof) of the shares; and, if the Fund does not have on file the authorized signatures for the account, proof of authority.
Shareholders redeeming shares for which certificates have not been issued, who have authorized redemption payment by wire on an authorization form filed with the Fund, may request that redemption proceeds be paid in federal funds wired to the bank they have designated on the authorization form.  The Fund reserves the right to send redemption proceeds by check in its discretion; a shareholder may request overnight delivery of such check at the shareholder’s own expense.  If the proceeds are to be wired to a bank account that differs from the standing instructions on file, or paid by check to an address other than the address of record, the Transfer Agent may request a Medallion Signature Guarantee.  If the proceeds are wired to the shareholder’s account at a bank that is not a member of the Federal Reserve System, there could be a delay in crediting the funds to the shareholder’s bank account.  The Fund reserves the right at any time to suspend or terminate the redemption by wire procedure after prior notification to shareholders.  No fee is charged by the Fund for redemptions.  The redemption of all shares in an account will result in the account being closed.  A new Account Registration Form will be required for future investments.  (See “PURCHASE OF SHARES.”)  In the interests of economy and convenience, certificates for shares are not issued.
The Fund typically expects to send (via check, wire or automated clearing house) redemption payments within 1 business day after receipt of a written request for redemption in good order by the transfer agent. Under certain circumstances and when deemed in the best interest of the Fund, redemption proceeds may take up to seven calendar days to be sent after receipt of the redemption request.
Redemption proceeds will typically be paid by Federal Reserve wire payment. The Fund typically expects to satisfy redemption requests from available cash and cash equivalents or the sale of portfolio assets. In certain circumstances, such as stressed market conditions, the Fund may use other methods to meet redemptions, including the use of a line of credit or participating in an interfund lending program in reliance on exemptive relief from the SEC. In addition, as described below, the Fund reserves the right to meet redemption requests through an in-kind redemption, typically in response to a particularly large redemption, at the request of a client or in stressed market conditions. Also, see “Redemption of Shares” in Part B for information regarding redemption requests that exceed $250,000 or 1% of the value of the Fund’s assets, whichever is less.
Redemption of Small Accounts
The Fund reserves the right to redeem an account if the value of the shares in the Fund is $500 or less.  Before the Fund involuntarily redeems shares from such an account and sends the proceeds to the stockholder, the Fund will give written notice of the redemption to the stockholder at least sixty days before the redemption date.  The stockholder will then have sixty days from the date of the notice to make an additional investment in the Fund in order to bring
26

the value of the shares in the account to more than $500 and avoid such involuntary redemption.  The redemption price to be paid to a stockholder for shares redeemed by the Fund under this right will be the aggregate net asset value of the shares in the account at the close of business on the redemption date.
The Fund reserves the right to automatically redeem shares of the Fund owned by a stockholder if the investment advisory agreement between the stockholder and the Advisor is terminated.
In-Kind Redemptions
When in the best interests of the Fund, the Fund may make a redemption payment, in whole or in part, by a distribution of portfolio securities in lieu of cash.  Such distributions may be pro rata or another method that is determined to be fair to both the redeeming shareholder and the remaining shareholders in accordance with policies and procedures adopted by the Fund. The securities that the investor receives as redemption proceeds are subject to market risk until the investor liquidates those securities, and, if the proceeds include illiquid securities, the investor will bear the risk of not being able to sell the securities at all.  Investors may also incur brokerage charges and other transaction costs selling securities that were received in payment of redemptions.  The Fund reserves the right to redeem its shares in the currencies in which its investments are denominated.  Investors may incur charges in converting such currencies to dollars and the value of the securities may be affected by currency exchange fluctuations.
DISCLOSURE OF PORTFOLIO HOLDINGS
The Fund generally will disclose up to 25 of its largest portfolio holdings (other than cash and cash equivalents) and the percentages that each of these largest portfolio holdings represent of the total assets of the Fund, as of the most recent month-end by providing this information for portfolios that invest in the Fund as feeder portfolios.  This information is disclosed online at the Advisor’s website, https://www.dimensional.com/us-en/funds, which is accessible by shareholders, within 20 days after the end of each month.  The Fund also generally will disclose its complete portfolio holdings (other than cash and cash equivalents), as of month-end, online at the Advisor’s website, which is accessible by shareholders, 30 days following the month-end, bi-monthly, or more frequently and at different periods when authorized in accordance with the Fund’s policies and procedures.  The Fund may, but is not required to, disclose a list of portfolio securities that generally would be included as proceeds in a redemption in-kind, as frequently as on a daily basis, online at the Advisor’s public website. Please consult Part B, the statement of additional information, for a description of the other policies and procedures that govern disclosure of the portfolio holdings by the Fund.
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DIMENSIONAL EMERGING MARKETS VALUE FUND

6300 Bee Cave Road, Building One, Austin, Texas, 78746
Telephone: (512) 306-7400

PART B

STATEMENT OF ADDITIONAL INFORMATION

February 28, 2025

This statement of additional information is not a prospectus but should be read in conjunction with Part A of the Fund’s registration statement dated February 28, 2025.  A free copy of the Fund’s Part A, annual report and Annual Financial Statements & Other Information can be obtained from the Fund by writing to the Fund at the above address or by calling collect to the above telephone number.  Information from the Fund’s Annual Financial Statements & Other Information is incorporated by reference into this statement of additional information.

CODE OF ETHICS	48
SHAREHOLDER RIGHTS	49
PRINCIPAL HOLDERS OF SECURITIES	49
PURCHASE OF SHARES	50
REDEMPTION OF SHARES	50
TAX MATTERS	51
PROXY VOTING POLICIES	62
DISCLOSURE OF PORTFOLIO HOLDINGS	65
SECURITIES LENDING	69
FINANCIAL STATEMENTS	70

FUND CHARACTERISTICS, POLICIES AND INVESTMENT PROCESS
The following information supplements the information set forth in Part A.  Capitalized terms not otherwise defined in this Part B have the meaning assigned to them in Part A.
Dimensional Emerging Markets Value Fund is a diversified, open-end management investment company.  The investment objective of the Fund is to seek long-term capital growth through investment in emerging market equity securities.
It is possible that the Fund might own at least 5% of the outstanding voting securities of one or more issuers.  In such circumstances, the Fund and the issuer would be deemed “affiliated persons” under the Investment Company Act of 1940 Act, as amended (the “1940 Act”), and certain requirements of the 1940 Act regulating dealings between affiliates might become applicable.
The Fund has adopted a non-fundamental policy as required by Rule 35d-1 under the 1940 Act that, under normal circumstances, at least 80% of the value of the Fund’s net assets, plus the amount of any borrowings for investment purposes, will be invested in emerging markets that are defined in the Part A as Approved Market securities.  For purposes of the 80% policy, the value of the derivatives in which the Fund invests will be calculated in the same way that the values of derivatives are calculated when calculating the Fund’s net asset value.  Derivative instruments are valued at market price (not notional value) and may be fair valued, for purposes of calculating the Fund’s net asset value. Additionally, if the Fund changes its 80% investment policy, the Fund will notify shareholders at least 60 days before the change, and will change the name of the Fund.  For more information on the Fund’s specific 80% policy, see the Fund’s “Investment Objective and Policies” section in the Part A.
The Advisor has adopted a process that monitors environmental, social, and governance news and large share price movements of eligible portfolio companies to identify issuers whose future financial data may be negatively impacted to a significant degree by environmental, social, or governance factors.  The Advisor may use third party tools to assist in filtering news focused on environmental, social and governance issues.  Companies that are identified through this process are escalated to the members of the Advisor’s portfolio management team for further evaluation.  After review, if the portfolio management team determines that an issuer’s future financial data is likely to be significantly impacted, the issuer may be underweighted, temporarily excluded from further investment, or divested from the Fund.
BROKERAGE COMMISSIONS
For the fiscal years ended October 31, 2024, October 31, 2023 and October 31, 2022, the Fund paid brokerage commissions of $1,786,805, $1,583,993 and $2,183,085, respectively.
Portfolio transactions will be placed with a view to receiving the best price and execution.  The Fund will seek to acquire and dispose of securities in a manner which would cause as little fluctuation in the market prices of securities being purchased or sold as possible in light of the size of the transactions being effected, and brokers will be selected with this goal in view.  The Advisor monitors the performance of brokers that effect transactions for the Fund to determine the effect that the brokers’ trading has on the market prices of the securities in which the Fund invests.  The Advisor also checks the rate of commission being paid by the Fund to its brokers to ascertain that they are competitive with those charged by other brokers for similar services.  Transactions also may be placed with brokers who have assisted in the sale of the Fund’s shares and who provide the Advisor with investment research, such as reports concerning individual issuers, industries, and general economic and financial trends, and other research services. Dimensional Fund Advisors Ltd. and DFA Australia Limited also may perform these services for the Fund.
Subject to the duty to seek to obtain best price and execution, transactions may be placed with brokers that have assisted in the sale of Fund shares.  The Advisor, however, pursuant to policies and procedures approved by the Board of Trustees of the Fund (the “Board”), is prohibited from selecting brokers and dealers to effect the Fund’s portfolio securities transactions based (in whole or in part) on a broker’s or dealer’s promotion or sale of shares issued by the Fund or any other registered investment companies.
The Advisor believes that it needs maximum flexibility to effect trades on a best execution basis.  As deemed appropriate, the Advisor places buy and sell orders for the Fund with various brokerage firms that may act as principal or agent.  The Advisor may also make use of direct market access and algorithmic, program, or electronic trading methods.  The Advisor may extensively use electronic trading systems as such systems can provide the ability to customize the orders placed and can assist in the Advisor’s execution strategies.
During the fiscal year ended October 31, 2024, the Fund and the Advisor did not through an agreement or understanding with a broker, or otherwise through an internal allocation procedure, direct the Fund’s brokerage transactions to a broker because of research services provided.
The investment management agreement permits the Advisor knowingly to pay commissions on these transactions that are greater than another broker, dealer, or exchange member might charge if the Advisor, in good faith, determines that the commissions paid are reasonable in relation to the value of the research or brokerage services provided by the broker or dealer when viewed in terms of either a particular transaction or the Advisor’s overall responsibilities to the accounts under its management.  Research services furnished by brokers through whom securities transactions are effected may be used by the Advisor in servicing all of its accounts and not all such services may be used by the Advisor with respect to the Fund.
The Fund may purchase securities of its regular brokers or dealers (as defined in Rule 10b-1 of the 1940 Act).  During the fiscal year ended October 31, 2024, the Fund acquired securities in Bradesco Securities, a parent of one of the Fund’s regular broker-dealers, in the amount of $33,430,160 and paid $2,058 in commissions.
INVESTMENT LIMITATIONS
The Fund has adopted certain limitations that may not be changed without the approval of a majority of the outstanding voting securities of the Fund.  A “majority” is defined as the lesser of:  (i) at least 67% of the voting securities of the Fund (to be affected by the proposed change)

present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Fund.
The Fund will not:
(1)
borrow money, except to the extent permitted by the 1940 Act, or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the Securities and Exchange Commission (“SEC”);

(2)
make loans, except to the extent permitted by the 1940 Act, or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC; provided that in no event shall the Fund be permitted to make a loan to a natural person;

(3)
purchase or sell real estate, unless acquired as a result of ownership of securities or other instruments, and provided that this restriction does not prevent the Fund from: (i) purchasing or selling securities or instruments secured by real estate or interests therein, securities or instruments representing interests in real estate or securities or instruments of issuers that invest, deal or otherwise engage in transactions in real estate or interests therein; and (ii) purchasing or selling real estate mortgage loans;

(4)
purchase or sell physical commodities, unless acquired as a result of ownership of securities or other instruments, and provided that this limitation does not prevent the Fund from (i) purchasing or selling securities of companies that purchase or sell commodities or that invest in commodities; (ii) engaging in any transaction involving currencies, options, forwards, futures contracts, options on futures contracts, swaps, hybrid instruments or other derivatives; or (iii) investing in securities, or transacting in other instruments, that are linked to or secured by physical or other commodities;

(5)
purchase the securities of any one issuer, if immediately after such investment, the Fund would not qualify as a “diversified company” as that term is defined by the 1940 Act, as amended, and as modified or interpreted by regulatory authority having jurisdiction, from time to time;

(6)	engage in the business of underwriting securities issued by others, except to the extent that the sale of securities originally acquired for investment purposes may be deemed an underwriting;
(7)
acquire any securities of companies within one industry if, as a result of such acquisition, more than 25% of the value of the Fund’s total assets would be invested in securities of companies within such industry; or

(8)	issue senior securities (as such term is defined in Section 18(f) of the 1940 Act), except to the extent permitted under the 1940 Act.

For purposes of the investment limitation described in (1) above, the Fund may borrow in connection with a foreign currency transaction or the settlement of a portfolio trade.  Additionally, with respect to the investment limitation described in (1) above, the Fund will maintain asset coverage of at least 300% (as described in the 1940 Act), inclusive of any amounts borrowed, with respect to any borrowings made by the Fund. Under the 1940 Act, an open-end investment company may borrow up to 33⅓% of its total assets (including the amount borrowed) from banks, and may borrow up to an additional 5% of its total assets, for temporary purposes, from any other person.
Although the investment limitation described in (2) above prohibits loans, the Fund is authorized to lend portfolio securities. Investment limitation (2) above also does not, among other things, prevent the Fund from engaging in repurchase agreements, acquiring debt or loan instruments in the future or participating in an interfund lending order granted by the SEC.
With respect to the investment limitation described in (8) above, the Fund will not issue senior securities, except that the Fund may borrow money as described above.  The Fund may also borrow money for temporary purposes, but not in excess of 5% of the Fund’s total assets.  Further, a transaction or agreement that otherwise might be deemed to create leverage, such as a forward or futures contract, option, swap or when-issued security, delayed delivery or forward commitment transaction, will not be considered a senior security to the extent such investments are purchased and held in compliance with the requirements of the 1940 Act and the rules thereunder.
Pursuant to Rule 22e-4 under the 1940 Act (the “Liquidity Rule”), the Fund may not acquire any “illiquid investment” if, immediately after the acquisition, the Fund would have invested more than 15% of its net assets in illiquid investments that are assets. Illiquid investments are investments that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment, as determined pursuant to the Fund’s liquidity risk management program (the “Liquidity Program”).  As required by the Liquidity Rule, the Fund has implemented the Liquidity Program, and the Board, including a majority of the disinterested Trustees, has appointed a liquidity risk management program administrator (the “Liquidity Program Administrator”) to administer such Liquidity Program. The Liquidity Program Administrator’s responsibilities include, among others, determining the liquidity classification of the Fund’s investments and monitoring compliance with the 15% limit on illiquid investments.
Pursuant to Rule 144A under the Securities Act, the Fund may purchase certain unregistered (i.e., restricted) securities upon a determination that a liquid institutional market exists for the securities.  If it is determined that a liquid market does exist, the securities will not be subject to the 15% limitation on illiquid investments. Among other considerations, the Advisor may consider the number of dealers making a market in such securities when determining whether a liquid market exists.  After purchase, the Fund will continue to monitor the liquidity of Rule 144A securities.
Notwithstanding any of the above investment limitations, the Fund may establish subsidiaries or other similar vehicles for the purpose of conducting its investment operations in

Approved Markets if such subsidiaries or vehicles are required by local laws or regulations governing foreign investors such as the Fund or whose use is otherwise considered by the Fund to be advisable.  The Fund would “look through” any such vehicle or subsidiary to determine compliance with its investment limitations.
The investment limitations described above do not prohibit the Fund from purchasing or selling futures contracts and options on futures contracts, to the extent otherwise permitted under the Fund’s investment strategies. Except with respect to the Fund’s limitation on borrowing, illiquid investments, or otherwise indicated, with respect to the investment limitations described above, all limitations applicable to the Fund’s investments apply only at the time that a transaction is undertaken.
FUTURES CONTRACTS
The Fund may purchase or sell futures contracts and options on futures contracts for equity securities and indices to adjust market exposure based on actual or expected cash inflows to or outflows from the Fund. The Fund, however, does not intend to sell futures contracts to establish short positions in individual securities.
Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of defined securities at a specified future time and at a specified price.  Futures contracts that are standardized as to maturity date and underlying financial instrument are traded on national futures exchanges.  The Fund will be required to make a margin deposit in cash or government securities with a futures commission merchant (an “FCM”) to initiate and maintain positions in futures contracts.  Minimal initial margin requirements are established by the futures exchange and FCMs may establish margin requirements that are higher than the exchange requirements.  The Fund also will incur brokerage costs in connection with entering into futures contracts. After a futures contract position is opened, the value of the contract is marked to market daily.  If the futures contract price changes to the extent that the margin on deposit does not satisfy margin requirements, payment of additional “variation” margin to be held by the FCM will be required.  Conversely, a reduction in the required margin would result in excess margin that can be refunded to the custodial account of the Fund.  Variation margin payments may be made to and from the futures broker for as long as the contract remains open.  The Fund expects to earn income on its margin deposits.
At any time prior to the expiration of a futures contract, the Fund may elect to close the position by taking an opposite position, which will operate to terminate its existing position in the contract. Positions in futures contracts may be closed out only on the exchange on which they were entered into (or through a linked exchange).  No secondary market for such contracts exists. Although the Fund may enter into futures contracts only if there is an active market for such contracts, there is no assurance that an active market will exist for any particular futures contract at any specific time.  Most futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the day. It is possible that futures contract prices could move to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions at an advantageous price and subjecting the

Fund to substantial losses. In such event, and in the event of adverse price movements, the Fund would be required to make daily cash payments of variation margin. In such situations, if the Fund had insufficient cash, it might have to sell securities to meet daily variation margin requirements at a time when it would be disadvantageous to do so. In addition, if the transaction is entered into for hedging purposes, in such circumstances the Fund may realize a loss on a futures contract or option that is not offset by an increase in the value of the hedged position. Losses incurred in futures transactions and the costs of these transactions will affect the performance of the Fund.
FOREIGN CURRENCY TRANSACTIONS
The Fund may enter into foreign currency exchange transactions in order to protect against uncertainty in the level of future foreign currency exchange rates.  The Fund will conduct its foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or by entering into forward contracts to purchase or sell foreign currencies.  A foreign currency forward contract involves an obligation to exchange two currencies at a future date, which may be any fixed number of days (usually less than one year) from the date of the contract agreed upon by the parties, at a fixed rate set at the time of the contract.  These contracts are traded in the interbank market conducted directly between traders (usually large commercial banks) and their customers.  A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades.  Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the spread) between the price at which they are buying and selling various currencies.
The Fund may enter into a foreign currency exchange transaction in connection with the purchase or sale of foreign equity securities, typically to “lock in” the value of the transaction with respect to a different currency.  In addition, from time to time, the Fund may enter into a forward contract to transfer balances from one currency to another currency.
At the maturity of a forward currency contract, the Fund may either exchange the currencies specified at the maturity of a forward contract or, prior to maturity, the Fund may enter into a closing transaction involving the purchase or sale of an offsetting contract. Closing transactions with respect to forward contracts may be effected with a counterparty other than the counterparty to the original forward contract.
Forward currency contracts are highly volatile, and a relatively small price movement in a forward currency contract may result in substantial losses to the Fund. To the extent the Fund engages in forward currency contracts to generate current income, the Fund will be subject to these risks which the Fund might otherwise avoid (e.g., through use of hedging transactions).
The use of foreign currency exchange transactions may not benefit the Fund if exchange rates move in an unexpected manner. In addition, these techniques could result in a loss if the counterparty to a transaction does not perform as promised, including because of the counterparty’s bankruptcy or insolvency.  These transactions also involve settlement risk, which is the risk faced when one party to a transaction has performed its obligations under a contract but has not yet received value from its counterparty.

EXCLUSION FROM COMMODITY POOL OPERATOR STATUS
The Advisor has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”) with respect to the Fund, and, therefore, is not subject to registration or regulation as a pool operator under the CEA with respect to the Fund. The Commodity Futures Trading Commission (“CFTC”) has neither reviewed nor approved the Advisor’s reliance on these exclusions, the investment strategies of the Fund, or this Part B.
The terms of the commodity pool operator (“CPO”) exclusion require that the Fund, among other things, adhere to certain limits on its investments in “commodity interests.” Commodity interests include commodity futures, commodity options and swaps, which in turn include non-deliverable foreign currency forward contracts. Generally, the exclusion from CPO regulation on which the Advisor relies requires the Fund to meet one of the following tests for its commodity interest positions, other than positions entered into for bona fide hedging purposes (as defined in the rules of the CFTC): either (1) the aggregate initial margin and premiums required to establish positions in commodity interests may not exceed 5% of the liquidation value of the portfolio of the Fund (after taking into account unrealized profits and unrealized losses on any such positions); or (2) the aggregate net notional value of the Fund’s commodity interest positions, determined at the time the most recent such position was established, may not exceed 100% of the liquidation value of the Fund’s portfolio (after taking into account unrealized profits and unrealized losses on any such positions). In addition to meeting one of these trading limitations, the Fund may not be marketed as a commodity pool or otherwise as a vehicle for trading in the commodity futures, commodity options or swaps markets. If, in the future, the Fund can no longer satisfy these requirements, the Advisor would withdraw its notice claiming an exclusion from the definition of a CPO, and the Advisor would be subject to registration and regulation as a CPO with respect to the Fund, in accordance with CFTC rules that apply to CPOs of registered investment companies. Generally, these rules allow for substituted compliance with CFTC disclosure and shareholder reporting requirements, based on the Advisor’s compliance with comparable SEC requirements. However, as a result of CFTC regulation with respect to the Fund, the Fund may incur additional compliance and other expenses.
FOREIGN ISSUERS
The Fund may acquire and sell securities issued by non-U.S. issuers. There are substantial risks associated with investing in the securities issued by governments and companies located in, or having substantial operations in, foreign countries, which are in addition to the risks inherent in U.S. investments. In many foreign countries there is less government supervision and regulation of stock exchanges, brokers, and listed companies than in the U.S., which may result in greater potential for fraud or market manipulation. There is also the risk of substantially more government involvement in the economy in foreign countries, as well as, the possible arbitrary and unpredictable enforcement of securities regulations and other laws, which may limit the ability of the Fund to invest in foreign issuers.
Significantly, there is the possibility of cessation of trading on foreign exchanges, expropriation, nationalization of assets, confiscatory or punitive taxation, withholding and other foreign taxes on income or other amounts, foreign exchange controls (which may include suspension of the ability to transfer currency from a given country), restrictions on removal of assets, political or social instability, military action or unrest, or diplomatic developments. There is no assurance that the Advisor will be able to anticipate these potential events. In addition, the value of securities denominated in foreign currencies and of dividends and interest paid with respect to such securities will fluctuate based on the relative strength of the U.S. dollar. Foreign issuers may not be subject to uniform accounting, auditing and financial reporting standards and there may be less publicly available, reliable and current financial and other information about such issuers, as compared to U.S. issuers. Certain countries’ legal institutions, financial markets, and services are less developed than those in the U.S. or other major economies. The Fund may have greater difficulty voting proxies, exercising shareholder rights, securing dividends and/or interest and obtaining information regarding corporate actions on a timely basis, pursuing legal remedies, and obtaining judgments with respect to foreign investments in foreign courts than with respect to domestic issuers in U.S. courts. The costs associated with foreign investments, including withholding taxes, brokerage commissions, and custodial costs, are generally higher than with U.S. investments. To the extent that the Fund invests a significant portion of its assets in a specific geographic region or country, the Fund will have more exposure to economic risks related to such region or country than a fund whose investments are more geographically diversified. In addition, economies of some emerging market countries may be based on only a few industries and may be highly vulnerable to changes in local or global trade conditions. Foreign markets also have substantially less volume than the U.S. markets and securities of some foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. The Fund, therefore, may encounter difficulty in obtaining market quotations for purposes of valuing its portfolio and calculating its net asset value.
The imposition of sanctions, exchange controls (including, repatriation restrictions), confiscations, trade restrictions (including tariffs) and other government restrictions by the U.S., other nations or other governmental entities (including supranational entities) with respect to certain countries or issuers in various sectors of certain foreign countries may limit the Fund’s investment opportunities, impairing the Fund’s ability to invest in accordance with its investment strategy and/or to meet its investment objective, as well as adversely impacting the value of the impacted investments. The type and severity of sanctions and other similar measures, including counter sanctions and other retaliatory actions, that may be imposed could vary broadly in scope, and their impact is impossible for the Advisor to predict. Such developments could contribute to the devaluation of a country’s currency, a downgrade in the credit ratings of issuers in such country, or a decline in the value and liquidity of securities of issuers in that country. An imposition of sanctions upon, or other government actions impacting, certain countries or issuers could result in: (i) an immediate freeze on certain securities, impairing the ability of the Fund to buy, sell, receive or deliver those securities; or (ii) other limitations on the Fund’s ability to invest or hold such securities.
Emerging markets
The Fund may invest in securities from issuers located in emerging markets. Securities of issuers associated with emerging market countries, including, but not limited to, issuers that are organized under the laws of, maintain a principal place of business in, derive significant revenues from, or issue securities backed by the government (or, its agencies or instrumentalities) of emerging market countries are subject to all of the risks of foreign investing generally, and have additional heightened risks due to a lack of established legal, political, business and social frameworks to support securities markets. These risks include, but are not limited to (i) social, political and economic instability; (ii) government intervention, including policies or regulations that may restrict the Fund’s investment opportunities, including restrictions on investment in issuers or industries deemed sensitive to an emerging market country’s national interests; (iii) less transparent and established taxation policies; (iv) less developed legal systems which may limit the rights and remedies available to the Fund against an issuer and with respect to the enforcement of private property rights and/or redress for injuries to private property; (v) the lack of a capital market structure or market-oriented economy which could limit reliable access to capital; (vi) higher degree of corruption and fraud  and potential for market manipulation; (vii) counterparties and financial institutions with less financial sophistication, creditworthiness and/or resources as those in developed foreign markets; (viii) the possibility that the process of easing restrictions on foreign investment occurring in some emerging market countries may be slowed or reversed by unanticipated economic, political or social events in such countries, or the countries that exercise a significant influence over those countries; and (ix) differences in regulatory, accounting, auditing, and financial reporting and recordkeeping standards that could impede the Advisor’s ability to evaluate issuers.
In addition, many emerging market countries have experienced substantial, and during some periods, extremely high rates of inflation, for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of these countries. Moreover, the economies of some emerging market countries may differ unfavorably from the U.S. economy in such respects as growth of gross domestic product, currency depreciation, debt burden, capital reinvestment, resource self-sufficiency and balance of payments position.
The Fund may have limited access to, or there may be a limited number of, potential counterparties that trade in the securities of emerging market issuers. Potential counterparties may not possess, adopt or implement creditworthiness standards, financial reporting standards or legal and contractual protections similar to those in developed foreign markets. Currency and other hedging techniques may not be available or may be limited. The local taxation of income and capital gains accruing to nonresidents varies among emerging market countries and may be comparatively high. Emerging market countries typically have less well-defined tax laws and procedures and such laws may permit retroactive taxation so that the Fund could in the future become subject to local tax liabilities that had not been anticipated in conducting its investment activities or valuing its assets. Custodial services and other investment-related costs in emerging market countries are often more expensive, compared to developed foreign markets and the U.S., which can reduce the Fund’s income from investments in securities or debt instruments of emerging market country issuers.
Some emerging market currencies may not be internationally traded or may be subject to strict controls on foreign investment by local governments, resulting in undervalued or overvalued currencies and associated difficulties with the valuation of assets, including the Fund’s securities, denominated in that currency. Some emerging market governments restrict currency conversions and/or set limits on repatriation of invested capital. Future restrictive exchange controls could prevent or restrict a company’s ability to make dividend or interest payments in the original currency of the obligation (usually U.S. dollars). In addition, even though the currencies of some emerging market countries may be convertible into U.S. dollars, the conversion rates may be different than the actual market values and may be adverse to the Fund’s shareholders.
Investments in the China Region
There are special risks associated with investments in China, Hong Kong, and Taiwan.  China, Hong Kong, and Taiwan are highly interconnected and interdependent, with relationships and tensions built on trade, finance, culture, and politics. Despite prior economic and trade reforms and the prior expansion of private ownership of companies in certain sectors, the Chinese government still exercises substantial influence over many aspects of the private sector and may own or control many companies, including by embedding Chinese Communist Party (“CCP”) or People’s Armed Forces Department personnel in Chinese companies. In addition, the Chinese government continues to maintain a major role in economic policy making and may alter or discontinue economic or trade reforms at any time. Investing in China involves risks of losses due to expropriation, nationalization, confiscation of assets and property, confiscatory or punitive taxation, withholding and other foreign taxes on income or other amounts, and the imposition of restrictions on foreign investments and on repatriation of capital invested.
In addition, investments in China and Taiwan could be adversely affected by their political and economic relationship with each other. China’s relations with Taiwan are severely strained and subject to the risk of rapid deterioration due to territorial disputes, defense and other security concerns. Taiwan’s political stability and ability to sustain its economic growth could be significantly affected by its political and economic relationship with China. Although economic and political relations have both improved, Taiwan remains vulnerable to both Chinese territorial ambitions and economic downturns. The economic success of China will continue to have an outsized influence on the growth and prosperity of Taiwan. CCP president, Xi Jinping, has repeated the CCP’s claims of sovereignty over Taiwan and at the 20th National Congress of the CCP, Xi stated that China’s control over Taiwan “must be realized” and that The People’s Republic of China (“PRC”) “reserves the option to take all measures necessary.” The value of investments in China and Taiwan, including derivative positions, may be adversely affected by territorial disputes between China and Taiwan. The Chinese and Hong Kong economies are also vulnerable to the long-running disagreements between China and Hong Kong related to integration. Hong Kong’s evolving relationship with the central government in Beijing has been a source of political unrest and international criticism and may result in economic disruption.
Investments in China, Hong Kong, and Taiwan are also subject to the risk of escalating tensions and deteriorating relations with the U.S. as economic and strategic competition between the U.S. and China intensifies, which could result in further tariffs, trade restrictions, sanctions, or other actions that adversely impact the value of such investments. Pursuant to Executive Order 13873, “Executive Order on Securing the Information and Communications Technology and Services Supply Chain” (May 15, 2019), the U.S. Department of Commerce promulgated an interim rule designating, solely for the purposes of Executive Order 13873, the PRC, including Hong Kong, as a foreign adversary of the United States. The U.S. Department of Commerce subsequently issued a final rule effective July 18, 2024, designating the PRC, including Hong Kong, as a foreign adversary. The regulations established procedures for the review of certain transactions involving information and communications technology and services designed, developed, manufactured, or supplied by persons owned by, controlled by, or subject to the jurisdiction or direction of a foreign adversary and which pose or may pose undue or unacceptable risks to the United States or U.S. persons.
A reduction in spending on Chinese products and services, supply chain diversification or the institution of additional sanctions, tariffs or other trade barriers, including as a result of heightened trade tensions between China and the United States, may also have an adverse impact on the Chinese economy. In addition, the United States or other governments may from time to time impose restrictions on investments in certain Chinese companies or industries or impose commercial or trade restrictions (but not restrict investments by investors) on certain Chinese companies due to national security, human rights or other concerns, each of which may negatively impact the Chinese economy generally or the specific Chinese companies or industries. China has experienced controversies in human rights abuses related to religious and nationalist groups. Relations between China’s Han ethnic majority and other ethnic groups in China, including Tibetans and Uyghurs, are strained and have been marked by protests and violence. In particular, the PRC’s oppression and treatment of the Uyghurs and other ethnic minorities in the Xinjiang Uyghur Autonomous Region has received international condemnation and resulted in the U.S. passage of the Uyghur Forced Labor Prevention Act. These situations may cause uncertainty in the Chinese market and may adversely affect the Chinese economy and result in sudden and significant investment losses.
The economy of China has experienced significant growth in recent decades, which has been accompanied by periods of high inflation. The PRC government has implemented various measures from time to time to control inflation and restrain the rate of economic growth. More recently, the Chinese economy has experienced deflation and a significant slowdown in growth, including declines in property values and increased defaults, weak consumer demand, increased youth unemployment and declines in exports and manufacturing. The Chinese government has implemented policies attempting to increase growth and stabilize the housing market, but it is unclear whether those efforts will be successful. In recent years, the Chinese central and local governments, households and corporations have incurred significant levels of debt, raising concerns of the possibility that widespread defaults could occur and trigger a financial crisis, which could significantly decrease the value and liquidity of Chinese investments.
Investments in Stock Connect. The Fund may invest in China A-shares through Stock Connect. Investing in China A-shares through Stock Connect is subject to trading, clearance, settlement, and other procedures, which could pose risks to the Fund. Trading through the Stock Connect program is subject to daily quotas that limit the maximum daily net purchases on any particular day, each of which may restrict or preclude the Fund’s ability to invest in China A-shares through the Stock Connect program. Trading through Stock Connect may require pre-validation of cash or securities prior to acceptance of orders. This requirement may limit the Fund’s ability to dispose of its A-shares purchased through Stock Connect in a timely manner. Beginning December 31, 2024 through early January 2025, the China Securities Regulatory Commission (“CSRC”) and the Shanghai and Shenzhen stock exchanges barred several major mutual fund companies from selling shares on a net basis on any day in response to CCP leadership calls to stabilize the Chinese equity market. Although the CSRC has since lifted the restriction, there can be no guarantee that trading in Chinese securities will be free from CCP interference or manipulation in the future.

A primary feature of the Stock Connect program is the application of the home market’s laws and rules applicable to investors in China A-shares. Therefore, the Fund’s investments in Stock Connect China A-shares are generally subject to the securities regulations and listing rules of the PRC, among other restrictions. Stock Connect can only operate when both PRC and Hong Kong markets are open for trading and when banking services are available in both markets on the corresponding settlement days. As such, the Shanghai and Shenzhen markets may be open at a time when Stock Connect is not trading, with the result that prices of China A-shares may fluctuate at times when the Fund is unable to add to or exit its position, which could adversely affect the Fund’s performance.
Changes in the operation of the Stock Connect program may restrict or otherwise affect the Fund’s investments or returns. Furthermore, any changes in laws, regulations and policies of the China A-shares market or rules in relation to Stock Connect may affect China A-share prices. These risks are heightened generally by the developing state of the PRC’s investment and banking systems and the uncertainty about the precise nature of the rights of equity owners and their ability to enforce such rights under Chinese law. The lack of accountability and abuses in accounting, auditing, and financial reporting of China-based firms and companies has resulted in disciplinary actions and sanctions by regulatory bodies such as the Public Company Accounting Oversight Board (“PCAOB”).  An investment in China A-Shares is also generally subject to the risks identified under “Emerging Markets,” and foreign investment risks such as price controls, expropriation of assets, confiscatory taxation, and nationalization may be heightened when investing in China.
Investments in Variable Interest Entities (“VIEs”). The Fund may have investments in special structures that utilize contractual arrangements to provide exposure to certain Chinese companies, known as VIEs, that operate in sectors in which China restricts and/or prohibits foreign investments. These investments may present additional risks. In a VIE structure, foreign investors, such as the Fund, will only own stock in a shell company rather than directly in the Chinese company, known as the VIE.  The VIE must be owned by Chinese nationals (and/or Chinese companies), which are typically the VIE’s founders, to obtain the licenses and/or assets required to operate in certain restricted and/or prohibited sectors in China. The value of the shell company is therefore derived from its ability to consolidate the VIE into its financials pursuant to contractual arrangements that allow the shell company to exert a degree of control over, and obtain economic benefits arising from, the VIE without formal legal ownership. The shell company is typically set up in an offshore jurisdiction, such as the Cayman Islands, and enters into the service and other contracts with the VIE through a wholly foreign-owned enterprise based in China. The VIE structure is designed to provide foreign investors with exposure to Chinese companies that operate in certain sectors in which China restricts and/or prohibits foreign investments, such as internet, media, education and telecommunications.
While VIEs are a longstanding industry practice that is well known to Chinese officials and regulators, historically they have not been formally recognized under Chinese law and regulations regarding the structure are evolving. Effective March 31, 2023, the China Securities Regulatory Commission (CSRC) released new rules that permit the use of VIE structures, provided they abide by Chinese laws and register with the CSRC. The rules, however, may cause

Chinese companies to undergo greater scrutiny and may make the process to create and/or operate VIEs more difficult and costly. Further, while the rules and implementing guidelines do not prohibit the use of VIE structures, this does not serve as a formal endorsement either.
It is uncertain whether Chinese officials or regulators will withdraw their acceptance of the VIE structure generally, or with respect to certain industries, or limit VIEs’ ability to pass through economic and governance rights to foreign individuals and entities. The contractual arrangements with the VIE also may not be as effective in providing operational control as direct equity ownership. The Chinese equity owner(s) of a VIE could decide to breach the contractual arrangements and may have conflicting interests and fiduciary duties as compared to foreign investors in the shell company. Further, any breach or dispute under these contracts will likely fall under Chinese jurisdiction and law. Prohibitions of these structures by the Chinese government, or the inability to enforce such contracts through Chinese courts and/or arbitration bodies, would likely cause the VIE-structured holding(s) to suffer significant, detrimental, and possibly permanent losses, and in turn, adversely affect the Fund’s returns and net asset value. In addition, foreign companies with securities listed on U.S. securities exchanges, including those that utilize VIE structures, may be delisted if they do not meet the requirements of the listing exchange, the Public Company Accounting Oversight Board or the U.S. government, which could significantly decrease the liquidity and value of such investments.
GENERAL MARKET AND GEOPOLITICAL RISKS
The value of the Fund’s securities changes daily due to economic and other events that affect market prices generally, as well as those that affect particular regions, countries, industries, or issuers. Economies and financial markets throughout the world have become increasingly interconnected, which increases the likelihood that events or conditions in one region or country will adversely affect markets or issuers in other regions or countries. Portfolio securities may be negatively impacted by inflation (or expectations for inflation), interest rates, global demand for particular products/services or resources, supply chain disruptions, natural disasters, pandemics, epidemics, terrorism, war, military confrontations, economic sanctions and tariffs, regulatory events and governmental or quasi-governmental actions, among others. Natural and environmental disasters, including weather-related phenomena, also can adversely affect individual issuers, sectors, industries, markets, currencies, countries, or regions. The occurrence of U.S. and global events similar to those in recent years (e.g., natural disasters, virus epidemics, social and political discord, and terrorist attacks around the world) may result in market volatility and have long term effects on both the U.S. and global economies and financial markets. The risks associated with such events may be greater in developing or emerging market countries, many of which have less developed political, financial, healthcare, and/or emergency management systems. Negative global events also can disrupt the operations and processes of any of the service providers for the Fund. Similarly, negative global events, in some cases, could constitute a force majeure event under contracts with service providers or contracts entered into with counterparties for certain transactions.
POLITICAL, UNITED KINGDOM AND EUROPEAN MARKET RELATED RISKS
Portfolios that have significant exposure to certain countries can be expected to be impacted by the political and economic conditions within such countries. There is continuing uncertainty regarding the ramifications of the United Kingdom’s (“UK”) vote to exit the European Union (“EU”) in June 2016 (“Brexit”).  On January 31, 2020, the UK officially withdrew from the EU, subject to a transitional period that ended December 31, 2020. On May 1, 2021, the UK and EU formally entered into the EU-UK Trade and Cooperation Agreement, which principally relates to the trading of goods rather than services, including financial services. Many aspects of the future of the UK’s relationship with the EU, as well as with other countries and regions, remain subject to nascent memorandums of understanding, agreements and/or further negotiation, resulting in uncertainties relating to the UK’s future economic, trading and legal relationships.  As the outcomes of such agreements and future negotiations remain unclear, the effects on the UK, EU and the broader global economy are difficult to determine at this time.  While the full impact of Brexit is unknown, Brexit has already resulted in volatility in European and global markets, disruptions in supply chains and declines in UK imports and exports with EU countries. Brexit may continue to cause greater market volatility and illiquidity, currency fluctuations, impacts on arrangements for trading and on other existing cross-border cooperation arrangements (whether economic, tax, fiscal, legal, regulatory or otherwise), and in potentially lower growth for companies in the UK, EU and globally, which could adversely affect the value and liquidity of the Fund’s investments.

In addition, if one or more other countries were to exit the EU or abandon the use of the euro as a currency, the value of investments tied to those countries or the euro could decline significantly and unpredictably. Other economic challenges facing the region include high levels of public debt, significant rates of unemployment, aging populations, and heavy regulation in certain economic sectors. European policy makers have taken unprecedented steps to respond to the economic crisis and to boost growth in the region. While certain measures have been proposed and/or implemented within the UK and EU which are designed to minimize disruption in the financial markets, it is not currently possible to determine whether such measures will achieve their intended effects, which could negatively affect the value of the Fund’s investments.
CASH MANAGEMENT PRACTICES
The Fund engages in cash management practices in order to earn income on uncommitted cash balances.  Generally, cash is uncommitted pending investment in other securities, payment of redemptions, or in other circumstances where the Advisor believes liquidity is necessary or desirable.  For example, cash investments may be made for temporary defensive purposes during periods in which market, economic or political conditions warrant.  In addition, the Fund may enter into arrangements with its custodian whereby it may earn a credit on its cash balances maintained in its non-interest bearing U.S. dollar custody cash account to be applied against fund service fees payable to the custodian or the custodian’s subsidiaries for fund services provided.
Pending the investment of new capital in Approved Market equity securities, the Fund may invest cash in short-term repurchase agreements.  In addition, the Fund may invest a portion of its assets, such as money market instruments, freely convertible currencies, index futures contracts and options thereon, and affiliated and unaffiliated registered and unregistered money market funds (which may involve duplication of certain fees and expenses).
With respect to the Fund’s investment in repurchase agreements, in the event of the bankruptcy of the other party to a repurchase agreement, the Fund could experience delay in recovering the securities underlying such agreement.  Management believes that this risk can be controlled through stringent security selection criteria and careful monitoring procedures.
EXCHANGE TRADED FUNDS
The Fund may also invest in exchange traded funds ETFs and similarly structured pooled investments for the purpose of gaining exposure to the equity markets while maintaining liquidity.  An ETF is an investment company classified as an open-end investment company or unit investment trust that is traded similar to a publicly traded company.  ETFs in which the Fund invests are passively managed and attempt to track or replicate a desired index, such as a sector, market or global segment.  The risks and costs of investing in ETFs are comparable to investing in a publicly traded company.  The goal of a passively managed ETF is to correspond generally to the price and yield performance, before fees and expenses, of its underlying index.  The risk of not correlating to the index is an additional risk to the investors of ETFs.  When the Fund invests in an ETF, shareholders of the Fund bear their proportionate share of the underlying ETF’s fees and expenses.
REFLOW REDEMPTION SERVICE
The Fund may participate in the ReFlow liquidity program, which is designed to provide an alternative liquidity source for mutual funds experiencing net redemptions of their shares. Pursuant to the program, ReFlow Fund, LLC (“ReFlow”) provides participating mutual funds with a source of cash to meet net shareholder redemptions by standing ready each business day to purchase fund shares up to the value of the net shares redeemed by other shareholders that are to settle that business day. A fund is not guaranteed to receive cash from ReFlow on any given day as allocation of ReFlow’s cash is based on the results of ReFlow’s automated daily auction process among participating mutual funds. Following purchases of fund shares, ReFlow then generally redeems those shares when the fund experiences net shareholder purchases at the end of a maximum holding period determined by ReFlow, or at other times at ReFlow’s discretion. While ReFlow holds fund shares, it will have the same rights and privileges with respect to those shares as any other shareholder.

For use of the ReFlow service, a fund pays a fee to ReFlow each time it purchases fund shares, calculated by applying to the purchase amount a fee rate determined through the auction process. The current minimum fee rate (which is subject to change) is 0.14% of the value of the fund shares purchased by ReFlow, although the fund may submit a bid at a higher fee rate if it determines that doing so is in the best interest of fund shareholders. ReFlow’s purchases of fund shares through the liquidity program are made on an investment-blind basis without regard to the fund’s objective, policies, or anticipated performance. In accordance with federal securities laws, ReFlow is prohibited from acquiring more than 3% of the outstanding voting securities of a fund. ReFlow will periodically redeem its entire share position in the Fund and may request that such redemption be met in-kind in accordance with redemption in-kind policies described in the Part A. If a fund is part of a “master-feeder” structure, such as the Fund, then the “feeder” fund does not generally buy individual securities directly. Instead, the feeder fund invests in a corresponding “master” Fund that in turn purchases stocks and other securities. Under a master-feeder structure, ReFlow redemptions and subscriptions take place at the feeder level, where the capital commitments are pooled, and securities are redeemed at the master level, where the securities are held. Purchases and redemptions of Fund shares by ReFlow under the program are not considered excessive short-term trading under the Fund’s Policy Regarding Excessive Short-Term Trading.
INTERFUND BORROWING AND LENDING
The DFA Fund Complex (defined below) has received exemptive relief from the SEC which permits the registered investment companies to participate in an interfund lending program among portfolios and series managed by the Advisor (the “Portfolios/Series”) (portfolios that operate as feeder portfolios do not participate in the program). The interfund lending program allows the participating Portfolios/Series to borrow money from and loan money to each other for temporary or emergency purposes. The program is subject to a number of conditions designed to ensure fair and equitable treatment of the participating Portfolios/Series, including the following: (1) no Portfolio/Series may borrow money through the program unless it receives a more favorable interest rate than a rate approximating the lowest interest rate at which bank loans would be available to any of the participating Portfolios/Series under a loan agreement; and (2) no Portfolio/Series may lend money through the program unless it receives a more favorable return than that available from an investment in overnight repurchase agreements or the yield of any money market fund in which the Portfolio/Series could invest. In addition, a Portfolio/Series may participate in the program only if and to the extent that such participation is consistent with its investment objectives, policies and limitations. Interfund loans and borrowings have a maximum duration of seven days and loans may be called on one business day’s notice.

A participating Portfolio/Series may not lend to another Portfolio/Series under the interfund lending program if the interfund loan would cause its aggregate outstanding interfund loans to exceed 15% of its current net assets at the time of the loan.  Interfund loans by a Portfolio/Series to any one Portfolio/Series may not exceed 5% of net assets of the lending Portfolio/Series.

The restrictions discussed above and the other conditions of the SEC exemptive order permitting interfund lending are designed to minimize the risks associated with interfund lending for both the lending Portfolio/Series and the borrowing Portfolio/Series. However, no borrowing or lending activity is without risk. If a Portfolio/Series borrows money from another Portfolio/Series, there is a risk that the interfund loan could be called on one business day’s notice or not renewed, in which case the Portfolio/Series may have to borrow from a bank at higher rates if an interfund loan were not available from another Portfolio/Series. A delay in repayment to a lending Portfolio/Series could result in a lost opportunity or additional lending costs, and interfund loans are subject to the risk that the borrowing Portfolio/Series could be unable to repay the loan when due.
WHEN-ISSUED SECURITIES, DELAYED DELIVERY, AND FORWARD COMMITMENT TRANSACTIONS
The Fund may purchase eligible securities or sell securities it is entitled to receive on a when-issued basis. When purchasing securities on a when-issued basis, the price or yield is agreed to at the time of purchase, but the payment and settlement dates are not fixed until the securities are issued.  It is possible that the securities will never be issued and the commitment canceled.  In addition, the Fund may purchase or sell eligible securities for delayed delivery or on a forward commitment basis where the Fund contracts to purchase or sell such securities at a fixed price at a future date beyond the normal settlement time. The Fund may renegotiate a commitment or sell a security it has committed to purchase prior to the settlement date, if deemed advisable.

While the payment obligation and, if applicable, interest rate are set at the time the Fund enters into a when-issued, delayed delivery, to-be-announced, or forward commitment transaction, no interest or dividends accrue to the purchaser prior to the settlement date.  In addition, the value of a security purchased or sold is subject to market fluctuations and may be worth more or less on the settlement date than the price the Fund committed to pay or receive for the security.  The Fund will lose money if the value of a purchased security falls below the purchase price and the Fund will not benefit from the gain if a security sold appreciates above the sales price during the commitment period.

SWAPS
The Fund also may enter into equity swaps, including total return swaps and dynamic portfolio total return swaps (“DTRS”). In a standard swap transaction, two parties agree to exchange the returns, differentials in rates of return or some other amount earned or realized on a predetermined asset (or group of assets) which may be adjusted for transaction costs, interest payments, dividends paid on the reference asset or other factors. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” for example, the increase or decrease in value of a particular dollar amount invested in the asset. The Fund may use equity swaps to invest in a market without owning or taking physical custody of securities, including in circumstances where direct investment may be restricted or is otherwise deemed impractical or disadvantageous.
Equity total return swaps can create long or short economic exposure to an underlying equity security, or to a basket of securities. Equity swap contracts may be structured in different ways. For example, under an equity total return swap contract, one party may agree to make payments to another based on the total economic performance of a notional amount of the underlying security or securities (including dividends and changes in market value) during a specified period, in return for periodic payments based on the application of a fixed or variable interest rate to the same notional amount. The purchaser of a long total return swap is paid the amount of any increase in value and pays the amount of any decrease in value, while the purchaser of a short total return swap is paid the amount of any decrease and pays the amount of any increase.
The Fund may enter into swaps, including DTRS, in order to access a specific equity market without purchasing or selling the underlying securities represented in the DTRS. DTRS are designed to replicate the performance of an underlying reference asset such as a portfolio of equities or ETFs. For example, the issuer of the DTRS agreement may agree to pay the Fund an amount equal to the performance of the underlying equities in a given period netted against a floating rate plus a spread or a fixed rate in the same period paid to the issuer by the Fund. The reference rate for the floating rate is typically based on an official interbank benchmark rate. The cash flows in a DTRS may be exchanged at maturity or periodically at each reset (e.g., monthly or quarterly). No notional amounts are exchanged at the start or at the maturity of the DTRS. In addition, pursuant to the terms of a DTRS, the underlying equities can be traded in the course of the day thereby changing the composition of the underlying equity portfolio, which provides the Fund with the ability to vary the market exposure obtained through investment in the DTRS. DTRS are subject to transaction costs, financing costs and other fees which will be borne by the Fund in connection with its investments in these instruments.
The swaps in which the Fund invests involve greater risks than if the Fund had invested in the reference assets directly, since, in addition to general market risks, these instruments are subject to counterparty risk, valuation risk, illiquidity risk and interest rate risk, among other risks. Adverse changes in market values, interest rates and currency exchange rates, or in the creditworthiness of swap counterparties and the issuers of the underlying assets may negatively affect the investment performance of the Fund and the investment performance of the Fund may be less favorable than it would have been if these investment techniques were not used. Swaps carry counterparty risks that cannot be fully anticipated. A Fund’s ability to realize a profit from swaps transactions will depend on the ability of the financial institutions with which it enters into the transactions to meet their obligations to the Fund. If a counterparty’s creditworthiness declines, the value of the agreement would be likely to decline, potentially resulting in losses to the Fund. If a default occurs by the other party to such transaction, the Fund will have contractual remedies pursuant to the agreements related to the transaction, which may be limited by applicable law in the case of a counterparty’s insolvency. In addition, the Fund may experience difficulty in valuing the swap or in determining the amounts owed to or by the counterparty, regardless of whether the counterparty has defaulted. Some swap agreements entail complex terms and may require a greater degree of subjectivity in their valuation. Under certain circumstances, suitable transactions may not be available to the Fund, or the Fund may be unable to close out its position under such transactions at the same time, or at the same price, as if it had purchased comparable publicly traded securities. Moreover, participants in the swap markets are not required to make continuous markets in the swap contracts they trade. Participants could refuse to quote prices for swap contracts or quote prices with an unusually widespread between the price at which they are prepared to buy and the price at which they are prepared to sell. The Advisor, under the supervision of the Board, is responsible for determining and monitoring the liquidity of the Fund’s swaps transactions in accordance with the Fund’s Liquidity Program.
As described above, some types of swap agreements, including DTRS, are negotiated bilaterally with a swap dealer and traded OTC between the two parties (“uncleared swaps”), while other swaps are transacted through an FCM and cleared through a clearinghouse that serves as a central counterparty (“cleared swaps”), and may be traded on swap execution facilities (“exchanges”). Parties to uncleared swaps face greater counterparty credit risk than those engaging in cleared swaps since performance of uncleared swap obligations is the responsibility only of the swap counterparty rather than a clearing house, as is the case with cleared swaps. As a result, the Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default, insolvency or bankruptcy of a swap agreement counterparty beyond any collateral received. In such an event, as noted above, the Fund will have contractual remedies pursuant to the swap agreements, but bankruptcy and insolvency laws could affect the Fund’s rights as a creditor.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and implementing rules adopted by the CFTC currently require the clearing and exchange-trading of the most common types of credit default index swaps and interest rate swaps, and it is expected that additional categories of swaps will in the future be designated as subject to mandatory clearing and trade execution requirements. Central clearing is intended to reduce counterparty credit risk and increase liquidity, but central clearing does not eliminate these risks completely. There is also a risk of loss by the Fund of the initial and variation margin deposits in the event of bankruptcy of the FCM with which the Fund has an open position, or the central counterparty in a swap contract. The assets of the Fund may not be fully protected in the event of the bankruptcy of the FCM or central counterparty because the Fund might be limited to recovering only a pro rata share of all available funds and margin segregated on behalf of an FCM’s customers. If an FCM does not provide accurate reporting, the Fund is also subject to the risk that the FCM could use the Fund’s assets, which are held in an omnibus account with assets belonging to the FCM’s other customers, to satisfy its own financial obligations or the payment obligations of another customer to the central counterparty. Credit risk of cleared swap participants is concentrated in a few clearinghouses, and the consequences of insolvency of a clearinghouse are not clear.
The Advisor and the Fund do not consider the Fund’s obligations under swap contracts senior securities and, accordingly, the Fund will not treat them as being subject to the Fund’s borrowing or senior securities restrictions to the extent such investments are purchased and held in compliance with the requirements of the 1940 Act and the rules thereunder.  To the extent that the Fund cannot dispose of a swap in the ordinary course of business within seven calendar days or less without the sale or disposition significantly changing the market value of the investment, the Fund will treat the swap as illiquid and subject to its overall limit on illiquid investments of 15% of the Fund’s net assets.
The Dodd-Frank Act and related regulatory developments imposed comprehensive regulatory requirements on swaps and swap market participants. The regulatory framework includes: (1) registration and regulation of swap dealers and major swap participants; (2) requiring central clearing and execution of standardized swaps; (3) imposing margin requirements on swap transactions; (4) regulating and monitoring swap transactions through position limits and large trader reporting requirements; and (5) imposing record keeping and centralized and public reporting requirements, on an anonymous basis, for most swaps. The CFTC is responsible for the regulation of most swaps. The SEC has jurisdiction over a small segment of the market referred to as “security-based swaps,” which includes swaps on single securities or credits, or narrow-based indices of securities or credits.
The regulation of cleared and uncleared swaps, as well as other derivatives, is a rapidly changing area of law and is subject to modification by government and judicial action. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the implementation or reduction of speculative position limits, the implementation of higher margin requirements, the establishment of daily price limits and the suspension of trading. It is not possible to predict fully the effects of current or future regulation. The requirements, even if not directly applicable to the Fund, may increase the cost of the Fund’s investments and cost of doing business. It is possible that developments in the swaps market, including potential government regulation, could adversely affect a Fund’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.
PARTICIPATORY NOTES
The Fund may invest in equity access products and instruments that have economic characteristics similar to equity securities, such as participation notes (also known as participatory notes) or other structured instruments that may be developed from time to time (collectively, “structured instruments”).
Structured instruments are notes that are issued by banks, broker-dealers or their affiliates and are designed to offer a return linked to a particular underlying equity security, basket of securities, or market. The local branch or broker-dealer will usually place the local market equity securities in a special purpose vehicle, which will issue instruments that reflect the performance of the underlying equity securities. The performance of the special purpose vehicle generally carries the unsecured guarantee of the sponsoring bank or broker-dealer. This guarantee does not extend to the performance or value of the underlying local market equity securities. For purposes of each Fund’s fundamental industry concentration policy, the Fund applies the restriction by reference to the industry of the issuer of the underlying equity securities and not the industry of the issuer of a structured instrument.
If the structured instrument were held to maturity, the issuer would pay to the purchaser the underlying instrument’s value at maturity with any necessary adjustments. The holder of a structured instrument that is linked to a particular underlying equity security, basket of securities, or market may be entitled to receive dividends paid in connection with that underlying security or instrument, but typically does not receive voting rights as it would if it directly owned the underlying security or instrument. Structured instruments have transaction costs. In addition, there can be no assurance that there will be a trading market for a structured instrument or that the trading price of a structured instrument will equal the underlying value of the security, instrument or market that it seeks to replicate.
Unlike a direct investment in equity securities, structured instruments typically involve a term or expiration date, potentially increasing the Fund’s turnover rate, transaction costs and tax liability. Due to transfer restrictions, the secondary markets on which a structured instrument is traded may be less liquid than the market for other securities, or may be completely illiquid, which may expose the Fund to risks of mispricing or improper valuation. Structured instruments typically constitute general unsecured contractual obligations of the banks, broker-dealers or their relevant affiliates that issue them, which subjects the Fund to counterparty risk (and this risk may be amplified if the Fund purchases structured instruments from only a small number of issuers). Structured instruments also have the same risks associated with a direct investment in the underlying securities, instruments or markets that they seek to replicate.

TRUSTEES AND OFFICERS
Trustees
Organization of the Board
The Board is responsible for establishing the Fund’s policies and for overseeing the management of the Fund.  The Board elects the officers of the Fund, who, along with third party service providers, are responsible for administering the day-to-day operations of the Fund.  The Board of the Fund is comprised of two interested Trustees and eight disinterested Trustees.  Gerard K. O’Reilly, an interested Trustee, is Chairman of the Board.  The disinterested Trustees of the Board designated Ingrid M. Werner as the lead disinterested Trustee.  As the lead disinterested Trustee, Ms. Werner, among other duties: acts as a principal contact for management for communications to the disinterested Trustees in between regular Board meetings; assists in the coordination and preparation of quarterly Board meeting agendas; raises and discusses issues with counsel to the disinterested Trustees; raises issues and discusses ideas with management on behalf of the disinterested Trustees in between regular meetings of the Board; and chairs executive sessions and separate meetings of the disinterested Trustees (other than Committee meetings, which are chaired by the respective Committee Chairperson).  David G. Booth serves as Chairman Emeritus to the Board.  The Board has designated David G. Booth, a former Chairman of the Fund, to serve as Chairman Emeritus to the Board in recognition of his years of service to both the Fund and Advisor. The Chairman Emeritus, which is a non-voting position, provides advice and counsel to the Trustees in connection with the Trustees’ management of the business and affairs of the Fund.  The Board believes the existing Board structure for the Fund is appropriate because it provides the disinterested Trustees with adequate influence over the governance of the Board and the Fund, while also providing the Board with the invaluable insight of the interested Trustees, who, as both officers of the Fund and the Advisor, participate in the day-to-day management of the Fund’s affairs, including risk management.
The agenda for each quarterly meeting of the Board is provided prior to the meeting to the lead disinterested Trustee in order to provide an opportunity to contact Fund management and/or the disinterested Trustees’ independent counsel regarding agenda items.  In addition, the disinterested Trustees regularly communicate with Mr. O’Reilly and Mr. Butler regarding items of interest to them in between regularly scheduled meetings of the Board.  The Board of the Fund meets in person at least four times each year and by telephone at other times.  At each in-person meeting, the disinterested Trustees meet in executive session with their independent counsel to discuss matters outside the presence of management.
The Board has four standing committees. The Audit Committee, Nominating Committee and Governance Committee (the “Nominating Committee”), and Mutual Funds-ETF Relations Committee are composed entirely of disinterested Trustees.  As described below, through these Committees, the disinterested Trustees have direct oversight of the Fund’s accounting and financial reporting policies, the selection and nomination of candidates to the Fund’s Board, and the operation and expense allocations of the Fund.  The Investment Strategy Committee (“Strategy Committee”) assists the Board in carrying out its fiduciary duties with respect to the oversight of the Fund and its performance.

The Board’s Audit Committee is comprised of Reena Aggarwal, Francis A. Longstaff, Abbie J. Smith, and Ingrid M. Werner. The Audit Committee for the Board oversees the Fund’s accounting and financial reporting policies and practices, the Fund’s internal controls, the Fund’s financial statements and the independent audits thereof, and performs other oversight functions as requested by the Board.  The Audit Committee for the Board recommends the appointment of the Fund’s independent registered public accounting firm and also acts as a liaison between the Fund’s independent registered public accounting firm and the full Board.  There were three Audit Committee meetings held for the Fund during the fiscal year ended October 31, 2024.
The Board’s Nominating Committee is comprised of Reena Aggarwal, Douglas W. Diamond, Francis A. Longstaff, and Heather E. Tookes.  The Nominating Committee for the Board makes recommendations for nominations of disinterested and interested members on the Board to the disinterested Board members and to the full Board.  The Nominating Committee works closely with the other disinterested Trustees to evaluate a candidate’s qualification for Board membership and the independence of such candidate from the Advisor and other principal service providers. The Nominating Committee also periodically reviews the Board governance practices, policies, procedures, and operations; reviews the membership of each committee of the Board; reviews and makes recommendations regarding the disinterested Trustees’ compensation; oversees the annual self-assessment of the Board and each committee; considers and recommends to the Board, the selection of “independent legal counsel” (as that term is defined in the 1940 Act); and monitors and considers corporate governance issues that may arise from time to time. There were three Nominating Committee meetings held for the Fund during the fiscal year ended October 31, 2024.
The Strategy Committee is comprised of Gerard K. O’Reilly, Douglas W. Diamond, Darrell Duffie, Stefan Nagel, and Heather E. Tookes. At the request of the Board or the Advisor, the Strategy Committee (i) reviews the design of possible new series of the Fund, (ii) reviews performance of existing series of the Fund, and discusses and recommends possible enhancements to the series’ investment strategies, (iii) reviews proposals by the Advisor to modify or enhance the investment strategies or policies of each series, and (iv) considers issues relating to investment services for each series of the Fund.  There were four Strategy Committee meetings held for the Fund during the fiscal year ended October 31, 2024.
The Mutual Funds-ETF Relations Committee is comprised of Reena Aggarwal, Darrell Duffie, Stefan Nagel, and Ingrid M. Werner. At the request of the Board, the Mutual Funds-ETF Relations Committee (i) reviews any newly-proposed expenses to be borne by the mutual funds of the DFA Fund Complex (defined below) or changes to the existing expense allocations among the ETFs in the Dimensional ETF Trust (“Dimensional ETFs”), portfolios in the DFA mutual fund complex (“Fund Complex”) and the Advisor, (ii) considers any conflicts of interest that may arise in the operations of the Dimensional ETFs and the portfolios in the Fund Complex, (iii) reviews and considers relevant information relating to the operations of the Dimensional ETFs, and (iv) considers asset flows and performance differences between the similarly managed mutual funds and the ETFs in the DFA Fund Complex (defined below). There were no Mutual Funds-ETF Relations Committee meetings held for the Trust during the fiscal year ended October 31, 2024.

The Board of the Fund, including all of the disinterested Trustees, oversees and approves the contracts of the third-party service providers that provide advisory, administrative, custodial and other services to the Fund.
Board Oversight of Risk Management
The Board, as a whole, considers risk management issues as part of its general oversight responsibilities throughout the year at regular board meetings, through regular reports that have been developed by Fund management and the Advisor.  These reports address certain investment, valuation, liquidity, derivatives, and compliance matters.  The Board also may receive special written reports or presentations on a variety of risk issues, either upon the Board’s request or upon the initiative of the Advisor.  In addition, the Audit Committee of the Board meets regularly with management of the Advisor to review reports on the Advisor’s examinations of functions and processes that affect the Fund.
With respect to investment risk, the Board receives regular written reports describing and analyzing the investment performance of the Fund’s series.  The Board discusses these reports and the portfolios’ performance and investment risks with management of the Advisor at the Board’s regular meetings.  The Investment Committee of the Advisor meets regularly to discuss a variety of issues, including the impact that the investment in particular securities or instruments, such as derivatives, may have on the series.  To the extent that the Investment Committee of the Advisor decides to materially change an investment strategy or policy of a series and such change could have a significant impact on the series’ risk profile, the Advisor will present such change to the Board for their approval.
With respect to valuation, the Advisor and the Fund’s administrative and accounting agent provide regular written reports to the Board that enable the Board to review the Advisor’s fair valuation process.  Such reports also include information concerning illiquid and any worthless securities held by each series.  In addition, the Fund’s Audit Committee reviews valuation procedures and pricing results with the Fund’s independent registered public accounting firm in connection with such Committee’s review of the results of the audit of each series’ year-end financial statements.
With respect to liquidity risk, the Board oversees the Fund’s liquidity risk through, among other things, receiving periodic reporting and presentations by investment and other personnel of the Advisor. Additionally, as required by the Liquidity Rule, the Board, including a majority of the disinterested Trustees, approved the Fund’s Liquidity Program, which is reasonably designed to assess and manage the Fund’s liquidity risk, and appointed the Liquidity Program Administrator that is responsible for administering the Liquidity Program. The Board also reviews, no less frequently than annually, a written report prepared by the Liquidity Program Administrator that addresses, among other items, the operation of the Liquidity Program and assesses its adequacy and effectiveness of implementation.
With respect to derivatives risk, the Board approved the designation of the Derivatives Risk Manager (“DRM”), which is responsible for administering the derivatives risk management program (“DRMP”) for the portfolios that are required to adopt and implement a DRMP. The

Board regularly receives written reports from the DRM regarding the implementation of the DRMP, including on a quarterly and annual basis, and meets with the DRM on a periodic basis.
With respect to compliance risks, the Board receives regular compliance reports prepared by the Advisor’s compliance group and meets regularly with the Fund’s Global Chief Compliance Officer (CCO) to discuss compliance issues, including compliance risks.  As required under SEC rules, the disinterested Trustees meet in executive session with the CCO, and the Fund’s CCO prepares and presents an annual written compliance report to the Board.  The Fund’s Board adopts compliance policies and procedures for the Fund and receives information about the compliance procedures in place for the Fund’s service providers.  The compliance policies and procedures are specifically designed to detect and prevent violations of the federal securities laws.
The Advisor periodically provides information to the Board relevant to enterprise risk management describing the way in which certain risks are managed at the complex-wide level by the Advisor.  Such presentations include areas such as counter-party risk, material fund vendor or service provider risk, investment risk, reputational risk, personnel risk and business continuity risk.
Trustee Qualifications
When a vacancy occurs on the Board, the Nominating Committee of the Board evaluates a candidate’s qualification for Board membership and the independence of such candidate from the Advisor and other principal service providers.  While the Nominating Committee believes that there are no specific minimum qualifications for a candidate to possess or any specific educational background, qualities, skills, or prior business and professional experience that are necessary, in considering a candidate’s qualifications, the Nominating Committee may consider the following factors, among others, which may change over time or have different weight: (1) whether or not the person is willing to serve and willing and able to commit the time necessary for the performance of the duties of a Board member; (2) the candidate’s judgment, skill, diversity, and experience with investment companies and other organizations of comparable purpose, complexity and size; (3) the business activities of the Fund, including any new marketing or investment initiatives, and whether the candidate possesses relevant experience in these areas; (4) whether the person’s business background or other business activities would be incompatible with the Fund’s and the Advisor’s business purposes; (5) the interplay of the candidate’s experience with the experience of other Board members and how the candidate and his or her academic or business experience will be perceived by the Fund’s shareholders; and (6) the extent to which the candidate would be a desirable addition to the Board and any committees thereof.
While the Nominating Committee is solely responsible for the selection and recommendation to the Board of disinterested Board candidates, the Committee will consider nominees recommended by Qualifying Fund Shareholders if a vacancy occurs among Board members.  A Qualifying Fund Shareholder is a shareholder, or group of shareholders, that:  (i) owns of record, or beneficially through a financial intermediary, 5% or more of the Fund’s outstanding shares, and (ii) has owned such shares for 12 months or more prior to submitting the recommendation to the Nominating Committee.  Such recommendations shall be directed to the

Secretary of the Fund at 6300 Bee Cave Road, Building One, Austin, Texas 78746.  The Qualifying Fund Shareholder’s letter should include:  (i) the name and address of the Qualifying Fund Shareholder making the recommendation; (ii) the number of shares of the Fund that are owned of record and beneficially by such Qualifying Fund Shareholder, and the length of time that such shares have been so owned by the Qualifying Fund Shareholder; (iii) a description of all arrangements and understandings between such Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (iv) the name and address of the nominee; and (v) the nominee’s resume or curriculum vitae.  The Qualifying Fund Shareholder’s letter must be accompanied by a written consent of the individual to stand for election if nominated for the Board and to serve if elected by shareholders.  The Nominating Committee also may seek such additional information about the nominee as the Nominating Committee considers appropriate, including information relating to such nominee that is required to be disclosed in solicitations or proxies for the election of Board members.
The Nominating Committee of the Board believes that it is in the best interests of the Fund and its shareholders to obtain highly-qualified individuals to serve as members of the Board.  The Fund’s Board believes that each Trustee currently serving on the Board has the experience, qualifications, attributes and skills to allow the Board to effectively oversee the management of the Fund and protect the interests of shareholders.  The Board noted that each Trustee had professional experience in areas of importance for investment companies.  The Board considered that each disinterested Trustee held an academic position in the areas of finance or accounting.  Reena Aggarwal, Douglas W. Diamond, Darrell Duffie, Francis A. Longstaff, Heather E. Tookes, Stefan Nagel, and Ingrid M. Werner are each Professors of Finance, while Abbie J. Smith is a Professor of Accounting.  The Board also noted that Reena Aggarwal, Darrell Duffie, Abbie J. Smith, Heather E. Tookes, and Ingrid M. Werner each had experience serving as a director or trustee on the boards of operating companies and/or other investment companies.  In addition, the Board considered that Gerard K. O’Reilly and David P. Butler contributed valuable experience due to their positions with the Advisor.
Certain biographical information for each disinterested Trustee and each interested Trustee of the Fund is set forth in the tables below, including a description of each Trustee’s experience as a Trustee of the Fund and as a director or trustee of other funds, as well as other recent professional experience.

Disinterested Trustees
Name, Address and Year of Birth	Position	Term of Office[1] and Length of Service	Principal Occupation During At Least the Past 5 Years	Portfolios within the DFA Fund Complex[2] Overseen	Other Directorships Held During At Least the Past 5 Years
Reena Aggarwal c/o Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746 1957	Trustee	Since 2021
Robert E. McDonough Professor of Finance (since 2003) and Professor of Finance (since 2000), McDonough School of Business, Georgetown University and Director, Georgetown Center for Financial Markets and Policy (since 2010). Formerly, Vice Provost of Faculty, Georgetown University (2016-2020).
165 portfolios in 5 investment companies
Director, Cohen & Steers (asset management firm) (since 2016) and Director, Nuveen Churchill Direct Lending (private business development company) (since 2019). Formerly, Director, New York Life Investment Management IndexIQ (2008-2021) (22 funds); and formerly, Director, Brightwood Capital Advisors, L.P. (private equity) (2013-2020).

Douglas W. Diamond c/o Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746 1953	Trustee	Since 2017	Merton H. Miller Distinguished Service Professor of Finance, University of Chicago Booth School of Business (since 1979). Formerly, Visiting Scholar, Federal Reserve Bank of Richmond (1990-2019).	165 portfolios in 5 investment companies	None
Darrell Duffie c/o Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746 1954	Trustee	Since 2019	Adams Distinguished Professor of Management and Professor of Finance, Stanford University (since 1984) and Consultant, Keystone Strategy, LLC (litigation consulting firm) (2025).	165 portfolios in 5 investment companies	Director, TNB Inc. (bank) (since 2020)
Francis A. Longstaff c/o Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746 1956	Trustee	Since 2021
Allstate Professor of Insurance and Finance and Distinguished Professor, UCLA, Anderson School of Management (since 1992); Consultant, NERA Economic Consulting (since 2018); Consultant, Charles River Associates (economic consulting firm) (since 2013); Consultant, Simplex Holdings, Inc. (technology firm) (since 1998); and Expert Witness, Analysis Group (economic consulting firm) (since 2012).
				165 portfolios in 5 investment companies	None
Stefan Nagel University of Chicago Booth School of Business 5807 S. Woodlawn Avenue Chicago, IL 60637 1973	Trustee	Since September 2024
Fama Family Distinguished Service Professor of Finance, University of Chicago Booth School of Business (since 2017); President-Elect (since 2024) and formerly, Vice President (2022-2024), Western Finance Association (global association of academic researchers and practitioners in finance) (since 2022); and Consultant, The Northern Trust Company (since 2023). Formerly, Executive Editor, Journal of Finance (2016-2022).
				165 portfolios in 5 investment companies	Director, Center for Research in Security Prices, LLC (provider of historical data on securities prices and investable indexes) (since 2024).

Name, Address and Year of Birth	Position	Term of Office[1] and Length of Service	Principal Occupation During At Least the Past 5 Years	Portfolios within the DFA Fund Complex[2] Overseen	Other Directorships Held During At Least the Past 5 Years
Abbie J. Smith University of Chicago Booth School of Business 5807 S. Woodlawn Avenue Chicago, IL 60637 1953	Trustee	Since 2000	Boris and Irene Stern Distinguished Service Professor of Accounting and James S. Ely, III Faculty Fellow, University of Chicago Booth School of Business (since 1980).	165 portfolios in 5 investment companies
Director, (since 2000) and formerly, Audit Committee Chair (2019 – 2022), HNI Corporation (office furniture); Director, Audit Committee member and formerly, Audit Committee Chair, Ryder System Inc. (transportation, logistics and supply-chain management) (since 2003); and Trustee (since 2009) and Audit Committee member (since 2022), UBS Funds (2 investment companies within the fund complex) (10 portfolios).

Heather E. Tookes Yale School of Management 165 Whitney Avenue New Haven, CT 06511 1974	Trustee	Since 2021	Deputy Dean for Faculty (since 2022) and Professor of Finance (since 2004), Yale School of Management.	165 portfolios in 5 investment companies
Director, Ariel Investments LLC (investment adviser) (since 2017); Director, Charles River Associates (economic consulting firm) (since 2022); and Director, Community Foundation of Greater New Haven (community foundation and grant-making) (since 2022). Formerly, Director, Payoneer Inc. (digital payments) (2021-2023).

Name, Address and Year of Birth	Position	Term of Office[1] and Length of Service	Principal Occupation During At Least the Past 5 Years	Portfolios within the DFA Fund Complex[2] Overseen	Other Directorships Held During At Least the Past 5 Years
Ingrid M. Werner c/o Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746 1961	Trustee	Since 2019
Martin and Andrew Murrer Professor of Finance, Fisher College of Business, The Ohio State University (since 1998); Adjunct Member, the Prize Committee for the Swedish Riksbank Prize in Economic Sciences in Memory of Alfred Nobel (annual award for significant scientific research contribution) (since 2018); Chairman, Scientific Advisory Board, Swedish House of Finance (institute supporting academic research in finance) (since 2014); Member, Scientific Board, Danish Finance Institute (institute supporting academic research in finance) (since 2017); and Fellow, Center for Analytical Finance (academic research) (since 2015). Formerly, Member, Academic Board, Mistra Financial Systems (organization funding academic research on environment, governance and climate/sustainability in finance) (2016-2021); formerly, Director, American Finance Association (global association of academic researchers and practitioners in finance) (2019-2022); formerly, Associate Editor, Journal of Finance (2016-2022); formerly Member, Scientific Board, Leibniz Institute for Financial Research (institute supporting academic research in finance) (2020-2023); and formerly, Chair, Economic Advisory Committee, FINRA (2017-2024).
				165 portfolios in 5 investment companies	Director, Fourth Swedish AP Fund (pension fund asset management) (since 2017).

Interested Trustees
The following interested Trustees are described as such because each is deemed to be an “interested person,” as that term is defined under the 1940 Act, due to his position with the Advisor.
Name, Address and Year of Birth	Position	Term of Office[1] and Length of Service	Principal Occupation During At Least the Past 5 Years	Portfolios within the DFA Fund Complex[2] Overseen	Other Directorships Held During At Lease the Past 5 Years
David P. Butler c/o Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One, Austin, TX 78746 1964	Trustee Co-Chief Executive Officer	Trustee since 2021 Co-Chief Executive Officer since 2017
Co-Chief Executive Officer of the Fund, DFAIDG, Dimensional Investment Group Inc. (“DIG”), The DFA Investment Trust Company (“DFAITC”), Dimensional Holdings Inc., Dimensional Fund Advisors LP, Dimensional Investment LLC, and DFA Securities LLC (collectively with DEM, DFAIDG, DIG and DFAITC, the “DFA Entities”) (since 2017), DFA Canada LLC (since 2018), Dimensional Holdings LLC (since 2017), and Dimensional ETF Trust (since 2020); Chief Executive Officer of Dimensional Fund Advisors Canada ULC (since 2018), Director (since 2017) of Dimensional Holdings Inc., Dimensional Fund Advisors Canada ULC, Dimensional Japan Ltd., Dimensional Advisors Ltd., and DFA Australia Limited; Director and Co-Chief Executive Officer (since 2017) of Dimensional Cayman Commodity Fund I Ltd.; Head of Global Financial Advisor Services for Dimensional Investment LLC (since 2017). Formerly, Director (2017-2021) of Dimensional Fund Advisors Ltd.
				165 portfolios in 5 investment companies	None
Gerard K. O’Reilly c/o Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One, Austin, TX 78746 1976	Chairman and Trustee Co-Chief Executive Officer and Co-Chief Investment Officer	Chairman and Trustee since 2021 Co-Chief Executive Officer since 2017 Co-Chief Investment Officer since February 2024
Co-Chief Executive Officer (since 2017), Co-Chief Investment Officer (since February 2024), and Chief Investment Officer (2017 – February 2024) of the DFA Entities; Co-Chief Executive Officer (since 2020), Co-Chief Investment Officer (since February 2024), and Chief Investment Officer (2020 – February 2024) of Dimensional ETF Trust; Co-Chief Executive Officer of DFA Canada LLC (since 2018); Co-Chief Investment Officer (since February 2024), and Chief Investment Officer (2017 – February 2024) of Dimensional Fund Advisors Canada ULC; Director (since 2017), Co-Chief Investment Officer (since February 2024), Chief Investment Officer (2017 – February 2024) and Vice President (since 2014) of DFA Australia Limited; Co-Chief Investment Officer (since February 2024), Chief Investment Officer (2018 – February 2024) and Vice President (since 2016) of Dimensional Japan Ltd.; Co-Chief Executive Officer (since 2017), Co-Chief Investment Officer (since February 2024), and Chief Investment Officer (2017 – February 2024) of Dimensional Holdings, LLC; Director and Co-Chief Executive Officer (since 2017), Co-Chief Investment Officer (since February 2024) and Chief Investment Officer (2017 – February 2024) of Dimensional Cayman Commodity Fund I Ltd.; Director of Dimensional Funds plc (since 2014), Dimensional Fund II plc (since 2014), Dimensional Holdings Inc. (since 2017), Dimensional Advisors Ltd. (since 2017), and Dimensional Ireland Limited (since 2018). Formerly, Director of Dimensional Fund Advisors Ltd. (2018-2021).
				165 portfolios in 5 investment companies	None

[1]
Each Trustee holds office for an indefinite term until his or her successor is elected and qualified. The disinterested Trustees have, however, adopted a retirement policy that permits each disinterested Trustee to serve until December 31st of the year in which the disinterested Trustee turns 75.  The Board may determine to extend the term of a disinterested Trustee on a case-by-case basis, as appropriate.

[2]
Each Trustee is a director or trustee of each of the five registered investment companies within the DFA Fund Complex, which include: DFAIDG; DIG; DFAITC; the Fund; and Dimensional ETF Trust. Each disinterested Trustee also serves on the Independent Review Committee of the Dimensional Funds, mutual funds registered in the provinces of Canada and managed by the Advisor’s affiliate, Dimensional Fund Advisors Canada ULC.

Information relating to each Trustee’s ownership (including the ownership of his or her immediate family) in the Fund and in all registered investment companies in the DFA Fund Complex as of December 31, 2024 is set forth in the chart below.
Name	Dollar Range of Fund Shares Owned	Aggregate Dollar Range of Shares Owned in All Funds Overseen by Trustee in Family of Investment Companies
Disinterested Trustees:
Reena Aggarwal	None	None Directly; Over $100,000 in Simulated Funds*
Douglas W. Diamond	None	None Directly; Over $100,000 in Simulated Funds*
Darrell Duffie	None	$10,001 - $50,000
Francis A. Longstaff	None	None
Stefan Nagel	None	Over $100,000
Abbie J. Smith	None	None Directly; Over $100,000 in Simulated Funds*
Heather E. Tookes	None	None Directly; Over $100,000 in Simulated Funds*
Ingrid M. Werner	None	Over $100,000; Over $100,000 in Simulated Funds*
Interested Trustees:
David P. Butler	None	Over $100,000
Gerard K. O’Reilly	None	Over $100,000

*
As discussed below, the compensation to certain of the disinterested Trustees may be in amounts that correspond to a hypothetical investment in a cross-section of the DFA Funds.  Thus, the disinterested Trustees who are so compensated experience the same investment returns that are experienced by shareholders of the DFA Funds although the disinterested Trustees do not directly own shares of the DFA Funds.

Set forth below is a table listing, for each Trustee entitled to receive compensation, the compensation received from the Fund during the fiscal year ended October 31, 2024 and the total compensation received from all five registered investment companies for which the Advisor served as investment advisor during that same fiscal period.  The table also provides the compensation paid by the Fund to the Fund’s Chief Compliance Officer for the fiscal year ended October 31, 2024.
Name and Position	Aggregate Compensation from the Fund*	Pension or Retirement Benefits as Part of Expenses	Estimated Annual Benefits upon Retirement	Deferred Amount[1]	Total Compensation from the Fund and DFA Fund Complex Paid to Trustees[1,2]
Reena Aggarwal Trustee	$7,067	N/A	N/A	$191,000	$412,000
Douglas W. Diamond Trustee	$10,118	N/A	N/A	N/A	$587,000
Darrell Duffie Trustee	$7,067	N/A	N/A	N/A	$412,000
Francis A. Longstaff Trustee	$7,067	N/A	N/A	N/A	$412,000
Stefan Nagel[3] Trustee	$3,085	N/A	N/A	N/A	$191,000
Abbie J. Smith Trustee	$7,590	N/A	N/A	N/A	$442,000
Heather E. Tookes Trustee	$7,067	N/A	N/A	$203,000	$412,000
Ingrid M. Werner Lead Disinterested Trustee	$7,067	N/A	N/A	$85,400	$412,000
Randy C. Olson Chief Compliance Officer	$7,589	N/A	N/A	N/A	N/A

[1]
Under a deferred compensation plan (the “Plan”) adopted effective January 1, 2002, the disinterested Trustees of the Fund may defer receipt of all or a portion of the compensation for serving as members of the five Boards of Directors/Trustees of the investment companies in the DFA Fund Complex (the “DFA Funds”).  Amounts deferred under the Plan are treated as though equivalent dollar amounts had been invested in shares of a cross-section of the DFA Funds (the “Reference Funds” or “Simulated Funds”).  The amounts ultimately received by the disinterested Trustees under the Plan will be directly linked to the investment performance of the Reference Funds.  Deferral of fees in accordance with the Plan will have a negligible effect on a fund’s assets, liabilities, and net income per share, and will not obligate a fund to retain the services of any disinterested Trustee or to pay any particular level of compensation to the disinterested Trustee.  A disinterested Trustee’s deferred compensation will be distributed at the earlier of: (a) January in the year after the disinterested Trustee’s resignation from the Boards of Directors/Trustees of the DFA Funds, or death or disability; or (b) five years following the first deferral, in such amounts as the disinterested Trustee has specified.  The obligations of the DFA Funds to make payments under the Plan will be unsecured general obligations of the DFA Funds, payable out of the general assets and property of the DFA Funds.

[2]
The term “DFA Fund Complex” refers to the five registered investment companies for which the Advisor performs advisory and administrative services and for which the individuals listed above serve as directors/trustees on the Boards of Directors/Trustees of such companies.

[3]
Stefan Nagel was appointed to the Boards of the DFA Fund Complex effective September 1, 2024. The total amount shown under Total Compensation from DFA Fund Complex Paid to Trustees for Mr. Nagel includes $43,667 in consulting fees he received for serving as an independent consultant to the DFA Fund Complex from

July 1, 2024 through September 1, 2024. The amount shown under Aggregate Compensation from the Fund includes the portion of such consulting fees Mr. Nagel received that were allocated to the Fund.

Officers
Below is the name, year of birth, information regarding positions with the Fund and the principal occupation for each officer of the Fund.  The address of each officer is 6300 Bee Cave Road, Building One, Austin, TX 78746.  Each of the officers listed below holds the same office (except as otherwise noted) in the DFA Entities.
Name and Year of Birth	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years
Melissa Barker 1988	Assistant Treasurer	Since December 2023
Assistant Treasurer (since December 2023) of
• DFAIDG, DIG, DFAITC, DEM and Dimensional ETF Trust
Senior Tax Manager (since January 2023) of
• Dimensional Fund Advisors LP
Investment Tax Manager (May 2020 – December 2022) of
• Dimensional Fund Advisors LP
Assistant Vice President Tax Services (September 2013 – May 2020) of
• SS&C ALPS Advisors

Valerie A. Brown 1967	Vice President and Assistant Secretary	Since 2001
Vice President and Assistant Secretary of
• all the DFA Entities (since 2001)
• DFA Australia Limited (since 2002)
• Dimensional Fund Advisors Ltd. (since 2002)
• Dimensional Cayman Commodity Fund I Ltd. (since 2010)
• Dimensional Fund Advisors Pte. Ltd. (since 2012)
• Dimensional Hong Kong Limited (since 2012)
• Dimensional ETF Trust (since 2020)
Director, Vice President and Assistant Secretary (since 2003) of
• Dimensional Fund Advisors Canada ULC

Ryan P. Buechner 1982	Vice President and Assistant Secretary	Since 2019
Vice President and Assistant Secretary of
• DFAIDG, DIG, DFAITC and DEM (since 2019)
• Dimensional ETF Trust (since 2020)
Vice President (since January 2018) of
• Dimensional Holdings Inc.
• Dimensional Fund Advisors LP

Name and Year of Birth	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years
• Dimensional Investment LLC Formerly, Vice President (2018-2024) of • DFA Securities LLC
Stephen A. Clark 1972	Executive Vice President	Since 2017
Executive Vice President of
• all the DFA Entities (since 2017)
• Dimensional ETF Trust (since 2020)
Director and Vice President (since 2016) of
• Dimensional Japan Ltd.
Chairman (since 2018) of
• Dimensional Fund Advisors Canada ULC
President and Director (since 2016) of
• Dimensional Fund Advisors Canada ULC
Vice President (since 2008) and Director (since 2016) of
• DFA Australia Limited
Director (since 2016) of
• Dimensional Advisors Ltd.
• Dimensional Fund Advisors Pte. Ltd.
• Dimensional Hong Kong Limited
Vice President of
• Dimensional Advisors Ltd. (since 2016)
• Dimensional Hong Kong Limited (since 2016)
• Dimensional Fund Advisors Pte. Ltd. (since 2019)
Formerly, Director (2016-2021) of
• Dimensional Fund Advisors Ltd.
Formerly, Vice President (2004 – 2017) of
• all the DFA Entities
Formerly, Vice President (2010 – 2016) of
• Dimensional Fund Advisors Canada ULC
Formerly, Vice President (2016-2019) of
• Dimensional Fund Advisors Pte. Ltd.
Formerly, Interim Chief Executive Officer (2019-2020) of
• Dimensional Fund Advisors Pte. Ltd.
Formerly, Head of Institutional, North America (2012 – 2013) and Head of Global Institutional Services (2014-2018) for
• Dimensional Fund Advisors LP

Lisa M. Dallmer 1972	Chief Operating Officer	Since June 2021	Chief Operating Officer (since June 2021) of • the DFA Fund Complex Executive Vice President (since January 2020) of

Name and Year of Birth	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years

• Dimensional Holdings Inc.
• Dimensional Fund Advisors LP
• Dimensional Investment LLC
• DFA Securities LLC
Chief Operating Officer (since December 2019) of
• Dimensional Holdings Inc.
• Dimensional Fund Advisors LP
• Dimensional Investment LLC
• DFA Securities LLC
Vice President (since 2020) of
• DFA Australia Limited
• Dimensional Advisors Ltd.
• Dimensional Fund Advisors Canada ULC
• Dimensional Fund Advisors Pte. Ltd.
• Dimensional Ireland Limited
• Dimensional Japan Ltd.
Formerly, Vice President, Chief Financial Officer, and Treasurer (June 2020-June 2021) of
• the DFA Fund Complex
Formerly, Senior Vice President, Business Operations (March 2019 – October 2019) at
• Delphix Inc.
Formerly, Chief Operating Officer Global Technology & Operations, Managing Director (2014 – 2018) of
• BlackRock Inc.

Bernard J. Grzelak 1971	Vice President	Since June 2021
Vice President (since June 2021) of
• the DFA Fund Complex
Vice President, Chief Financial Officer and Treasurer (since September 2020) of
• DFA Australia Limited
• Dimensional Fund Advisors Canada ULC
• DFA Securities LLC
• Dimensional Advisors Ltd.
• Dimensional Fund Advisors LP
• Dimensional Fund Advisors Ltd.
• Dimensional Fund Advisors Pte. Ltd.
• Dimensional Holdings Inc.
• Dimensional Hong Kong Limited
• Dimensional Investment LLC
Vice President (since March 2021) of

Name and Year of Birth	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years

• Dimensional Ireland Limited
Formerly, Partner (2008 – 2020), Chief Operating Officer, Global Funds and Risk (2018 – 2020), Chief Operations Officer (2016 – 2018), and Director of Fund Administration (2003 – 2016), of
• Lord Abbett & Co. LLC
Formerly, Chief Financial Officer (2017 - 2020), and Treasurer (2003 – 2017) of
• Lord Abbett Family of Funds

Eric Hall 1978	Vice President and Assistant Treasurer	Since June 2021
Vice President and Assistant Treasurer (since June 2021) of
• the DFA Fund Complex
Formerly, Data Integrity Team Lead (December 2019 – April 2021) of
• Clearwater Analytics
Formerly, Assistant Vice President and Assistant Treasurer (March 2015 – November 2019) at
• INVESCO, U.S. (formerly, OppenheimerFunds, Inc.)

Jeff J. Jeon 1973	Vice President	Since 2004
Vice President (since 2004) of
• all the DFA Entities
Vice President (since 2020) of
• Dimensional ETF Trust
Vice President and Assistant Secretary (since 2010) of
• Dimensional Cayman Commodity Fund I Ltd.
Formerly, Assistant Secretary (2017-2019) of
• all the DFA Entities

Carolyn S. Lee 1974	Vice President and Secretary	Vice President since 2010 and Secretary since 2017
Vice President and Secretary of
• DFAIDG, DIG, DFAITC and DEM (since 2010 and 2017, respectively)
• Dimensional ETF Trust (since 2020)

Vice President (since 2010) and Assistant Secretary (since 2016) of
• Dimensional Fund Advisors LP
• Dimensional Holdings Inc.
• Dimensional Investment LLC

Vice President of
• DFA Securities LLC (since 2010)

Name and Year of Birth	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years
• Dimensional Cayman Commodity Fund I Ltd. (since 2010) • Dimensional Fund Advisors Canada ULC (since 2016) Assistant Secretary (since 2016) of • DFA Securities LLC
Joy Lopez 1971	Vice President and Assistant Treasurer	Vice President since 2015 and Assistant Treasurer since 2017
Vice President of
• DFAIDG, DIG, DFAITC and DEM (since 2015)
• Dimensional Fund Advisors LP (since 2015)
• Dimensional Fund Advisors Ltd. (since 2015)
• Dimensional ETF Trust (since 2020)
• DFA Australia Limited (since 2020)
• Dimensional Fund Advisors Canada ULC (since 2020)
• Dimensional Ireland Limited (since 2020)
Assistant Treasurer of
• DFAIDG, DIG, DFAITC and DEM (since 2017)
• Dimensional ETF Trust (since 2020)
Formerly, Vice President (2015-2024) of
• DFA Securities LLC

Kenneth M. Manell 1972	Vice President	Since 2010
Vice President of
• DFAIDG, DIG, DFAITC and DEM (since 2010)
• Dimensional Fund Advisors LP (since 2010)
• Dimensional Cayman Commodity Fund I Ltd. (since 2010)
• Dimensional ETF Trust (since 2020)
Formerly, Vice President (2010-2024) of
• DFA Securities LLC

Jan Miller 1963	Vice President, Chief Financial Officer, and Treasurer	Since June 2021
Vice President, Chief Financial Officer, and Treasurer (since June 2021) of
• the DFA Fund Complex
Vice President (since January 2023) of
• Dimensional Holdings Inc.
• Dimensional Fund Advisors LP
• Dimensional Investment LLC
Vice President (since April 2022) of

Name and Year of Birth	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years

• Dimensional Fund Advisors Canada ULC
Formerly, Vice President (2023-2024) of
• DFA Securities LLC
Formerly, Director (May 2019 – January 2021) at
• INVESCO, U.S. (formerly, OppenheimerFunds, Inc.)
Formerly, Vice President and Assistant Treasurer (September 2012 – May 2019) at
• OppenheimerFunds, Inc.

Catherine L. Newell 1964	President and General Counsel	President since 2017 and General Counsel since 2001
President of
• DFAIDG, DIG, DFAITC and DEM (since 2017)
• Dimensional ETF Trust (since 2020)
General Counsel of
• all the DFA Entities (since 2001)
• Dimensional Fund Advisors LP (since 2006)
• Dimensional Holdings Inc (since 2006)
• Dimensional Investment LLC (since 2009)
• DFA Canada LLC (since 2009)
• Dimensional ETF Trust (since 2020)
Executive Vice President (since 2017) of
• Dimensional Fund Advisors LP
• Dimensional Holdings Inc.
• DFA Securities LLC
• Dimensional Investment LLC
Secretary of
• Dimensional Fund Advisors LP (since 2006)
• Dimensional Holdings Inc. (since 2006)
• DFA Securities LLC (since 2006)
• Dimensional Investment LLC (since 2009)
Vice President (since 1997) and Secretary (since 2002) of
• DFA Australia Limited
• Dimensional Fund Advisors Ltd.
Vice President and Secretary of
• Dimensional Fund Advisors Canada ULC (since 2003)
• DFA Canada LLC (since 2009)
• Dimensional Cayman Commodity Fund I Ltd. (since 2010)

Name and Year of Birth	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years

• Dimensional Japan Ltd. (since 2012)
• Dimensional Advisors Ltd (since 2014)
• Dimensional Fund Advisors Pte. Ltd. (since 2012)
Vice President and Assistant Secretary (since 2012) of
• Dimensional Hong Kong Limited
Director of
• Dimensional Australia Limited (since 2007)
• Dimensional Funds plc (since 2002)
• Dimensional Funds II plc (since 2006)
• Dimensional Japan Ltd. (since 2012)
• Dimensional Advisors Ltd. (since 2012)
• Dimensional Fund Advisors Pte. Ltd. (since 2012)
• Dimensional Hong Kong Limited (since 2012)
• Dimensional Ireland Limited (since 2018)
Formerly, Vice President and Secretary (2010 – 2014) of
• Dimensional SmartNest (US) LLC
Formerly, Vice President (1997 – 2017) and Secretary (2000 – 2017) of
• DFAIDG, DIG, DFAITC and DEM
Formerly, Vice President of
• Dimensional Fund Advisors LP (1997 – 2017)
• Dimensional Holdings Inc. (2006 – 2017)
• DFA Securities LLC (1997 – 2017)
• Dimensional Investment LLC (2009 – 2017)
Formerly, Director (2002 – 2021) of
• Dimensional Fund Advisors Ltd.

Selwyn J. Notelovitz 1961	Vice President	Since September 2021
Vice President (since September 2021) of
• the DFA Fund Complex
Vice President (since December 2012) and Chief Compliance Officer (since July 2020) of
• DFA Securities LLC
• Dimensional Fund Advisors LP
• Dimensional Holdings Inc.
• Dimensional Investment LLC
Chief Compliance Officer (since July 2020) of
• DFA Australia Limited
• Dimensional Fund Advisors Ltd.
• Dimensional Fund Advisors Canada ULC

Name and Year of Birth	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years

Formerly, Deputy Chief Compliance Officer (2013-2020) of
• the DFA Fund Complex
• DFA Securities LLC
• Dimensional Fund Advisors LP
• Dimensional Holdings Inc.
• Dimensional Investment LLC
Formerly, Vice President (2013-2020) of
• the DFA Fund Complex
Formerly, Director (2019-2021) of
• Dimensional Ireland Limited

Randy C. Olson 1980	Chief Compliance Officer	Since 2020
Chief Compliance Officer (since 2020) of
• the DFA Fund Complex
Vice President (since 2016) of
• DFA Securities LLC
• Dimensional Fund Advisors LP
• Dimensional Holdings Inc.
• Dimensional Investment LLC
Formerly, Vice President – Senior Compliance Officer of
• Dimensional Investment Advisors LP (January 2020 – August 2020 and July 2014 – March 2017)
Formerly, Vice President – Head of Compliance & Operations Asia Ex-Japan of
• Dimensional Investment Advisors LP (April 2017 – January 2020)

Savina B. Rizova 1981	Co-Chief Investment Officer	Since February 2024
Co-Chief Investment Officer (since February 2024) of
• DFAIDG, DIG, DFAITC, DEM and Dimensional ETF Trust
• DFA Australia Limited
• DFA Securities LLC
• Dimensional Cayman Commodity Fund I Ltd.
• Dimensional Fund Advisors Canada ULC
• Dimensional Fund Advisors LP
• Dimensional Holdings Inc.
• Dimensional Holdings LLC
• Dimensional Investment LLC
• Dimensional Japan Ltd.
Global Head of Research (since April 2020) of

Name and Year of Birth	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years

• Dimensional Fund Advisors LP
Head of Research (August 2019 – March 2020)
Co-Head of Research (January 2018 – August 2019)
Head of Research Strategy (May 2017 – December 2017)
of
• Dimensional Fund Advisors LP
Vice President (since January 2012) of
• Dimensional Holdings Inc.
• Dimensional Fund Advisors LP
• Dimensional Investment LLC
• DFA Securities LLC

James J. Taylor 1983	Vice President and Assistant Treasurer	Since 2020
Vice President and Assistant Treasurer (since 2020) of
• the DFA Fund Complex
Vice President of
• Dimensional Holdings Inc. (since 2016)
• Dimensional Fund Advisors LP (since 2016)
• Dimensional Investment LLC (since 2016)
• Dimensional Fund Advisors Canada ULC (since 2020)
Formerly, Vice President (2016-2024) of
• DFA Securities LLC

[1]	Each officer holds office for an indefinite term at the pleasure of the Board and until his or her successor is elected and qualified.
As of January 31, 2025, the Trustees and officers as a group owned less than 1% of the Fund’s outstanding stock.
SERVICES TO THE FUND
Administrative Services
State Street Bank and Trust Company (“State Street”), One Congress Street, Suite 1, Boston, MA 02114-2016, serves as the administrative and accounting services agent for the Fund.  The services provided by State Street are subject to supervision by the executive officers and the Board, and include day-to-day keeping and maintenance of certain records; calculation of the offering price of the shares; preparation of reports; and liaison with the Fund’s custodian.  For the administrative and accounting services provided by State Street, the Fund pays State Street annual fees that are calculated daily and paid monthly according to a fee schedule based on the aggregate average net assets of the DFA mutual fund complex (the “Fund Complex”), which includes four registered investment companies.  The fee schedule is set forth in the table below:

Net Asset Value of the Fund Complex (Excluding Fund of Funds)	Annual Basis Point Rate
$0 - $100 Billion	0.324
Over $100 Billion - $200 Billion	0.242
Over $200 Billion - $300 Billion	0.173
Over $300 Billion	0.131

The fees charged to the Fund under the fee schedule are allocated to the Fund based on the Fund’s pro-rata portion of the applicable aggregate average net assets of the Fund Complex.
Transfer Agent
SS&C GIDS, Inc., 1055 Broadway Boulevard, Kansas City, MO 64105, serves as the transfer agent and dividend disbursing agent for the Fund.
Custodian
Citibank, N.A., 111 Wall Street, New York, New York, 10005, the custodian for the Fund, maintains a separate account or accounts for the Fund; receives, holds and releases portfolio securities on account of the Fund; makes receipts and disbursements of money on behalf of the Fund; and collects and receives income and other payments and distributions on account of the Fund’s portfolio securities.
Distributor
The Fund’s shares are distributed by DFA Securities LLC (“DFAS”), a wholly-owned subsidiary of the Advisor.  DFAS is registered as a limited purpose broker-dealer under the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority.  The principal business address of DFAS is 6300 Bee Cave Road, Austin, Texas 78746.
DFAS acts as an agent of the Fund by serving as the principal underwriter of the Fund’s shares.  Pursuant to the Fund’s Distribution Agreement, DFAS uses its best efforts to seek or arrange for the sale of shares of the Fund, which are continuously offered.  No sales charges are paid by investors or the Fund.  No compensation is paid by the Fund to DFAS under the Distribution Agreement.
Legal Counsel
Stradley Ronon Stevens & Young, LLP serves as legal counsel to the Fund.  Its address is 2600 One Commerce Square, Philadelphia, PA 19103-7098.
Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP (“PwC”) is the independent registered public accounting firm to the Fund and audits the annual financial statements of the Fund.  The address of PwC is Two Commerce Square, Suite 1800, 2001 Market Street, Philadelphia, PA 19103-7042.

Investment Management
Dimensional Fund Advisors LP, located at 6300 Bee Cave Road, Building One, Austin, TX 78746, serves as investment advisor to the Fund. Pursuant to an Investment Management Agreement with the Fund, the Advisor is responsible for the management of its assets.
Pursuant to a Sub-Advisory Agreement with the Advisor, DFA Australia Limited (“DFA Australia”), Level 43 Gateway, 1 Macquarie Place, Sydney, New South Wales 2000, Australia, has the authority and responsibility to select brokers and dealers to execute securities transactions for the Fund. DFA Australia’s duties include the maintenance of a trading desk for the Fund and the determination of the best and most efficient means of executing securities transactions. On at least a semi-annual basis, the Advisor reviews the holdings of Fund, and reviews the trading process and the execution of securities transactions. The Advisor is responsible for determining those securities which are eligible for purchase and sale by the Fund and may delegate this task, subject to its own review, to DFA Australia. DFA Australia maintains and furnishes to the Advisor information and reports on securities of international companies, including its recommendations of securities to be added to the securities that are eligible for purchase by the Fund as well as making recommendations and elections on corporate actions. In rendering investment management services to the Advisor with respect to the Fund, DFA Australia expects to use the resources of certain participating affiliates of DFA Australia. Such participating affiliates are providing such services to DFA Australia pursuant to conditions provided in no-action relief granted by the staff of the SEC allowing registered investment advisers to use portfolio management, research and trading resources of advisory affiliates subject to the supervision of a registered adviser.
Pursuant to a Sub-Advisory Agreement with the Advisor, Dimensional Fund Advisors Ltd. (“DFAL”), 20 Triton Street, Regent’s Place, London, NW13BF, United Kingdom, a company that is organized under the laws of England, has the authority and responsibility to select brokers or dealers to execute securities transactions for the Fund. DFAL’s duties include the maintenance of a trading desk for the Fund and the determination of the best and most efficient means of executing securities transactions. On at least a semi-annual basis, the Advisor reviews the holdings of the Fund and reviews the trading process and the execution of securities transactions. The Advisor is responsible for determining those securities which are eligible for purchase and sale by the Fund and may delegate this task, subject to its own review, to DFAL. DFAL maintains and furnishes to the Advisor information and reports on securities of United Kingdom and European equity market companies, including its recommendations of securities to be added to the securities that are eligible for purchase by the Fund as well as making recommendations and elections on corporate actions.
Payments by the Advisor to Certain Third Parties Not Affiliated with the Advisor
The Advisor and its advisory affiliates have entered into arrangements with certain unaffiliated third parties pursuant to which the Advisor or its advisory affiliates make payments from their own assets or provide services to such unaffiliated third parties as further described below.  Certain of the unaffiliated third parties who have entered into such arrangements with the Advisor or its advisory affiliates are affiliated with independent financial advisors (“FAs”) whose clients may invest in the Fund or other investment companies advised by the Advisor

(“DFA Advised Funds”).  Generally, the Advisor does not consider the existence of such arrangements with an affiliate, by itself, to be determinative in assessing whether an FA is independent.
Training and Education Related Benefits Provided by the Advisor
From time to time, the Advisor or its affiliates provide certain non-advisory services (such as data collection and analysis or other consulting services) to financial intermediaries (“Intermediaries”) that may be involved in the distribution of DFA Advised Funds and may recommend the purchase of such DFA Advised Funds for their clients. Intermediaries may include, without limitation, FAs, broker-dealers, institutional investment consultants, and plan service providers (such as recordkeepers). The Advisor or its affiliates also may provide services to Intermediaries, including: (i) personnel and outside consultants for purposes of continuing education, internal strategic planning and, for FAs, practice management; (ii) analysis, including historical market analysis and risk/return analysis; (iii) continuing education to investment advisers (some of whom may be dual registered investment advisers/broker-dealers); and (iv) other services.
The Advisor regularly provides educational speakers and facilities for conferences or events for Intermediaries, customers or clients of the Intermediaries, or such customers’ or clients’ service providers, and also may sponsor such events. For its sponsored events, the Advisor typically pays any associated food, beverage, and facilities-related expenses and speakers’ fees.  The Advisor has consulting arrangements with certain speakers, who may be affiliated with a client of the Advisor. The Advisor or its affiliates sometimes pay a fee to attend, speak at or assist in sponsoring conferences or events organized by others, and on occasion, pay travel accommodations of certain participants attending such conferences or events.  The Advisor’s sponsorship of conferences or events organized by others from time to time includes direct payments to vendors on behalf of, and/or reimbursement of expenses incurred by, the organizers of such events.  Also, from time to time, the Advisor makes direct payments to vendors on behalf of, and/or reimbursement of expenses incurred by, Intermediaries in connection with the Intermediaries hosting educational, training, customer appreciation, or other events for such Intermediaries and/or their customers. Personnel of the Advisor may or may not be present at any of the conferences or events hosted by third parties described above.  The Advisor generally will promote its participation in or sponsorship of such conferences or events in marketing or advertising materials.  At the request of a client or potential client, the Advisor or its affiliates may also refer such client to one or more Intermediaries.
The provision of these services, arrangements and payments described above by the Advisor present conflicts of interest because they provide incentives for Intermediaries, customers or clients of Intermediaries, or such customers’ or clients service providers to recommend, or otherwise make available, the Advisor’s strategies or DFA Advised Funds to their clients in order to receive or continue to benefit from these arrangements from the Advisor or its affiliates.  However, the provision of these services, arrangements and payments by the Advisor or its affiliates is not dependent on the amount of DFA Advised Funds or strategies sold or recommended by such Intermediaries, customers or clients of Intermediaries, or such customers’ or clients’ service providers.

Consultation Referral Fees Paid by the Advisor
From time to time, consultants of the Advisor are paid a commission for client referrals.  Such commissions typically are calculated based on a flat fee, percentage of total fees received by the Advisor as a result of such referrals, or other means agreed to between the Advisor and the consultants.

Payments to Intermediaries by the Advisor

Additionally, the Advisor or its advisory affiliates may enter into arrangements with, and/or make payments from their own assets to, certain Intermediaries to enable access to DFA Advised Funds on platforms and through programs or products made available by such Intermediaries or to assist such Intermediaries to upgrade existing technology systems, or implement new technology systems, platforms, programs, or products in order to improve the methods through which the Intermediaries provide services to the Advisor and its advisory affiliates, and/or their clients. The Advisor or its advisory affiliates may also make payments to Intermediaries related to marketing activities and presentations, educational training programs, conferences, data provision services, or making shares of the DFA Advised Funds available to their customers generally and in certain investment programs. The Advisor may make payments to Intermediaries and other financial service providers for data regarding DFA Advised Funds, such as statistical information regarding sales of shares of DFA Advised Funds through Intermediaries. Such arrangements or payments may establish contractual obligations on the part of such Intermediaries to provide DFA Advised Funds, the Advisor, or their clients with certain exclusive or preferred access to the use of the subject technology or programs or preferable placement or inclusion with such Intermediaries’ platforms, programs or products. Payments of this type are sometimes referred to as revenue-sharing payments. Any payments made pursuant to such arrangements may vary in any year and may be different for different Intermediaries. In certain cases, the payments described here may be subject to certain minimum payment levels, be a fixed amount, and/or depend on assets invested in a particular fund through such Intermediary.

The services, arrangements and payments described above, which may be significant to the Intermediaries, present conflicts of interest because they provide incentives for Intermediaries, customers or clients of Intermediaries, or such customers’ or clients’ service providers, to recommend, or otherwise make available, DFA Advised Funds to their clients in order to receive or continue to benefit from these arrangements from the Advisor or its affiliates.

As of January 31, 2025, the Intermediaries receiving such payments include: National Financial Services, LLC, Charles Schwab & Co. Inc., Great-West Life & Annuity Insurance Company, LPL Financial LLC, Principal Life Insurance Company, Raymond James & Associates, Inc., Standard Retirement Services, Transamerica Retirement Solutions, LLC, and UBS Financial Services Inc. Any additions, modifications, or deletions to this list of financial intermediaries that have occurred since January 31, 2025 are not included in this list. Please contact your salesperson, advisor, broker or other investment professional for more information regarding any such payments or financial incentives his or her intermediary firm may receive.

Any payments described above made by the Advisor, or an affiliate of the Advisor, will be made from their own assets and not from the assets of the Fund.

Data Services Purchased by the Advisor

The Advisor purchases certain data services and products used by the Advisor for sales, distribution, and research purposes.  In limited circumstances, a data vendor or its affiliate also provides investment consulting services, and such vendor or affiliated entity may refer one or more of its consulting clients to DFA Advised Funds. Any investment consulting services and referrals are unrelated to the Advisor’s process for the review and purchase of certain data services.
MANAGEMENT FEES
David G. Booth, as a director and officer of the Advisor and shareholder of the Advisor’s general partner, and Rex A. Sinquefield, as a shareholder of the Advisor’s general partner, acting together, could be deemed controlling persons of the Advisor.  Mr. Booth also serves as Chairman Emeritus of the Board.
For the services it provides as investment advisor to the Fund, the Advisor is entitled to receive from the Fund a fee, payable monthly, at the annual rate of 0.10% of the average daily net assets of the Fund. For the fiscal years ended October 31, 2024, October 31, 2023 and October 31, 2022, the Fund paid management fees to the Advisor (and any sub-advisor) for its services of $10,985,000, $10,695,000 and $12,011,000, respectively.
PORTFOLIO MANAGERS
In accordance with the team approach used to manage the Fund, the portfolio managers and portfolio traders implement the policies and procedures established by the Investment Committee.  The portfolio managers and portfolio traders also make daily investment decisions regarding the Fund based on the parameters established by the Investment Committee.  Jed S. Fogdall, Mary Phillips, and Ethan Wren are the portfolio managers that coordinate the efforts of all other portfolio managers or trading personnel with respect to the day-to-day management of the Fund.
Other Managed Accounts
In addition to the Fund, the portfolio managers manage: (i) other U.S. registered investment companies advised or sub-advised by the Advisor; (ii) other pooled investment vehicles that are not U.S. registered investment companies; and (iii) other accounts managed for organizations and individuals.  The following table sets forth information regarding the total accounts for which the portfolio manager has the primary responsibility for coordinating the day-to-day management responsibilities.

Name of Portfolio Manager	Number of Accounts Managed and Total Assets by Category As of October 31, 2024
Jed S. Fogdall
• 127 U.S. registered mutual funds with $541,942 million in total assets under management.
• 27 unregistered pooled investment vehicles with $26,949 million in total assets under management, of which 1 account with $196 million in assets may be subject to a performance fee.
• 1,167 other accounts with $38,653 million in total assets under management, of which 4 accounts with $1,916 million in assets may be subject to a performance fee.

Mary T. Phillips
• 60 U.S. registered mutual funds with $155,932 million in total assets under management.
• 7 unregistered pooled investment vehicles with $7,608 million in total assets under management.
• 0 other accounts.

Ethan Wren
• 7 U.S. registered mutual funds with $21,774 million in total assets under management.
• 0 unregistered pooled investment vehicles.
• 6 other accounts with $3,346 million in total assets under management, of which 2 accounts with $928 million in assets may be subject to a performance fee.

Description of Compensation Structure
Portfolio managers receive a base salary and bonus.  Compensation of a portfolio manager is determined at the discretion of the Advisor and is based on a portfolio manager’s experience, responsibilities, the perception of the quality of his or her work efforts, and other subjective factors.  The compensation of portfolio managers is not directly based upon the performance of the funds or other accounts that the portfolio managers manage.  The Advisor reviews the compensation of each portfolio manager annually and may make modifications in compensation as its Compensation Committee deems necessary to reflect changes in the market.  Each portfolio manager’s compensation consists of the following:
•	Base salary. Each portfolio manager is paid a base salary. The Advisor considers the factors described above to determine each portfolio manager’s base salary.
•	Semi-Annual Bonus. Each portfolio manager may receive a semi-annual bonus. The amount of the bonus paid to each portfolio manager is based upon the factors described above.
Portfolio managers may be awarded the right to purchase restricted shares of the stock of the Advisor, as determined from time to time, by the Board of Directors of the Advisor or its delegates.  Portfolio managers also participate in benefit and retirement plans and other programs available generally to all employees.
In addition, portfolio managers may be given the option of participating in the Advisor’s Long Term Incentive Plan.  The level of participation for eligible employees may be dependent on overall level of compensation, among other considerations.  Participation in this program is not based on or related to the performance of any individual strategies or any particular client accounts.
Potential Conflicts of Interest
Conflicts of interest may arise in the portfolio managers’ management of the Fund, along with other investment companies within the DFA Fund Complex (herein referred to as “portfolios”). Actual or apparent conflicts of interest may arise when a portfolio manager has the primary day-to-day responsibilities with respect to more than one portfolio and account.  Other accounts include registered mutual funds and exchange-traded funds (other than the portfolios), other unregistered pooled investment vehicles, and other accounts managed for organizations and individuals (“Accounts”).  An Account may have similar investment objectives to a portfolio, or may purchase, sell or hold securities that are eligible to be purchased, sold or held by a portfolio.  Actual or apparent conflicts of interest include:
•
Time Management.  The management of the portfolios and/or Accounts may result in a portfolio manager devoting unequal time and attention to the management of each portfolio and/or Account.  The Advisor seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline.  Most Accounts managed by a portfolio manager are managed using the same investment approaches that are used in connection with the management of the portfolios.

•
Investment Opportunities.  It is possible that at times identical securities will be held by the portfolio and/or Account.  However, positions in the same security may vary and the length of time that any portfolio or Account may choose to hold its investment in the same security may likewise vary.  If a portfolio manager identifies a limited investment opportunity that may be suitable for more than one portfolio or accounts, a portfolio may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across the eligible portfolios and Accounts.  To deal with these situations, the Advisor has adopted procedures for allocating portfolio transactions across multiple portfolios and Accounts.

•
Broker Selection.  With respect to securities transactions for the portfolios, the Advisor determines which broker to use to execute each order, consistent with its duty to seek best execution of the transaction.  However, with respect to certain Accounts (such as separate accounts), the Advisor may be limited by the client with respect to the selection of brokers or may be instructed to direct trades through a particular broker.  In these cases, the Advisor or its affiliates may place separate, non-simultaneous, transactions for a portfolio and another Account that may temporarily affect the market price of the security or the execution of the transaction, or both, to the detriment of the portfolio or the Account.

•
Performance-Based Fees.  For some Accounts, the Advisor may be compensated based on the profitability of the Account, such as by a performance-based management fee.  These incentive compensation structures may create a conflict of interest for the Advisor with regard to Accounts where the Advisor is paid based on a percentage of assets because the portfolio manager may have an incentive to allocate securities preferentially to the Accounts where the Advisor might share in investment gains.
•
Investment in an Account.  The portfolio manager or his/her relatives may invest in the Fund or a fund that solely invests in the Fund and a conflict may arise where she may therefore have an incentive to treat the Fund in which the portfolio manager or her relatives invest preferentially as compared to a portfolio or other Accounts for which he or she has portfolio management responsibilities.

The Advisor and the Fund have adopted certain compliance procedures that are reasonably designed to address these types of conflicts.  However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.
Investments in the Fund
Information relating to each portfolio manager’s ownership (including the ownership of his or her immediate family) in the Fund as of October 31, 2024 is set forth in the chart below:
Portfolio Manager	Dollar Range of Fund Shares Owned
Jed S. Fogdall	None
Mary T. Phillips	$50,001-$100,000
Ethan Wren	None
GENERAL INFORMATION
The Fund was incorporated under Maryland law on January 9, 1991.  The shares of the Fund, when issued and paid for in accordance with the Fund’s registration statement, will be fully paid and non-assessable shares with equal, non-cumulative voting rights and no preferences as to conversion, exchange, dividends, redemption, or any other feature.  On December 2, 1998, the Fund changed its name from Dimensional Emerging Markets Fund Inc. to Dimensional Emerging Markets Value Fund Inc.
On November 21, 1997, the shareholders of Dimensional Emerging Markets Value Fund approved its conversion from a closed-end management investment company to an open-end management investment company; and at the shareholder meeting held on June 2, 2009, the shareholders of the Fund approved the redomestication of the Fund from a Maryland corporation to a Delaware statutory trust, which became effective on October 30, 2009.
CODE OF ETHICS
The Fund, the Advisor, DFA Australia, DFAL and DFAS have adopted a revised Code of Ethics, pursuant to Rule 17j-1 under the 1940 Act, for certain access persons of the Fund.  The Code of Ethics is designed to ensure that access persons act in the interest of the Fund and its shareholders with respect to any personal trading of securities.  Under the Code of Ethics, access persons are generally prohibited from knowingly buying or selling securities (except for mutual funds, U.S. Government securities, and money market instruments) which are being purchased, sold, or considered for purchase or sale by the Fund, unless their proposed purchases are approved in advance.  The Code of Ethics also contains certain reporting requirements and securities trading clearance procedures.
SHAREHOLDER RIGHTS
The shares of the Fund, when issued and paid for in accordance with Part A, will be fully paid and non-assessable shares.  Each share of the Fund represents an equal proportional interest in the assets and liabilities of the Fund and has identical, non-cumulative voting, dividend, redemption, liquidation, and other rights and preferences.
With respect to matters which require shareholder approval, shareholders are entitled to vote only with respect to matters which affect the interest of the class of shares that they hold, except as otherwise required by applicable law.  If liquidation of the Fund should occur, shareholders would be entitled to receive, on a per class basis, the assets of the particular class whose shares they own, as well as a proportionate share of Fund assets not attributable to any particular class.  Ordinarily, the Fund does not intend to hold annual meetings of its shareholders, except as required by the 1940 Act or other applicable law.  The Fund’s Bylaws provide that special meetings of its shareholders shall be called at the request of holders of 10% of the Fund’s shares, unless the purpose of the meeting is to consider any matter that is substantially the same as a matter voted upon at a meeting during the preceding twelve months, in which case the meeting may be called at the request of the holders of a majority of the outstanding shares entitled to vote at such meeting.  Shareholders will receive shareholder communications with respect to such matters as required by the 1940 Act, including semi-annual and annual financial statements of the Fund, the latter being audited.
Shareholder inquiries may be made by writing or calling the Fund at the address or telephone number appearing on the cover of this Part B.  Only those individuals whose signatures are on file for the account in question may receive specific account information or make changes in the account registration.
PRINCIPAL HOLDERS OF SECURITIES
As of January 31, 2025, the following shareholders may be deemed to control the Fund either by owning more than 25% of the voting securities of the Fund directly or, through the operation of pass-through voting rights, by owning more than 25% of the voting securities of the Feeder Portfolio that invests its assets in the Fund.  Unless otherwise indicated, the address of each shareholder is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

Emerging Markets Value Portfolio	98.29%
of DFA Investment Dimensions Group Inc.
c/o Dimensional Fund Advisors
6300 Bee Cave Road Bldg 1
Austin, Texas 78746-5833

As of January 31, 2025, the following shareholders owned beneficially at least 5% of the outstanding shares of the Fund, as set forth below:
Emerging Markets Value Portfolio	98.29%
of DFA Investment Dimensions Group Inc.
c/o Dimensional Fund Advisors
6300 Bee Cave Road Bldg 1
Austin, Texas 78746-5833

PURCHASE OF SHARES
The following information supplements the information set forth in Part A under the caption “PURCHASE OF SHARES.”
The Fund will accept purchase and redemption orders on each day that the New York Stock Exchange (“NYSE”) is scheduled to be open for business.  However, no purchases by wire may be made on any day that the Federal Reserve System is closed.  The Fund generally will be closed on days that the NYSE is closed.  The NYSE is generally scheduled to be open Monday through Friday throughout the year except for days closed to recognize New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.  The Federal Reserve System is closed on the same days as the NYSE, except that it is open on Good Friday and closed on Columbus Day and Veterans’ Day.  Orders for redemptions and purchases will not be processed if the Fund is closed.
The Fund reserves the right, in its sole discretion, to suspend the offering of shares of the Fund or reject purchase orders when, in the judgment of management, such suspension or rejection is in the best interest of the Fund.  Securities accepted in exchange for shares of the Fund will be acquired for investment purposes and will be considered for sale under the same circumstances as other securities in the Fund.
REDEMPTION OF SHARES
The following information supplements the information set forth in Part A under the caption “REDEMPTION OF SHARES.”
The Fund may suspend redemption privileges or postpone the date of payment:  (i) during any period when the NYSE is closed or trading on the NYSE is restricted, as determined by the SEC; (ii) during any period when an emergency exists, as defined by the rules of the SEC, as a result of which it is not reasonably practicable for the Fund to dispose of securities owned by it, or fairly to determine the value of its assets; and (iii) for such other periods as the SEC may permit.
The Fund has filed a notice of election under Rule 18f-1 of the 1940 Act that allows the Fund to redeem in-kind redemption requests of a certain amount. Specifically, if the amount being redeemed is over the lesser of $250,000 or 1% of the Fund’s net assets, the Fund has the right to redeem the shares by providing the amount that exceeds $250,000 or 1% of the Fund’s net assets in securities instead of cash. The securities distributed in-kind would be readily marketable and would be valued for this purpose using the same method employed in calculating the Fund’s net asset value per share. If a shareholder receives redemption proceeds in-kind, the shareholder should expect to incur transaction costs upon the disposition of the securities received in the redemption.
TAX MATTERS
The following is only a summary of certain additional tax considerations generally affecting the Fund and its shareholders that are not described in Part A.  No attempt is made to present a detailed explanation of the tax treatment of the Fund or its shareholders, and the discussion here and in Part A is not intended as a substitute for careful tax planning.
This “Tax Matters” section is based on the Code and applicable regulations in effect on the date of this statement of additional information.  Future legislative, regulatory or administrative changes, including provisions of current law that sunset and thereafter no longer apply, or court decisions may significantly change the tax rules applicable to the Fund and its shareholders. Any of these changes or court decisions may have a retroactive effect.
This is for general information only and not tax advice and does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules.  All investors should consult their own tax advisors as to the federal, state, local, and foreign tax provisions applicable to the investors.
Taxation of the Fund
Effective on and after November 1, 2009, the Fund elected to be treated as a partnership for U.S. federal income tax purposes rather than as an association taxable as a corporation.  As a partnership, the Fund will not be subject to U.S. federal income tax, subject to the application of certain partnership audit rules.  Instead, each shareholder will be required to report separately on its income tax return for each year its distributive share of the Fund’s items of income, gain, loss and deduction and credit.
The Fund will be taxable as a partnership if it is not a publicly traded partnership.  Under the Code, a “publicly traded partnership” is treated as a corporation unless 90% or more of its gross income during certain prescribed periods is “qualifying income” (generally, interest, dividends, real estate rents, and gain from the sale of capital assets and certain other items).  It is not intended that the Fund, as currently structured and intended to operate, will be classified as a publicly traded partnership.   If the Fund does not satisfy the qualifying income test, a partnership such as the Fund will not be treated as a publicly traded partnership if, among other reasons, (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933 and (ii) the partnership does not have more than 100 partners at any time during the taxable year of the partnership. The discussion in the following paragraphs assumes that the Fund will be taxed as a partnership for federal income tax purposes. Whether the Fund will be treated as a partnership under the various state and local laws that may apply to investors depends on the specific laws of each such jurisdiction.

Taxation of Shareholders on Income or Losses of the Fund
The Fund will not be subject to any U.S. federal income tax, subject to the application of certain partnership audit rules.  Instead, each investor will be required to report separately on its own U.S. federal income tax return its distributive share (as determined in accordance with the governing instruments of the Fund) of the Fund’s income, gains, losses, deductions, and credits.  Each investor will be required to report its distributive share regardless of whether it has received a corresponding distribution of cash or property from the Fund.  The characterization of an item of profit or loss usually will be determined at the Fund level (rather than at the shareholder level).  Because the Fund does not contemplate making cash distributions to investors, the amount of income that may be realized by an investor likely will exceed the cash distributions to such investor.  An allocable share of a tax-exempt investor’s income will be UBTI to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.  In addition to U.S. federal income taxes, investors in the Fund also may be subject to state and local taxes on their distributive share of the Fund’s income and on gains arising on redemption or exchange of the Fund’s shares.
While the Fund is not classified as a “regulated investment company” under Subchapter M of the Code, the Fund’s assets, income and distributions will be managed in such a way that an investor in the Fund will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Fund for the Fund’s entire fiscal year.
Foreign Income Tax.  Various non-U.S. taxing jurisdictions may impose tax filing obligations and withholding and other taxes in respect of interest, dividends, gains from dispositions of investments and other income generated by such investments. In some circumstances, a shareholder may be able to claim a reduced rate of non-U.S. tax under an applicable income tax treaty. Any foreign withholding taxes could reduce the Fund’s income and gains allocated to shareholders. These foreign taxes may not be fully creditable by investors for U.S. federal income tax purposes, particularly given the complex set of limitations and restrictions on the use of foreign tax credits.
Qualified Dividend Income for Individuals.  Amounts allocated and reported by the Fund to shareholders as derived from qualified dividend income will be taxed in the hands of individuals and other noncorporate shareholders at the rates applicable to long-term capital gain.  “Qualified dividend income” means dividends paid to the Fund (a) by domestic corporations, (b) by foreign corporations that are either (i) incorporated in a possession of the United States, or (ii) are eligible for benefits under certain income tax treaties with the United States that include an exchange of information program, or (c) with respect to stock of a foreign corporation that is readily tradable on an established securities market in the United States.  The Fund must meet certain holding period requirements to qualify dividends for this treatment.  Specifically, the Fund must hold the stock for at least 61 days during the 121-day period beginning 60 days before the stock becomes ex-dividend.  Income derived from investments in derivatives, fixed-income securities, U.S. REITs, PFICs, and income received “in lieu of” dividends in a securities lending transaction generally is not eligible for treatment as qualified dividend income.
Dividends-Received Deduction for Corporations.  For corporate shareholders, a portion of the income allocated by the Fund may qualify for the 50% corporate dividends-received deduction.  The portion of income allocated by the Fund that so qualifies will be reported by the Fund to shareholders each year and cannot exceed the gross amount of dividends received by the Fund from domestic (U.S.) corporations.  The availability of the dividends-received deduction is subject to certain holding period and debt financing restrictions that apply to the Fund.  Specifically, the amount that the Fund may report as eligible for the dividends-received deduction will be reduced or eliminated if the shares on which the dividends earned by the Fund were debt-financed or held by the Fund for less than a minimum period of time, generally 46 days during a 91-day period beginning 45 days before the stock becomes ex-dividend.  Income derived by the Fund from investments in derivatives, fixed-income and foreign securities generally is not eligible for this treatment.
U.S. Government Securities. To the extent the Fund invests in certain U.S. Government obligations, income allocated by the Fund to shareholders that is derived from interest on these obligations should be exempt from state and local personal income taxes, subject in some states to minimum investment or reporting requirements that must be met by the Fund.  The income on portfolio investments in certain securities, such as repurchase agreements, commercial paper and federal agency-backed obligations (e.g., Government National Mortgage Association (“GNMA”) or Federal National Mortgage Association (“FNMA”) securities), generally does not qualify for tax-free treatment.  The rules on exclusion of this income are different for corporate shareholders.
Annual Information Returns.  The amount of tax due, if any, with respect to gains and income of the Fund is determined separately for each shareholder. The Fund will be required to file annually an information return on IRS Form 1065 and, following the close of the Fund’s taxable year, to provide each shareholder with a Schedule K-1 indicating such shareholder’s allocable share of income, gain, losses, deductions, credits and items of tax preference.  Each shareholder, however, is responsible for keeping the shareholder’s own records for determining its tax basis in the Fund and calculating and reporting any gain or loss resulting from a distribution or disposition of shares of the Fund.
Sales, Exchanges, and Redemption of Fund Shares.  If a shareholder is a taxable investor, sales and exchanges are taxable transactions for federal and state income tax purposes.  If the shareholder held its shares as a capital asset, the gain or loss that it realizes generally will be capital gain or loss and will be long-term or short-term, generally depending on how long the shareholder has held its shares.  Any loss may be recognized only if an investor redeems its entire interest in the Fund for money.  A distribution in partial or complete redemption of the shareholder’s shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the shareholder’s tax basis in the entire interest in Fund.
Generally, a distribution or series of distributions by the Fund to a shareholder that results in termination of its entire interest in the Fund results in gain to the distributee shareholder only to the extent that any money and the fair market value on the date of distribution of marketable securities (within the meaning of Section 731(c) of the Code) distributed exceeds the shareholder’s adjusted basis in its Fund shares.  When only money (including any marketable securities treated as a distribution of money) and unrealized receivables are distributed, loss will be recognized to the extent that the shareholder’s adjusted basis in its Fund shares exceeds the amount of money distributed and the basis to the shareholder of any unrealized receivables distributed.  Any gain or loss recognized as a result of such distributions will be considered as gain or loss from the sale or exchange of the distributee shareholder’s Fund shares and generally will be capital gain or loss.
The tax basis of a shareholder’s interest in the Fund will include the amount of money, and/or the basis in securities that the shareholder contributes to the Fund, increased principally by (i) any additional contributions made by the shareholder to the Fund, (ii) the shareholder’s allocable share of any Fund profit, income or gain, and (iii) the amount, if any, of the shareholder’s share of the Fund indebtedness; and decreased, but not below zero, principally by (iv) distributions from the Fund to the shareholder, (v) the amount of the shareholder’s allocable share of Fund losses, and (vi) any reduction in the shareholder’s share of Fund indebtedness.  In the case of non-liquidating distributions other than cash (and other than certain ordinary income type assets, such as accounts receivable) basis is reduced (but not below zero) by the basis of the property distributed.
Tax Treatment of Fund Transactions.  In general, gain or loss recognized by the Fund on the sale or other disposition of Fund investments will be a capital gain or loss.  Such capital gain and loss may be long-term or short-term depending, in general, upon the length of time a particular investment position is maintained and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. The application of certain rules described below may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization as long-term or short-term, and also the timing of the realization and/or character, of certain gains or losses.
Certain fixed-income investments.  Gain recognized on the disposition of a debt obligation purchased by the Fund at a market discount (generally, at a price less than its principal amount) will be treated as ordinary income to the extent of the portion of the market discount that accrued during the period of time the Fund held the debt obligation unless the Fund made a current inclusion election to accrue market discount into income as it accrues.  If the Fund purchases a debt obligation (such as a zero coupon security or pay-in-kind security) that was originally issued at a discount, the Fund generally is required to include in gross income each year the portion of the original issue discount that accrues during such year. Therefore, the Fund’s investment in such securities may cause the Fund to recognize income before it receives any cash payments on the securities.
Investments in debt obligations that are at risk of or in default present tax issues for the Fund. Tax rules are not entirely clear about issues such as whether and to what extent the Fund should recognize market discount on a debt obligation, when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent the Fund may take deductions for bad debts or worthless securities and how the Fund should allocate payments received on obligations in default between principal and income.
Options, futures, forward contracts, swap agreements and hedging transactions. In general, option premiums received by the Fund are not immediately included in the income of the Fund. Instead, the premiums are recognized when the option contract expires, the option is exercised by the holder, or the Fund transfers or otherwise terminates the option (e.g., through a closing transaction). If an option written by the Fund is exercised and the Fund sells or delivers the underlying stock, the Fund generally will recognize capital gain or loss equal to (a) sum of the strike price and the option premium received by the Fund minus (b) the Fund’s basis in the stock. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying stock. If securities are purchased by the Fund pursuant to the exercise of a put option written by it, the Fund generally will subtract the premium received from its cost basis in the securities purchased. The gain or loss with respect to any termination of the Fund’s obligation under an option other than through the exercise of the option and related sale or delivery of the underlying stock generally will be short-term gain or loss depending on whether the premium income received by the Fund is greater or less than the amount paid by the Fund (if any) in terminating the transaction. Thus, for example, if an option written by the Fund expires unexercised, the Fund generally will recognize short-term gain equal to the premium received.
The tax treatment of certain futures contracts entered into by the Fund as well as listed non-equity options written or purchased by the Fund on U.S. exchanges (including options on futures contracts, broad-based equity indices and debt securities) may be governed by section 1256 of the Code (“section 1256 contracts”). Gains or losses on section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses (“60/40”), although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, any section 1256 contracts held by the Fund at the end of each taxable year are “marked to market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, as applicable. Section 1256 contracts do not include any interest rate swap, currency swap, basis swap, interest rate cap, interest rate floor, commodity swap, equity swap, equity index swap, credit default swap, or similar agreement.
In addition to the special rules described above in respect of options and futures transactions, the Fund’s transactions in other derivative instruments (including options, forward contracts and swap agreements) as well as its other hedging, short sale, or similar transactions, may be subject to one or more special tax rules (including the constructive sale, notional principal contract, straddle, wash sale and short sale rules). These rules may affect whether gains and losses recognized by the Fund are treated as ordinary or capital or as short-term or long-term, accelerate the recognition of income or gains to the Fund, defer losses to the Fund, and cause adjustments in the holding periods of the Fund’s securities.
Foreign currency transactions. The Fund’s transactions in foreign currencies, foreign currency-denominated debt obligations and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.  These gains when allocated are taxable to shareholders as ordinary income, and any losses reduce the Fund’s ordinary income otherwise available for allocation to shareholders.  In certain cases, the Fund may make an election to treat such gain or loss as capital.
PFIC securities.  The Fund may invest in equity interests in non-U.S. entities that are PFICs for U.S. federal income tax purposes. In general, a PFIC is any foreign corporation if 75% or more of its gross income for its taxable year is passive income, or 50% or more of its average assets (by value) are held for the production of passive income. If the Fund does not make either the “qualified electing fund” (“QEF”) election or the mark-to-market election described below with respect to a PFIC, a shareholder’s share of gain from the Fund’s sale of the PFIC stock, and of certain distributions received by the Fund from the PFIC, will be taxed at ordinary income rates, rather than at capital gain rates, and the shareholder may be subject to an interest charge in respect of the resulting tax liability. Because the determination of whether a foreign entity is a PFIC is made annually on the basis of facts and circumstances that may be beyond the Fund’s control or information, there can be no assurance that the Fund will not invest in a foreign entity that is a PFIC.  If the Fund makes a QEF election with respect to a PFIC, a shareholder will be required to include in income its share of the PFIC’s ordinary earnings and long-term capital gains for each taxable year, regardless of whether the PFIC makes any distributions. The Fund will be able to make a QEF election with respect to a PFIC only if the PFIC agrees to cooperate, including by providing certain information to the Fund, and there can be no assurance that any PFIC in which the Fund invests will agree to such cooperation. If the Fund invests in “marketable stock” of a PFIC, the Fund may elect to mark the PFIC stock to market each year. Pursuant to this election, the Fund will be deemed to have sold the shares of the relevant PFIC at the end of each taxable year. Shareholders will recognize any gain on the deemed sale as ordinary income and will recognize any loss on the deemed sale as ordinary loss to the extent of net mark-to-market ordinary income inclusions in prior years. In addition, if the Fund makes a mark-to-market election with respect to a PFIC, gain or loss, if any, that it recognizes on the actual sale or other disposition of the PFIC stock will be treated as ordinary income or loss. If a U.S. shareholder of the Fund is a tax-exempt person, the above rules relating to distributions and dispositions will apply only if dividends paid by the PFIC and allocated by the Fund to such shareholder are taxable as unrelated business taxable income (UBTI). Shareholders may be subject to reporting requirements which may require them to file information returns with the IRS with respect to the Fund’s direct or indirect investments in foreign entities (including PFICs). Penalties may be imposed upon a shareholder for failure to comply with these requirements.
Investments in non-U.S. REITs. While non-U.S. REITs often use complex acquisition structures that seek to minimize taxation in the source country, an investment by the Fund in a non-U.S. REIT may subject the Fund, directly or indirectly, to corporate taxes, withholding taxes, transfer taxes and other indirect taxes in the country in which the real estate acquired by the non-U.S. REIT is located. The Fund’s pro rata share of any such taxes will reduce the Fund’s return on its investment. The Fund’s investment in a non-U.S. REIT may be considered an investment in a PFIC, as discussed above in “PFIC securities.” Additionally, foreign withholding taxes on distributions from the non-U.S. REIT may be reduced or eliminated under certain tax treaties.  Also, the Fund in certain limited circumstances may be required to file an income tax return in the source country and pay tax on any gain realized from its investment in the non-U.S. REIT under rules similar to those in the United States which tax foreign persons on gain realized from dispositions of interests in U.S. real estate.
Investments in U.S. REITs.  A U.S. REIT is not subject to federal income tax on the income and gains it distributes to shareholders.  Dividends paid by a U.S. REIT, other than capital gain distributions, will be taxable as ordinary income up to the amount of the U.S. REIT’s current and accumulated earnings and profits. Capital gain dividends paid by a U.S. REIT to the Fund will be treated as long term capital gains by the Fund and, in turn, will be allocated by the Fund to its shareholders as a long term capital gain.  Because of certain noncash expenses, such as property depreciation, an equity U.S. REIT’s cash flow may exceed its taxable income. The equity U.S. REIT may allocate this excess cash to the Fund in the form of a return of capital distribution.  However, if a U.S. REIT is operated in a manner that fails to qualify as a REIT, an investment in the U.S. REIT would become subject to double taxation, meaning the taxable income of the U.S. REIT would be subject to federal income tax at the corporate income tax rate without any deduction for dividends paid to shareholders and the dividends would be taxable to shareholders as ordinary income (or possibly as qualified dividend income) to the extent of the U.S. REIT’s current and accumulated earnings and profits. Also, see “Tax Treatment of Fund Transactions — Investment in taxable mortgage pools (excess inclusion income)” with respect to certain other tax aspects of investing in U.S. REITs.
Investment in taxable mortgage pools (excess inclusion income). Under a Notice issued by the IRS, the Code and Treasury regulations to be issued, a portion of the Fund’s income from a U.S. REIT that is attributable to the REIT’s residual interest in a real estate mortgage investment conduit (“REMIC”) or equity interests in a “taxable mortgage pool” (referred to in the Code as an excess inclusion) will be subject to federal income tax in all events. The excess inclusion income of the Fund will be allocated to shareholders of the Fund (as determined in accordance with the governing instruments of the Fund) with the same consequences as if the shareholders held the related REMIC residual interest or, if applicable, taxable mortgage pool directly. In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including qualified pension plans, individual retirement accounts, 401(k) plans, Keogh plans or other tax-exempt entities) subject to tax on unrelated business income, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a foreign stockholder, will not qualify for any reduction in U.S. federal withholding tax. In addition, if at any time during any taxable year a “disqualified organization” (which generally includes certain cooperatives, governmental entities, and tax-exempt organizations not subject to tax on UBTI) is a record holder of a share in the Fund, then the Fund will be subject to a tax equal to that portion of its excess inclusion income for the taxable year that is allocable to the disqualified organization, multiplied by the corporate income tax rate. The Notice imposes certain reporting requirements upon pass-through entities such as the Fund that have excess inclusion income. There can be no assurance that the Fund will not allocate to shareholders excess inclusion income.
These rules are potentially applicable to the Fund with respect to any income it receives from the equity interests of certain mortgage pooling vehicles, either directly or, as is more likely, through an investment in a U.S. REIT.  It is unlikely that these rules will apply to a pass through entity such as the Fund that has a non-REIT strategy.
Securities lending.  While securities are loaned out by the Fund, the Fund generally will receive from the borrower amounts equal to any dividends or interest paid on the borrowed securities.  For federal income tax purposes, payments made “in lieu of” dividends are not considered dividend income.  These distributions will neither qualify for the reduced rate of taxation for individuals on qualified dividends nor the 50% dividends-received deduction for corporations.  Also, any foreign tax withheld on payments made “in lieu of” dividends or interest will not qualify for the pass-through of foreign tax credits to shareholders.

Investments in convertible securities. Convertible debt is ordinarily treated as a “single property” consisting of a pure debt interest until conversion, after which the investment becomes an equity interest. If the security is issued at a premium (i.e., for cash in excess of the face amount payable on retirement), the creditor-holder may amortize the premium over the life of the bond. If the security is issued for cash at a price below its face amount, the creditor-holder must accrue original issue discount in income over the life of the debt. The creditor-holder’s exercise of the conversion privilege is treated as a nontaxable event. Mandatorily convertible debt (e.g., an exchange traded note or ETN issued in the form of an unsecured obligation that pays a return based on the performance of a specified market index, exchange currency, or commodity) is often, but not always, treated as a contract to buy or sell the reference property rather than debt. Similarly, convertible preferred stock with a mandatory conversion feature is ordinarily, but not always, treated as equity rather than debt. Dividends-received generally are qualified dividend income and eligible for the corporate dividends-received deduction. In general, conversion of preferred stock for common stock of the same corporation is tax-free. Conversion of preferred stock for cash is a taxable redemption. Any redemption premium for preferred stock that is redeemable by the issuing company might be required to be amortized under original issue discount principles.
Reporting Requirements.  A direct or indirect participant in any “reportable transaction” must disclose its participation to the IRS on IRS Form 8886. Furthermore, a “material advisor” to a reportable transaction is required to maintain a list of each person with respect to whom such advisor acted as a material advisor and to disclose to the IRS certain other information regarding the transaction. For purposes of the disclosure rules, a shareholder may, if certain conditions are satisfied, be treated as a participant in a reportable transaction in which the Fund participates.  It is possible that the Fund will participate in one or more transactions that are required to be reported by the Fund and certain or all of the shareholders. In addition, a transfer of a Fund share will be reportable by the transferor shareholder if the shareholder recognizes a loss on the transfer that equals or exceeds the applicable threshold amount.  Shareholders may also be subject to other reporting requirements as a result of their investments in the Fund. For example, shareholders may be required to file IRS Form 926 in connection with investments by the Fund in certain non-U.S. companies. Shareholders may also be required to file information statements on IRS Form 8621 with respect to any investment by the Fund in a PFIC. Failure to comply with the reporting requirements gives rise to substantial penalties. Shareholders are urged to consult their tax advisors concerning the potential tax consequences of an investment in the Fund.
Consistency Requirement. Each shareholder is required to treat Fund items on his return in a manner consistent with the treatment of such items on the Fund’s return and may be penalized for intentional disregard of the consistency requirement. The consistency requirement may be waived if the shareholder files a statement (Form 8082) identifying the inconsistency or shows that it resulted from an incorrect schedule furnished by the Fund.
Medicare Tax.  A 3.8% Medicare tax is imposed on net investment income earned by certain individuals, estates and trusts. “Net investment income,” for these purposes, means investment income (including (i) net gains from the taxable disposition of shares of the Fund to the extent the net gain would be taken into account by the investor if the Fund sold all of its property for fair market value immediately before the disposition of the shares of the Fund, and (ii) an allocable share of the Fund’s dividends and capital gains earned by the Fund) reduced by the deductions properly allocable to such income.  In the case of an individual, the tax will be imposed on the lesser of (1) the shareholder’s net investment income or (2) the amount by which the shareholder’s modified adjusted gross income exceeds $250,000 (if the shareholder is married and filing jointly or a surviving spouse), $125,000 (if the shareholder is married and filing separately) or $200,000 (in any other case). This Medicare tax, if applicable, is reported by investors on, and paid with, the investor’s federal income tax return.
Non-U.S. Investors.  Investors in the Fund who are not U.S. persons for purposes of U.S. federal income taxation should consult with their tax advisors to determine the applicability of U.S. withholding by the Fund on interest, dividends and any other items of fixed or determinable annual or periodical gains, profits and income included in such investors’ distributive share of the Fund’s income.  Non-U.S. investors also may wish to contact their tax advisors to determine the applicability of foreign tax laws.
Fund income not derived from the conduct of a U.S. trade or business.  Non-U.S. investors should be aware of certain U.S. federal income tax consequences of investing in the Fund.  Provided that the Fund is not deemed to be engaged in a trade or business in the United States for U.S. federal income tax purposes, certain items of gross income (including an allocable share of the Fund’s dividends, certain types of interest income and “dividend equivalents,” derived by the Fund from U.S. sources) may be subject to a U.S. withholding tax at the 30% statutory rate (or at a lower rate if the shareholder is a resident of a country that has a tax treaty with the U.S.).  Interest from U.S. sources that is “portfolio interest” will not be subject to this 30% tax provided the shareholder furnishes a certificate of foreign status.  Capital gains  derived by the Fund from U.S. sources (other than those from disposition of a U.S. real property interest) also will not be subject to this 30% tax, unless the shareholder is a nonresident alien present in the United States for a period or periods aggregating 183 days or more during the calendar year. Furthermore, certain dividends and interest received from sources outside of the U.S. may be subject to withholding taxes imposed by other countries.
Income effectively connected with the conduct of a U.S. trade or business.  If, on the other hand, the Fund derives income which is effectively connected with a U.S. trade or business carried on by the Fund (for example, by investing in REITs or other entities holding U.S. real property interests or by investing in an entity that is classified as a partnership for U.S. federal tax purposes), this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold quarterly amounts of tax from the amount of effectively connected taxable income allocable to each non-U.S. shareholder at the highest rate of tax applicable to U.S. taxpayers.  Thus, non-U.S. investors would be taxable on capital gains, as well as other income that is treated as effectively connected with the Fund’s trade or business, and generally would be required to file U.S. tax returns.  Furthermore, a foreign corporation investing in the Fund would be subject to an additional 30% branch profits tax, unless the tax were reduced or eliminated by treaty.
U.S. tax certification rules.  Special U.S. tax certification requirements apply to non-U.S. shareholders.
U.S. estate tax.  An individual who, at the time of death, is a non-U.S. shareholder will nevertheless be subject to U.S. federal estate tax with respect to Fund shares at the graduated rates applicable to U.S. citizens and residents, unless a treaty exemption applies.  If a treaty exemption is available, a decedent’s estate may nonetheless need to file a U.S. estate tax return to claim the exemption.  In the absence of a treaty, there is a $13,000 statutory estate tax credit.  Transfers by gift of shares of the Fund by a non-U.S. shareholder who is a nonresident alien individual will not be subject to U.S. federal gift tax.  The tax consequences to a non-U.S. shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein.  Non-U.S. shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund, including the applicability of foreign tax.
Foreign Account Tax Compliance Act (“FATCA”).  Under FATCA, the Fund will be required to withhold a 30% tax on certain U.S. source payments (such as interest and dividends) to certain foreign entities, referred to as foreign financial institutions or non-financial foreign entities, that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts.  After December 31, 2018, FATCA withholding also would have applied to payments of gross proceeds; however, based on proposed regulations issued by the IRS, which may be relied upon currently, such withholding is no longer required unless final regulations provide otherwise (which is not expected).  The Fund may disclose the information that it receives from its investors to the Internal Revenue Service, non-U.S. taxing authorities or other parties as necessary to comply with FATCA.  Withholding also may be required if a foreign entity that is an investor of the Fund fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.
Changes in Entity Classification
The Board reserves the right to change the entity classification of the Fund for U.S. federal income tax purposes at any time, as may be permitted or required under the Code.  For instance, the Board might cause the Fund, which is presently classified as a partnership, to elect to be classified as a corporation and taxable as a regulated investment company (if it has two or more shareholders) or disregarded entity (if it has one shareholder) or vice versa.  Such a change in entity classification may be prompted by, among other things, changes in law, the investment strategy of the Fund, or the nature and number of shareholders of the Fund or other factors or events adversely affecting the ability of the Fund to comply with the Code.  A change in entity classification of the Fund may be a taxable event, causing the Fund and shareholders of the Fund that are subject to tax to recognize a taxable gain or loss.  Such a change in entity classification also would cause the shareholders of the Fund to be subject to a different taxation regime, which may adversely affect some shareholders depending upon their particular circumstances.
At any time the Fund has a sole shareholder, the Fund ceases to be classified as a partnership and is treated as a disregarded entity.  The income, gains, losses, deductions, and credits of a disregarded entity are treated as earned by its sole shareholder with the same consequences as if the shareholder directly realized such amounts.  A distribution in cash or in-kind in partial or complete redemption of shares in a disregarded entity by its sole shareholder is a non-event for federal income tax purposes.  A partial sale of shares in a disregarded entity to another person would create a new partnership.  A disregarded entity does not file U.S. federal income tax returns.

In-Kind Contributions of Securities or Local Currencies
The Fund may accept securities or local currencies in exchange for shares of the Fund.  A gain or loss for U.S. federal income tax purposes will generally be realized by investors who are subject to U.S. federal taxation upon the exchange, depending upon the U.S. dollar cost of the securities or local currency exchanged.  Investors should consult their tax advisers.  (See “In-kind Purchases” in Item 6(b).)
There are certain other tax issues that will be relevant to only certain investors; for instance, investors that are segregated asset accounts and investors who contribute assets rather than cash to the Fund.  Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Fund.
Fund Tax Returns; Audit
Under partnership audit rules, which are generally applicable to tax years beginning after December 31, 2017, the Internal Revenue Service (“IRS”) may collect any taxes resulting from audit adjustments to the Fund’s income tax returns (including any applicable penalties and interest) directly from the Fund. In that case, current investors would bear some or all of the tax liability resulting from such audit adjustment, even if they did not own interests in the Fund during the tax year under audit. The Fund may have the ability to shift any such tax liability to the investors in accordance with their interests in the Fund during the year under audit, but there can be no assurance that the Fund will be able to do so under all circumstances. For taxable years not subject to the new audit rules, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. In addition, the “partnership representative” (tax matters partner, for taxable years before the partnership audit rules become effective) will have the sole authority to act on the Fund’s behalf for purposes of, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS, and any such actions will be binding on the Fund and all of the Investors.
Effect of Future Legislation; Local Tax Considerations
The foregoing general discussion of U.S. federal income tax consequences is based on the Code and the regulations issued thereunder as in effect on the date of this statement of additional information.  Future legislative or administrative changes, including provisions of current law that sunset and thereafter no longer apply, or court decisions may significantly change the conclusions expressed herein, and any such changes or decisions may have a retroactive effect with respect to the transactions contemplated herein.  Rules of state and local taxation of ordinary income, qualified dividend income, and capital gain dividends may differ from the rules for U.S. federal income taxation described above.  Allocations also may be subject to additional state, local, and foreign taxes depending on each shareholder’s particular situation.  Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those summarized above.  Shareholders are urged to consult their tax advisors as to the consequences of these and other state and local tax rules affecting investment in the Fund.

PROXY VOTING POLICIES
The Board of the Fund has delegated the authority to vote proxies for the portfolio securities held by the Fund to the Advisor in accordance with the Proxy Voting Policies and Procedures (the “Voting Policies”) and Proxy Voting Guidelines (“Voting Guidelines”) adopted by the Advisor applicable to the Fund.  A concise summary of the Voting Guidelines is provided in an Appendix to this Part B.
The Investment Committee at the Advisor is generally responsible for overseeing the Advisor’s proxy voting process. The Investment Committee has formed the Investment Stewardship Committee (the “Committee”) composed of certain officers, directors, and other personnel of the Advisor and has delegated to its members authority to:  (i) oversee the voting of proxies and third-party proxy service providers; (ii) make determinations as to how to vote certain specific proxies; (iii) verify ongoing compliance with the Voting Policies; (iv) receive reports on the review of the third-party proxy service providers; and (v) review the Voting Policies from time to time and recommend changes to the Investment Committee.  The Committee may designate one or more of its members to oversee specific, ongoing compliance with respect to the Voting Policies and may designate personnel of the Advisor to vote proxies on behalf of the Fund, such as authorized traders of the Advisor.
The Advisor seeks to vote (or refrains from voting) proxies for the Fund in a manner that the Advisor determines is in the best interests of the Fund, and which seeks to maximize the value of the Fund’s investments, subject to the standards of legal and regulatory regimes, applicable to the Advisor or the Fund, and any particular investment or voting guidelines of specific funds or accounts. Generally, the Advisor analyzes proxy statements on behalf of the Fund and instructs the vote (or refrains from voting) in accordance with the Voting Policies, Voting Guidelines or procedures.  Most proxies the Advisor receives are instructed to be voted in accordance with the Voting Guidelines, and when proxies are voted consistently with such guidelines or procedures, the Advisor considers such votes not to be affected by conflicts of interest.  However, the Voting Policies do address the procedures to be followed if a potential or actual conflict of interest arises between the interests of the Fund and the interests of the Advisor or its affiliates.  If a Committee member has actual knowledge of a conflict of interest and recommends a vote contrary to the Voting Guidelines or procedures (or in the case where the Voting Guidelines or procedures do not prescribe a particular vote and the proposed vote is contrary to the recommendation of third-party proxy service providers), the Committee member will bring the vote to the Committee which will (a) determine how the vote should be cast keeping in mind the principle of preserving shareholder value, or (b) determine to abstain from voting, unless abstaining would be materially adverse to the interest of the Fund.  To the extent a conflict arises in connection with a proposed engagement with a portfolio company, the proposed engagement will be brought to the Investment Stewardship Committee for consideration of how to proceed. To the extent the Committee makes a determination regarding how to vote or to abstain for a proxy on behalf of the Fund in the circumstances described in this paragraph, the Advisor will report annually on such determinations to the Board.
To avoid certain potential conflicts of interest, the Advisor generally will employ mirror voting, if possible, when a portfolio invests in another portfolio (“Acquired Fund”) in reliance on any one of Sections 12(d)(1)(E), 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act, related rules thereunder (including Rule 12d1-1 or Rule 12d1-4 under the 1940 Act), or pursuant to an SEC exemptive order thereunder, unless otherwise required by applicable law or regulation. Mirror voting means that the Advisor will vote the shares in the same proportion as the vote of all of the other holders of the Acquired Fund’s shares. With respect to instances when a portfolio invests in an Acquired Fund in reliance on Section 12(d)(1)(G) of the 1940 Act, related rules thereunder (including Rule 12d1-1 or Rule 12d1-4), or pursuant to an SEC exemptive order thereunder, and there are no other unaffiliated shareholders also invested in the Acquired Fund, the Advisor will vote in accordance with the recommendation of such Acquired Fund’s board of trustees or directors, unless otherwise required by applicable law or regulation. With respect to instances when a portfolio invests in an Acquired Fund in reliance on Sections 12(d)(1)(E) or 12(d)(1)(F) of the 1940 Act and there are no other unaffiliated shareholders also invested in the Acquired Fund, the Advisor will employ pass-through voting, unless otherwise required by applicable law or regulation. In “pass-through voting,” the investing portfolio will solicit voting instructions from its shareholders as to how to vote on the Acquired Fund’s proposals.
The Advisor will usually instruct voting of proxies in accordance with the Voting Guidelines.  The Voting Guidelines provide a framework for analysis and decision-making; however, the Voting Guidelines do not address all potential issues.  In order to be able to address all the relevant facts and circumstances related to a proxy vote, the Advisor reserves the right to instruct votes that deviate from the Voting Guidelines if, after a review of the matter, the Advisor believes that the best interests of the Fund would be served by, or applicable legal and fiduciary standards require,  such a vote.  In such a circumstance, the analysis will be documented in writing and periodically presented to the Committee for review.  To the extent that the Voting Guidelines do not cover potential voting issues, the Advisor may consider the spirit of the Guidelines and applicable legal standards and instruct the vote on such issues in a manner that the Advisor believes would be in the best interests of the Fund.
In some cases, the Advisor may determine that it is in the best interests of the Fund to refrain from exercising proxy voting rights.  The Advisor may determine that voting is not in the best interest of the Fund and refrain from voting if the costs, including the opportunity costs, of voting would, in the view of the Advisor, exceed the expected benefits of voting. For securities on loan, the Advisor will balance the revenue-producing value of loans against the difficult-to-assess value of casting votes.  It is generally the Advisor’s belief that the expected value of casting a vote generally will be less than the securities lending income, either because the votes will not have significant economic consequences or because the outcome of the vote would not be affected by the Advisor recalling loaned securities for voting.  In certain countries, such as the United States, the specific terms of the proposals to be voted on by shareholders will generally not be known until after the record date, which determines the shares eligible to be voted. In this situation, the Advisor may not be aware of the subject of a proxy in time to make a decision as to whether the materiality of the voting proposals warrants recalling a security on loan to vote. In addition, because specific record dates may not be known, if the Advisor were to seek to recall securities on loan, the Advisor would need to estimate the record date which would result in the securities being recalled for a longer period of time than otherwise required and may create a greater potential loss of income. The Advisor does intend to recall securities on loan if, based upon information in the Advisor’s possession, it determines that voting the securities is likely to materially affect the value of the Fund’s investment and that it is in the Fund’s best interests to do so.  In cases where the Advisor does not receive a solicitation or enough information within a sufficient time (as reasonably determined by the Advisor) prior to the proxy-voting deadline, the Advisor or its service provider may be unable to vote.
With respect to non-U.S. securities, it may be both difficult and costly to vote proxies due to local regulations, customs, and other requirements or restrictions.  The Advisor does not intend to vote proxies of non-U.S. companies if the Advisor determines that the expected economic costs from voting outweigh the anticipated economic benefit to the Fund associated with voting.  The Advisor intends to make its determination on whether to vote proxies of non-U.S. companies on a portfolio-by-portfolio basis. In doing so, the Advisor evaluates market requirements and impediments to voting proxies of companies in a country.  The Advisor periodically reviews voting logistics, including costs and other voting difficulties, on a portfolio-by-portfolio and country-by-country basis, in order to determine if there have been any material changes that would affect the Advisor’s determinations and procedures.  In the event the Advisor is made aware of and believes an issue to be voted is likely to materially affect the economic value of the Fund, that its vote is reasonably likely to be determinative of the outcome of the contest, and the expected benefits of voting the proxies exceed the costs, the Advisor will make reasonable efforts to vote such proxies.
Holders of fixed income securities are generally not entitled to an annual vote and therefore do not have such a mechanism to influence an issuer’s governance. From time-to-time holders of fixed income securities can receive proxy ballots or corporate action-consents at the discretion of the issuer/custodian. In such circumstances the Advisor’s fixed income portfolio management team is generally responsible for providing recommendations on how to vote proxy ballots and corporation action-consents and they may consult with members of the Committee, with the aim of applying the same general principles as are set out in the Guidelines.
The Advisor may take social or sustainability issues into account when voting proxies for portfolios that do not incorporate social or sustainability considerations in their design, such as the Fund, if the Advisor believes that doing so is in the best interest of the portfolio and is otherwise consistent with applicable law and the Advisor’s duties, such as where material environmental or social risks may have economic ramifications for shareholders.
The Advisor has retained certain third-party proxy voting service providers (“Proxy Service Firms”) to provide certain services with respect to proxy voting.  Proxy Service Firms will: provide information on shareholder meeting dates and proxy materials; translate proxy materials printed in a foreign language; provide research on proxy proposals; operationally process votes in accordance with the Voting Guidelines on behalf of the Fund; and provide reports concerning the proxies voted (“Proxy Voting Services”).  Although the Advisor retains third-party service providers for Proxy Voting Services, the Advisor remains responsible for proxy voting decisions and making such decisions in accordance with its fiduciary duties.  The Advisor has designed Voting Policies to prudently select, oversee and evaluate Proxy Service Firms consistent with the Advisor’s fiduciary duties, including with respect to the matters described below, which Proxy Service Firms have been engaged to provide Proxy Voting Services to support the Advisor’s voting in accordance with the Voting Policies.  Prior to the selection of a new Proxy Service Firm and annually thereafter or more frequently if deemed necessary by the Advisor, the Committee will consider whether the Proxy Service Firm (i) has the capacity and competency to timely and adequately analyze proxy issues and provide the

Proxy Voting Services the Proxy Service Firm has been engaged to provide and (ii) can make its recommendations in an impartial manner and in the best interests of the Advisor’s clients, and consistent with the Advisor’s Voting Policies and fiduciary duties.
In the event that the Voting Guidelines are not implemented precisely as the Advisor intends because of the actions or omissions of any third party service providers, custodians or sub-custodians or other agents or any such persons experience any irregularities (e.g., misvotes or missed votes), then such instances will not necessarily be deemed by the Advisor as a breach of the Voting Policies.
Information regarding how the Fund voted proxies related to its portfolio securities during the 12-month period ended June 30 of each year is available, no later than August 31 of each year, without charge,  (i) by contacting the Fund at the address or telephone number appearing on the cover of this statement of additional information, (ii) on the Advisor’s website at https://www.dimensional.com/who-we-are/investment-stewardship and (iii) on the SEC’s website at http://www.sec.gov.
DISCLOSURE OF PORTFOLIO HOLDINGS
The Advisor and the Board have adopted a policy (the “Policy”) to govern disclosure of the portfolio holdings of the Fund (“Holdings Information”), and to prevent the misuse of material non-public Holdings Information.  The Advisor has determined that the Policy and its procedures: (i) are reasonably designed to ensure that disclosure of Holdings Information is in the best interests of the shareholders of the Fund, and (ii) appropriately address the potential for material conflicts of interest.
Disclosure of Holdings Information as Required by Applicable Law.  Holdings Information (whether a partial listing of portfolio holdings or a complete listing of portfolio holdings) shall be disclosed to any person as required by applicable law, rules and regulations.
Online Disclosure of Portfolio Holdings Information.  The Fund generally discloses its complete Holdings Information (other than cash and cash equivalents), as of month-end, by presenting this information for portfolios that invest in the Fund online at the Advisor’s website, https://www.dimensional.com/us-en/funds, which is accessible by shareholders, 30 days following the month-end.
From time to time, the Advisor and/or the Fund may provide a list of securities that the Fund would expect to distribute in-kind upon a request by a shareholder to redeem shares in-kind (the “Redemption Basket”) on the Advisor’s public website.  Any such Redemption Basket may be posted daily on its public website as disclosed in the Part A.

Disclosure of Holdings Information to Recipients.  The Advisor’s Head of Global Institutional Services and Global Chief Compliance Officer, or a delegate of the same, respectively (collectively, the “Designated Persons”), together may authorize disclosing non-public Holdings Information more frequently or at different periods than as described above solely to those financial advisors, registered accountholders, authorized consultants, authorized custodians, or third-party data service providers (each a “Recipient”) who: (i) specifically request the more current non-public Holdings Information, and (ii) execute a Use and Nondisclosure Agreement (each a “Nondisclosure Agreement”).  Each Nondisclosure Agreement subjects the Recipient to a duty of confidentiality with respect to the non-public Holdings Information, and prohibits the Recipient from trading based on the non-public Holdings Information , except that a Recipient of non-public Holdings Information received in connection with certain redemptions in-kind pursuant to contractual arrangements will not be prohibited from hedging or otherwise managing its risk exposure from the expected distribution of portfolio securities to be received in the redemptions in-kind.  Any non-public Holdings Information that is disclosed shall not include any material information about the trading strategies or pending portfolio transactions of the Fund.  The non-public Holdings Information provided to a Recipient under a Nondisclosure Agreement, unless indicated otherwise, is not subject to a time delay before dissemination.

As of February 28, 2025, the Advisor and the Fund had ongoing arrangements with the following Recipients to make available non-public Holdings Information:

Recipient	Business Purpose	Frequency
Callan Associates	Monitoring investor exposure and investment strategy	Quarterly
Cambridge Associates Limited	Monitoring investor exposure and investment strategy	Monthly
Citibank, N.A.	Fund Custodian	Daily
Crewcial Partners	Monitoring investor exposure and investment strategy	Monthly
Greycourt & Co., Inc.	Monitoring investor exposure and investment strategy	Quarterly
Institutional Shareholder Services	Proxy voting services	Daily
Marquette Associates, Inc.	Monitoring investor exposure and investment strategy	Quarterly
Meketa Investment Group	Monitoring investor exposure and investment strategy	Monthly
Mercer, LLC	Monitoring investor exposure and investment strategy	Monthly
NEPC, LLC	Monitoring investor exposure and investment strategy	Monthly

Recipient	Business Purpose	Frequency
PricewaterhouseCoopers LLP	Independent registered public accounting firm	Upon Request
Pricing Service Vendor	Fair value information services	Daily
ReFlow Services, LLC	Redemption offset auction program for providing redemption services	Upon Request
R. V. Kuhns & Associates, Inc.	Monitoring investor exposure and investment strategy	Quarterly
Southern Company	Monitoring investor exposure and investment strategy	Monthly
SS&C GIDS, Inc.	Transfer Agent	Daily
State Street Bank and Trust Company	Fund Administrator and Accounting Agent	Daily
Texas Mutual Insurance Company	Monitoring investor exposure and investment strategy	Monthly
Verus Advisory, Inc.	Monitoring investor exposure and investment strategy	Monthly
Willis Towers Watson	Monitoring investor exposure and investment strategy	Monthly
In addition, certain employees of the Advisor and its subsidiaries receive Holdings Information on a quarterly, monthly, or daily basis, or upon request, in order to perform their business functions.  Neither the Fund, nor the Advisor, nor any other party receives any compensation in connection with these arrangements.
The Policy includes the following procedures to ensure that disclosure of Holdings Information is in the best interests of shareholders, and to address any conflicts between the interests of shareholders, on the one hand, and the interests of the Advisor, DFAS, or any affiliated person of the Fund, the Advisor or DFAS, on the other.  In order to protect the interests of shareholders and the Fund, and to ensure no adverse effect on shareholders in the limited circumstances where a Designated Person is considering making non-public Holdings Information available to a Recipient, the Advisor’s Director of Institutional Services and the Chief Compliance Officer will consider any conflicts of interest.  If the Chief Compliance Officer, following appropriate due diligence, determines that (i) the Fund has a legitimate business purpose for providing the non-public Holdings Information to a Recipient, and (ii) disclosure of non-public Holdings Information to the Recipient would be in the best interests of shareholders and will not adversely affect the shareholders, then the Chief Compliance Officer may approve the proposed disclosure.
The Chief Compliance Officer documents all disclosures of non-public Holdings Information (including the legitimate business purpose for the disclosure), and periodically reports to the Board on such arrangements.  The Chief Compliance Officer is also responsible for ongoing monitoring of the distribution and use of non-public Holdings Information.  Such arrangements are reviewed by the Chief Compliance Officer on an annual basis.  Specifically, the Chief Compliance Officer requests an annual certification from each Recipient that the Recipient has complied with all terms contained in the Nondisclosure Agreement.  Recipients who fail to provide the requested certifications are prohibited from receiving non-public Holdings Information.
The Board exercises continuing oversight of the disclosure of Holdings Information by:  (i) overseeing the implementation and enforcement of the Policy by the Chief Compliance Officer of the Advisor and of the Funds and Trust; (ii) considering reports and recommendations by the Chief Compliance Officer concerning the implementation of the Policy and any material compliance matters that may arise in connection with the Policy; and (iii) considering whether to approve or ratify any amendments to the Policy.  The Advisor and the Board reserve the right to amend the Policy at any time, and from time to time without prior notice, in their sole discretion.
Prohibitions on Disclosure of Portfolio Holdings and Receipt of Compensation.  No person is authorized to disclose Holdings Information or other investment positions (whether online at https://www.dimensional.com/us-en/funds, in writing, by fax, by e-mail, orally, or by other means) except in accordance with the Policy.  In addition, no person is authorized to make disclosure pursuant to the Policy if such disclosure is otherwise in violation of the antifraud provisions of the federal securities laws.
The Policy prohibits the Fund, the Advisor or an affiliate thereof from receiving any compensation or other consideration of any type for the purpose of obtaining disclosure of non-public Holdings Information or other investment positions.  “Consideration” includes any agreement to maintain assets in the Fund or in other investment companies or accounts managed by the Advisor or by any affiliated person of the Advisor.
The Policy and its procedures are intended to provide useful information concerning the Fund to existing and prospective shareholders, while at the same time preventing the improper use of Holdings Information.  However, there can be no assurance that the furnishing of any Holdings Information is not susceptible to inappropriate uses, particularly in the hands of sophisticated investors, or that the Holdings Information will not in fact be misused in other ways, beyond the control of the Advisor.
Disclosure of Non-Material Information. To the extent permitted under the Policy, Designated Persons, officers of the Fund,  portfolio managers, other representatives of the Advisor, and anyone employed by or associated with the Advisor who has been authorized by the Advisor’s Legal Department or the Designated Persons (collectively, “Approved Representatives”) may disclose any views, opinions, judgments, advice or commentary, or any analytical, statistical, performance or other information, in connection with or relating to the

Fund or its Holdings Information and/or other investment positions (collectively, commentary and analysis) or any changes in the Holdings Information of the Fund that occurred after the most recent publicly disclosed Holdings Information (recent portfolio changes) to any person if such information does not constitute material non-public information.
With respect to each instance of such disclosure, an Approved Representative will make a good faith determination whether the information constitutes material non-public information, which involves an assessment of the particular facts and circumstances. The Advisor believes that in most cases recent portfolio changes that involve a few or even several securities in a diversified portfolio and/or commentary and analysis would be immaterial and would not convey any advantage to a recipient in making an investment decision concerning the Fund. Nonexclusive examples of commentary and analysis include: (i) the allocation of the Fund’s portfolio holdings and other investment positions among various asset classes, sectors, industries and countries; (ii) the characteristics of the equity and fixed income components of the Fund’s portfolio holdings and other investment positions; (iii) the attribution of Fund returns by asset class, sector, industry and country; and (iv) the volatility characteristics of the Fund. An Approved Representative may in his or her sole discretion determine whether to deny any request for information made by any person, and may do so for any reason or no reason.
 Such information, if made available to anyone, will be made available to any person upon request, but, because such information is generally not material to investors, it may or may not be posted on the Fund’s website.
SECURITIES LENDING
 The Board of the Fund has approved the Fund’s participation in a securities lending program. Under the securities lending program, Citibank, N.A. serves as the securities lending agent for the Fund.
  For the fiscal year ended October 31, 2024, the income earned by the Fund, as well as the fees and/or compensation paid by the Fund (in dollars) pursuant to a securities lending agency/authorization agreement between the Fund, and Citibank, N.A. (the “Securities Lending Agent”), were as follows:

Fees and/or compensation for securities lending activities and related services:*
Gross income from securities lending activities	Fees paid to Securities Lending Agent from a revenue split	Fees paid for any cash collateral management service (including fees deducted from a pooled cash collateral reinvestment vehicle) not included in the revenue split	Administrative fees not included in the revenue split	Indemnification fees not included in the revenue split	Rebate (paid to borrower)	Other fees not included in the revenue split	Aggregate fees/ compensation for securities lending activities	Net income from securities lending Activities
$18,489,026	$1,481,663	$47,590	-	-	$3,624,725	-	$5,153,978	$13,335,048

*The amounts included in the table above may differ from the amounts disclosed in the Fund’s annual financial statements due to timing differences, reconciliations, and certain other adjustments.
For the fiscal year ended October 31, 2024, the Securities Lending Agent provided the following services for the Fund in connection with securities lending activities: (i) entering into loans with approved entities subject to guidelines or restrictions provided by the Fund; (ii) receiving and holding collateral from borrowers, and facilitating the investment and reinvestment of cash collateral; (iii) monitoring daily the value of the loaned securities and collateral, including receiving and delivering additional collateral as necessary from/to borrowers; (iv) negotiating loan terms; (v) selecting securities to be loaned subject to guidelines or restrictions provided by the Fund; (vi) recordkeeping and account servicing; (vii) monitoring dividend/distribution activity relating to loaned securities; and (viii) arranging for return of loaned securities to the Fund at loan termination.
FINANCIAL STATEMENTS
PricewaterhouseCoopers LLP (“PwC”), Two Commerce Square, Suite 1800, 2001 Market Street, Philadelphia, PA 19103-7042, is the Fund’s independent registered public accounting firm.  PwC audits the Fund’s annual financial statements. The audited financial statements and financial highlights of the Fund for its fiscal period ended October 31, 2024, as set forth in the Fund’s Annual Financial Statements & Other Information, including the report of PwC, are incorporated by reference into this Part B.
A shareholder may obtain a copy of the Annual Financial Statements & Other Information, upon request and without charge, by contacting the Fund at the address or telephone number appearing on the cover of this Part B.

Exhibit A
Summary of Proxy Voting Guidelines

General Approach to Corporate Governance and Proxy Voting

When voting (or refraining from voting) proxies, Dimensional1 seeks to act in the best interests of the funds and accounts Dimensional manages and consistent with applicable legal and fiduciary standards. Dimensional seeks to maximize shareholder value subject to the standards of legal and regulatory regimes (applicable to the Advisor or the client), listing requirements, corporate governance and stewardship codes, and the investment or voting guidelines of the fund or account. 2

Dimensional expects the members of a portfolio company’s board to act in the interests of their shareholders. Each portfolio company’s board should implement policies and adopt practices that align the interests of the board and management with those of its shareholders. Since a board’s main responsibility is to oversee management and to manage and mitigate risk, it is important that board members have the experience and skills to carry out that responsibility.

This summary outlines Dimensional’s global approach to key proxy voting issues and highlights particular considerations in specific markets.

Global Evaluation Framework

Dimensional’s Global Evaluation Framework sets out Dimensional’s general expectations for all portfolio companies. When implementing the principles contained in Dimensional’s Global Evaluation Framework in a given market, in addition to the relevant legal and regulatory requirements, Dimensional will consider local market practices. Additionally, for portfolio companies in the United States, Europe, the Middle East, Africa, Japan, Australia and other select Asia markets, Dimensional will apply the market-specific considerations contained in the relevant subsection in these Guidelines.

Uncontested Director Elections
Dimensional may vote against individual directors, committee members, or the full board of a portfolio company, such as in the following situations:
1. There are problematic audit-related practices;
2. There are problematic compensation practices or persistent pay for performance misalignment;
3. There are problematic anti-takeover provisions;
4. There have been material failures of governance, risk oversight, or fiduciary responsibilities;
5. The board has failed to adequately respond to shareholder concerns;
6. The board has demonstrated a lack of accountability to shareholders;
7. There is an ineffective board refreshment process1;

If a director is a member of multiple boards of various portfolio companies, and one of those boards has one of the issues listed in 1-7 above, Dimensional may vote against that director with respect to the board of the portfolio company with the issue as well as any other portfolio company boards.

Dimensional also considers the following when voting on directors of portfolio companies:

[1]
“Dimensional” refers to any of Dimensional Fund Advisors LP, Dimensional Fund Advisors Ltd., DFA Australia Limited, Dimensional Ireland Limited, Dimensional Fund Advisors Pte. Ltd. or Dimensional Japan Ltd.

[2]	For considerations in connection with ERISA-covered clients, see the Policy and its references to requirements under ERISA.
[3]
As used in these guidelines “board refreshment process” means the method for reviewing and establishing the composition of the board of the portfolio company (e.g., assessments or self-evaluation, succession planning, approach for searches for board members, criteria for qualification of board members).

1. Board and committee independence;
2. Director attendance: Dimensional generally expects directors to attend at least 75% of board and committee meetings;
3. Director capacity to serve;
4. Board composition.

Board Refreshment
An effective board refreshment process for a portfolio company can include the alignment of directors’ skills with business needs, assessment of individual director performance and feedback, and a search process for new directors that appropriately incorporates qualification criteria. Dimensional believes information about a portfolio company’s assessment and refreshment process should be disclosed and should generally include:
•
The processes and procedures by which the portfolio company identifies the key competencies that directors should possess in order to ensure the board is able to appropriately oversee the risks and opportunities associated with the portfolio company’s strategy and operations;

•	How the performance of individual directors and the board as a whole is assessed;
•	The alignment between the skills and expertise of each board member and the key competencies identified in the board assessment process;
•	Board refreshment mechanisms;
•	Director recruitment policies and procedures; and
•	The extent to which diversity considerations are incorporated into board assessment and refreshment practices and director recruitment policies.

In evaluating a portfolio company’s refreshment process, Dimensional may consider, among other information:
•	Whether the portfolio company’s board assessment process meets market best practices in terms of objectiveness, rigor, disclosure, and other criteria;
•	Whether the portfolio company complies with market best practice with regards to refreshment mechanisms, including tenure limits; and
•	Whether the portfolio company has board entrenchment devices, such as a classified board or plurality vote standard.

Dimensional may consider a board’s diversity when evaluating the effectiveness of a portfolio company’s board refreshment process.  Dimensional may consider whether a portfolio company seeks to follow market best practices as the portfolio company nominates new directors and assesses the performance of existing directors who have the diversity of backgrounds, experiences, and skill-sets needed to effectively oversee management and manage risk.

If Dimensional believes that a portfolio company’s board assessment and refreshment process is not sufficiently rigorous, or if the portfolio company fails to disclose adequate information for Dimensional to assess the rigor of the process, Dimensional may vote against members of the Nominating Committee, or other relevant directors.

Bundled/Slate Director Elections
Dimensional generally opposes bundled director elections at portfolio companies; however, in markets where individual director elections are not an established practice, bundled elections are acceptable as long as the full list of candidates is disclosed in a timely manner.

Contested Director Elections
In the case of contested board elections at portfolio companies, Dimensional takes a case-by-case approach. With the goal of maximizing shareholder value, Dimensional considers the qualifications of the nominees, the likelihood that each side can accomplish their stated plans, the portfolio company’s corporate governance practices, and the incumbent board’s history of responsiveness to shareholders.

Board Size
Dimensional believes that portfolio company boards are responsible for determining an appropriate size of the board of directors within the confines of relevant corporate governance codes and best practice standards. However, Dimensional will generally oppose proposals to alter board structure or size in the context of a fight for control of the portfolio company or the board.

Auditors
Dimensional will typically support the ratification of auditors unless there are concerns with the auditor’s independence, the accuracy of the auditor’s report, the level of non-audit fees, or if lack of disclosure makes it difficult for us to assess these factors.

In addition to voting against the ratification of the auditors, Dimensional may also vote against or withhold votes from audit committee members at portfolio companies in instances of fraud, material weakness, or significant financial restatements.

Anti-Takeover Provisions
Dimensional believes that the market for corporate control, which often results in acquisitions which increase shareholder value, should be able to function without undue restrictions. Takeover defenses such as shareholder rights plans (poison pills) can lead to entrenchment of management and reduced accountability at the board level. Dimensional will generally vote against the adoption of anti-takeover provisions. Dimensional may vote against directors at portfolio companies that adopt or maintain anti-takeover provisions without shareholder approval post-initial public offering (“IPO”) or adopted such structures prior to, or in connection with, an IPO. Dimensional may vote against such directors not just at the portfolio company that adopted the anti-takeover provision, but at all other portfolio company boards they serve on.

Related-Party Transactions
Related-party transactions have played a significant role in several high-profile corporate scandals and failures. Dimensional believes related-party transactions should be minimized.  When such transactions are determined to be fair to the portfolio company and its shareholders in accordance with the portfolio company’s policies and governing law, they should be thoroughly disclosed in public filings.

Amendments to Articles of Association/Incorporation
Dimensional expects the details of proposed amendments to articles of association or incorporation, or similar portfolio company documents, to be clearly disclosed. Dimensional will typically support such amendments that are routine in nature or are required or prompted by regulatory changes. Dimensional may vote against amendments that negatively impact shareholder rights or diminish board oversight.

Equity Based Remuneration
Dimensional supports the adoption of equity plans that align the interests of the portfolio company board, management, and portfolio company employees with those of shareholders.

Dimensional will evaluate equity plans on a case-by-case basis, taking into account the potential dilution to shareholders, the portfolio company’s historical use of equity, and the particular plan features.

Executive Remuneration
Dimensional supports remuneration for executives that is clearly linked to the portfolio company’s performance. Remuneration should be designed to attract, retain and appropriately motivate and serve as a means to align the interests of executives with those of shareholders.

Dimensional expects portfolio companies to structure executive compensation in a manner that does not insulate management from the consequences of failures of risk oversight and management. Dimensional typically supports clawback provisions in executive compensation plans as a way to mitigate risk of excessive risk taking by executives at portfolio companies.

Dimensional supports remuneration plan metrics that are quantifiable and clearly tied to company strategy and the creation of shareholder value. The use of standard financial metrics, for example, metrics based on generally accepted accounting principles (“GAAP”) or international financial reporting standards, when determining executive pay is generally considered by Dimensional to be preferable. The use of non-standard metrics, including those involving large non-GAAP adjustments, result in less transparency for investors and may lead to artificially high executive pay. In evaluating a portfolio company’s executive compensation, Dimensional considers whether the portfolio company is disclosing what each metric is intended to capture, how performance is measured, what targets have been set, and performance against those targets. While environmental and social (E&S) issues may be material for shareholder value, Dimensional believes linking E&S metrics to executive pay in a quantifiable and transparent manner can present particular challenges. Dimensional will seek to focus on the rigor of E&S metrics and will seek to scrutinize payouts made under these metrics, particularly when there has been underperformance against other metrics tied to financial performance or shareholder value.

To the extent that remuneration is clearly excessive and not aligned with the portfolio company’s performance or other factors, Dimensional would not support such remuneration. Additionally, Dimensional expects portfolio companies to strive to follow local market practices with regards to the specific elements of remuneration and the overall structure of the remuneration plan.

Therefore, Dimensional reviews proposals seeking approval of a portfolio company’s executive remuneration plan closely, taking into account the quantum of pay, portfolio company performance, and the structure of the plan.

In markets where components of executive remuneration, such as performance rights or options, are required to be subject to a separate shareholder vote, Dimensional will consider these proposals in line with the principles above.

Director Remuneration
Dimensional will generally support director remuneration at portfolio companies that is reasonable in both size and composition relative to industry and market norms.

Mergers & Acquisitions (M&A)
Dimensional’s primary consideration in evaluating mergers and acquisitions is maximizing shareholder value. Given that Dimensional believes market prices reflect future expected cash flows, an important consideration is the price reaction to the announcement, and the extent to which the deal represents a premium to the pre-announcement price. Dimensional will also consider the strategic rationale, potential conflicts of interest, and the possibility of competing offers.

Dimensional may vote against deals where there are concerns with the acquisition process or where there appear to be significant conflicts of interest.

Capitalization
Dimensional will vote case-by-case on proposals related to portfolio company share issuances, taking into account the purpose for which the shares will be used, the risk to shareholders of not approving the request, and the dilution to existing shareholders.

Unequal Voting Rights
Dimensional opposes the creation of share structures that provide for unequal voting rights, including dual class stock with unequal voting rights or mechanisms such as loyalty shares that may skew economic ownership and voting rights within the same class of shares, and will generally vote against proposals to create or continue such structures. On a case-by-case basis, Dimensional may also vote against directors at portfolio companies that adopt or maintain such structures without shareholder approval post-IPO or adopted such structures prior to, or in connection with, an IPO.

Say on Climate
Dimensional will generally vote against management and shareholder proposals to introduce say on climate votes, which propose that companies’ climate-risk management plans are put to a recurring advisory shareholder vote. Dimensional believes that strategic planning, including mitigation of climate-related risks and oversight of opportunities presented by potential climate change is the responsibility of the portfolio company board and should not be delegated or transferred to shareholders. If a portfolio company’s climate-risk management plan is put to a shareholder vote then Dimensional will generally vote against the plan, regardless of the level of detail contained in the plan, to indicate our opposition to the delegation of oversight implied by such votes. If Dimensional observes that a portfolio company board is failing to adequately guard shareholder value through strategic planning, Dimensional may vote against directors.

Shareholder Proposals
Dimensional’s goal when voting on portfolio company shareholder proposals is to support those proposals that protect or enhance shareholder value through improved board accountability, improved policies and procedures, or improved disclosure.

Dimensional will typically vote with management on environmental and social (E&S) shareholder proposals. In certain circumstances, including if the E&S matter may have a material impact on the portfolio company, Dimensional may determine a case-by-case analysis is warranted, in which case we will consider if supporting the proposal is likely to provide shareholders with meaningful information about a portfolio company’s handling of environmental or social risk through improved board accountability, improved policies or procedures, or improved disclosures.

Virtual Meetings
Dimensional does not oppose the use of virtual-only meetings if shareholders are provided with the same rights and opportunities as available during a physical meeting, including:
•	The ability to see and hear portfolio company representatives;
•	The ability to ask questions of portfolio company representatives; and
•	The ability to see or hear questions submitted to portfolio company representatives by other shareholders, including those questions not answered by portfolio company representatives.

Disclosure of Vote Results
Dimensional expects detailed disclosure of voting results. In cases where vote results have not been disclosed within a reasonable time frame, Dimensional may vote against individual directors, committee members, or the full board of a portfolio company.

Voting Guidelines for Environmental and Social Matters

Dimensional believes that portfolio company boards are responsible for addressing material environmental and social risks within their duties. If a portfolio company is unresponsive to environmental or social risks that may have material economic ramifications for shareholders, Dimensional may vote against directors individually, committee members, or the entire board, or may vote in favor of related shareholder proposals consistent with Dimensional’s general approach to such E&S proposals. Dimensional may communicate with portfolio companies to better understand the alignment of the interests of boards and management with those of shareholders on these topics.

Evaluating Disclosure of Material Environmental or Social Risks

Dimensional generally believes that information about the oversight and mitigation of material environmental or social risks should be disclosed by portfolio companies. Dimensional generally expects the disclosure regarding oversight and mitigation to include:
•	A description of material risks.
•	A description of the process for identifying and prioritizing such risks and how frequently it occurs.
•	The policies and procedures governing the handling of each material risk.
•	A description of the management-level roles/groups involved in oversight and mitigation of each material risk.
•	A description of the metrics used to assess the effectiveness of mitigating each material risk, and the frequency at which performance against these metrics is assessed.
•	A description of how the board is informed of material risks and the progress against relevant metrics.

In certain instances where Dimensional determines that disclosure by a portfolio company is insufficient for a shareholder to be able to adequately assess the relevant risks facing a portfolio company, or where a portfolio company has faced a material controversy in relation to the issue, Dimensional may, on a case-by-case basis, vote against individual directors, committee members, or the entire board, or may vote in favor of related shareholder proposals consistent with Dimensional’s general approach to such proposals.

Political and Lobbying Activities
Dimensional expects boards of portfolio companies to exercise oversight of political and lobbying-related expenditures and ensure that such spending is in line with shareholder interests.

In evaluating a portfolio company’s policies related to political and lobbying expenditure, Dimensional expects the following practices:
•	The board to adopt policies and procedures to oversee political and lobbying expenditures;
•	The details of the board oversight, including the policies and procedures governing such expenditures, to be disclosed publicly; and
•
That board oversight of political and lobbying activities, such as spending, should include ensuring that the portfolio company’s publicly stated positions are in alignment with its related activities and spending.

Human Capital Management
Dimensional expects boards of portfolio companies to exercise oversight of human capital management issues. Dimensional expects portfolio companies to disclose sufficient information for shareholders to understand the policies, procedures, and personnel a portfolio company has in place to address issues related to human capital management. This disclosure should include the portfolio company’s human capital management goals in key areas, such as compensation, employee health and wellness, employee training and development, and workforce composition, as well as the metrics by which the portfolio company assesses performance against these goals.

Climate-Related Risks
Dimensional expects boards of portfolio companies to exercise oversight of climate-related risks that may have a material impact on the portfolio company. Climate-related risks may include physical risks from changing weather patterns and/or transitional risks from changes in regulation or consumer preferences. Dimensional expects portfolio companies to disclose information on their handling of these risks, to the extent those risks may have a material impact on the portfolio company. Disclosure should include:
•	The specific risks identified.
•	The potential impact these risks could have on the portfolio company’s business, operations, or strategy.
•	Whether the risks are overseen by a specific committee or the full board.
•	The frequency with which the board or responsible board committee receives updates on the risks and the types of information reviewed.
•	The management-level roles/groups responsible for managing these risks.
•
The metrics used to assess the handling of these risks, how they are calculated, and the reason for their selection, particularly when the metrics recommended by a recognized third-party framework, such as Task Force for Climate-related Financial Disclosures (TCFD) , International Sustainability Standards Board (ISSB) or Sustainability Accounting Standards Board (SASB) Standards, are not being used.

•	Targets used by the portfolio company to manage climate-related risks and performance against those targets.

Human Rights
Dimensional expects portfolio company boards to exercise oversight of human rights issues that could pose a material risk to the business, including forced labor, child labor, privacy, freedom of expression, and land and water rights. Dimensional expects portfolio companies to disclose information on their handling of these risks, to the extent those risks may have a material impact on the portfolio company. Disclosure should include:
•	The specific risks identified
•	The potential impact these risks could have on the portfolio company’s business, operations, or strategy
•	Whether the risks are overseen by a specific committee or the full board
•	The frequency with which the board or responsible board committee receives updates on the risks and the types of information reviewed
•	Details on how the portfolio company monitors human rights throughout the organization and supply chain, including the scope and frequency of audits and how instances of non-compliance are resolved
•
The policies governing human rights throughout the organization and supply chain and the extent to which the policy aligns with recognized global frameworks such as the UN’s Guiding Principles on Human Rights and the OECD’s Guidelines for Multinational Enterprises

•	Details of violations of the policy and corrective action taken

Cybersecurity
Dimensional expects portfolio company boards to exercise oversight of cybersecurity issues that could pose a material risk to the business. Dimensional expects portfolio companies to disclose information on their handling of these risks, to the extent those risks may have a material impact on the portfolio company. Disclosure should include:
•	Policies and procedures to manage cybersecurity risk and identify cybersecurity incidents
•	The role of management in implementing cybersecurity policies and procedures
•	The role of the board in overseeing cybersecurity risk and the process by which the board is informed of incidents.
•	Material cybersecurity incidents and remedial actions taken.

Evaluation Framework for U.S. Listed Companies

Director Elections:

Uncontested Director Elections
Shareholders elect the board of a portfolio company to represent their interests and oversee management and expect boards to adopt policies and practices that align the interests of the board and management with those of shareholders and limit the potential for conflicts of interest.

One of the most important measures aimed at ensuring that portfolio company shareholders’ interests are represented is an independent board of directors, made up of individuals with the diversity of backgrounds, experiences, and skill-sets needed to effectively oversee management and manage risk. Dimensional expects portfolio company boards to be majority independent and key committees to be fully independent.

Dimensional believes shareholders should have a say in who represents their interests and portfolio companies should be responsive to shareholder concerns. Dimensional may vote against or withhold votes from individual directors, committee members, or the full board, and may also vote against such directors when they serve on other portfolio company boards, in the following situations:
•	The continued service of directors who failed to receive the support of a majority of shareholders (regardless of whether the portfolio company uses a majority or plurality vote standard).
•	Failure to adequately respond to majority-supported shareholder proposals.

Contested Director Elections
In the case of contested board elections at portfolio companies, Dimensional takes a case-by-case approach. With the goal of maximizing shareholder value, Dimensional considers the qualifications of the nominees, the likelihood that each side can accomplish their stated plans, the portfolio company’s corporate governance practices, the incumbent board’s history of responsiveness to shareholders, and the market’s reaction to the contest.

Board Structure and Composition:

Age and Term Limits
Dimensional believes it is the responsibility of a portfolio company’s nominating committee to ensure that the portfolio company’s board of directors is composed of individuals with the skills needed to effectively oversee management and will generally oppose proposals seeking to impose age or term limits for directors.

That said, portfolio companies should clearly disclose their director evaluation and board refreshment policies in their proxy. Lack of healthy turnover on the board of a portfolio company or lack of observable diversity on a portfolio company board may lead Dimensional to scrutinize the rigor of a portfolio company’s board refreshment process.

CEO/Chair
Dimensional believes that the portfolio company boards are responsible for determining whether the separation of roles is appropriate and adequately protects the interests of shareholders.

At portfolio companies with a combined CEO/Chair, Dimensional expects the board to appoint a lead independent director with specific responsibilities, including the setting of meeting agendas, to seek to ensure the board is able to act independently.

Recent environmental, social, and governance controversies resulting from inadequate board oversight may be taken into account when voting on shareholder proposals seeking the separation of the roles of CEO and Chair at a portfolio company.

Governance Practices:

Classified Boards
Dimensional believes director votes are an important mechanism to increase board accountability to shareholders. Dimensional therefore advocates for boards at portfolio companies to give shareholders the right to vote on the entire slate of directors on an annual basis.

Dimensional will generally support proposals to declassify existing boards at portfolio companies and will generally oppose efforts by portfolio companies to adopt classified board structures, in which only part of the board is elected each year.

Dimensional will generally vote against or withhold votes from incumbent directors at portfolio companies that adopt a classified board without shareholder approval.  Dimensional may also vote against or withhold votes from directors at portfolio companies that adopt classified boards prior to or in connection with an IPO, unless accompanied by a reasonable sunset provision.

Dual Classes of Stock
Dual class share structures are generally seen as detrimental to shareholder rights, as they are accompanied by unequal voting rights. Dimensional believes in the principle of one share, one vote.

Dimensional opposes the creation of dual-class share structures with unequal voting rights at portfolio companies and will generally vote against proposals to create or continue dual-class capital structures.

Dimensional will generally vote against or withhold votes from directors at portfolio companies that adopt a dual-class structure without shareholder approval after the portfolio company’s IPO. Dimensional will generally vote against or withhold votes from directors for implementation of a dual-class structure prior to or in connection with an IPO, unless accompanied by a reasonable sunset provision.

Supermajority Vote Requirements
Dimensional believes that the affirmative vote of a majority of shareholders of a portfolio company should be sufficient to approve items such as bylaw amendments and mergers. Dimensional will generally vote against proposals seeking to implement a supermajority vote requirement and for shareholder proposals seeking the adoption of a majority vote standard.

Dimensional will generally vote against or withhold votes from incumbent directors at portfolio companies that adopt a supermajority vote requirement without shareholder approval. Dimensional may also vote against or withhold votes from directors at portfolio companies that adopt supermajority vote requirements prior to or in connection with an IPO, unless accompanied by a reasonable sunset provision.

Shareholder Rights Plans (Poison Pills)
Dimensional generally opposes poison pills. As a result, Dimensional may vote against the adoption of a pill and all directors at a portfolio company that put a pill in place without first obtaining shareholder approval. Votes against (or withheld votes from) directors may extend beyond the portfolio company that adopted the pill, to all boards the directors serve on.

Cumulative Voting
Under cumulative voting, each shareholder is entitled to the number of his or her shares multiplied by the number of directors to be elected. Shareholders have the flexibility to allocate their votes among directors in the proportion they see fit, including casting all their votes for one director. This is particularly impactful in the election of dissident candidates to the board in the event of a proxy contest.

Dimensional will typically support proposals that provide for cumulative voting and against proposals to eliminate cumulative voting unless the portfolio company has demonstrated that there are adequate safeguards in place, such as proxy access and majority voting.

Majority Voting
For the election of directors, portfolio companies may adopt either a majority or plurality vote standard. In a plurality vote standard, the directors with the most votes are elected. If the number of directors up for election is equal to the number of board seats, each director only needs to receive one vote in order to be elected. In a majority vote standard, in order to be elected, a director must receive the support of a majority of shares voted or present at the meeting.

Dimensional supports a majority (rather than plurality) voting standard for uncontested director elections at portfolio companies. The majority vote standard should be accompanied by a director resignation policy to address failed elections.

To account for contested director elections, portfolio companies with a majority vote standard should include a carve-out for plurality voting in situations where there are more nominees than seats.

Right to Call Meetings and Act by Written Consent
Dimensional will generally support the right of shareholders to call special meetings of a portfolio company board (if they own 25% of shares outstanding) and take action by written consent.

Proxy Access
Dimensional will typically support management and shareholder proposals for proxy access that allow a shareholder (or group of shareholders) holding three percent of voting power for three years to nominate up to 25 percent of a portfolio company board.  Dimensional will typically vote against proposals that are more restrictive than these guidelines.

Amend Bylaws/Charters
Dimensional believes that shareholders should have the right to amend a portfolio company’s bylaws. Dimensional will generally vote against or withhold votes from incumbent directors at portfolio companies that place substantial restrictions on shareholders’ ability to amend bylaws through excessive ownership requirements for submitting proposals or restrictions on the types of issues that can be amended.

Exclusive Forum
Dimensional is generally supportive of management proposals at portfolio companies to adopt an exclusive forum for shareholder litigation.

Indemnification and Exculpation of Directors and Officers
Dimensional intends to evaluate proposals seeking to enact or expand indemnification or exculpation provisions on a case-by-case basis considering board rationale and specific provisions being proposed.

Advance Notice Provisions
Portfolio company bylaw amendments known as “advance notice provisions” set out the steps shareholders must follow when submitting an item for inclusion on the agenda of a shareholder meeting. These provisions may serve as an entrenchment device that can result in reduced accountability at the board level in cases where they impose onerous requirements on shareholders wishing to submit a nominee for the board of directors. When evaluating advanced notice provisions, whether for the submission of a shareholder candidate or the submission of other permissible proposals, Dimensional generally does not support provisions that:
•	Require shareholder-nominated candidates to disclose information that is not required for new board-nominated candidates
•	Impose unduly burdensome disclosure requirements on shareholder proponents
•	Significantly limit the time period shareholders have to submit proposals or nominees
Dimensional may vote against or withhold votes from directors who adopt such provisions without shareholder approval.

Executive and Director Compensation:

Equity-Based Compensation
Dimensional supports the adoption of equity plans that align the interests of portfolio company board, management, and portfolio company employees with those of shareholders.

Dimensional will evaluate equity plans on a case-by-case basis, taking into account the potential dilution to shareholders, the portfolio company’s historical use of equity, and the particular plan features.

Dimensional will typically vote against plans that have features that have a negative impact on shareholders of portfolio companies. Such features include single-trigger or discretionary vesting, an overly broad definition of change in control, a lack of minimum vesting periods for grants, evergreen provisions, and the ability to reprice shares without shareholder approval.

Dimensional may also vote against equity plans if problematic equity grant practices have contributed to a pay for performance misalignment at the portfolio company.

Employee Stock Purchase Plans
Dimensional will generally support qualified employee stock purchase plans (as defined by Section 423 of the Internal Revenue Code), provided that the purchase price is no less than 85 percent of market value, the number of shares reserved for the plan is no more than ten percent of outstanding shares, and the offering period is no more than 27 months.

Advisory Votes on Executive Compensation (Say on Pay)
Dimensional supports reasonable compensation for executives that is clearly linked to the portfolio company’s performance. Compensation should serve as a means to align the interests of executives with those of shareholders. To the extent that compensation is excessive, it represents a transfer to management of shareholder wealth. Therefore, Dimensional reviews proposals seeking approval of a portfolio company’s executive compensation plan closely, taking into account the quantum of pay, portfolio company performance, and the structure of the plan.

Certain practices, such as:
•	multi-year guaranteed bonuses

•	excessive severance agreements (particularly those that vest without involuntary job loss or diminution of duties or those with excise-tax gross-ups)
•	single, or the same, metrics used for both short-term and long-term executive compensation plans may encourage excessive risk-taking by executives at portfolio companies and are generally opposed by Dimensional.

At portfolio companies that have a history of problematic pay practices or excessive compensation, Dimensional will consider the portfolio company’s responsiveness to shareholders’ concerns and may vote against or withhold votes from members of the compensation committee if these concerns have not been addressed.

Frequency of Say on Pay
Executive compensation in the United States is typically composed of three parts: 1) base salary; 2) cash bonuses based on annual performance (short-term incentive awards); 3) and equity awards based on performance over a multi-year period (long-term incentive awards).

Dimensional supports triennial say on pay because it allows for a longer-term assessment of whether compensation was adequately linked to portfolio company performance. This is particularly important in situations where a portfolio company makes significant changes to their long-term incentive awards, as the effectiveness of such changes in aligning pay and performance cannot be determined in a single year.

If there are serious concerns about a portfolio company’s compensation plan in a year where the plan is not on the ballot, Dimensional may vote against or withhold votes from members of the Compensation Committee.

Executive Severance Agreements (Golden Parachutes)
Dimensional analyzes golden parachute proposals on a case-by-case basis.

Dimensional expects payments to be reasonable on both an absolute basis and relative to the value of the transaction. Dimensional will typically vote against agreements with cash severance of more than 3x salary and bonus.

Dimensional expects vesting of equity to be contingent on both a change in control and a subsequent involuntary termination of the employee (“double-trigger change in control”).

Corporate Actions:

Reincorporation
Dimensional will evaluate reincorporation proposals on a case-by-case basis.

Dimensional may vote against reincorporations if the move would result in a substantial diminution of shareholder rights at the portfolio company.

Capitalization:

Increase Authorized Shares
Dimensional will vote case-by-case on proposals seeking to increase common or preferred stock of a portfolio company, taking into account the purpose for which the shares will be used and the risk to shareholders of not approving the request.

Dimensional will typically vote against requests for common or preferred stock issuances that are excessively dilutive relative to common market practice.

Dimensional will typically vote against proposals at portfolio companies with multiple share classes to increase the number of shares of the class with superior voting rights.

Blank Check Preferred Stock
Blank check preferred stock is stock that can be issued at the discretion of the board, with the voting, conversion, distribution, and other rights determined by the board at the time of issue. Therefore, blank check preferred stock can potentially serve as means to entrench management and prevent takeovers at portfolio companies.

To mitigate concerns regarding what Dimensional believes is the inappropriate use of blank check preferred stock, Dimensional expects portfolio companies seeking approval for blank preferred stock to clearly state that the shares will not be used for anti-takeover purposes.

Share Repurchases
Dimensional will generally support open-market share repurchase plans that allow all shareholders to participate on equal terms. Portfolio companies that use metrics such as earnings per share (EPS) in their executive compensation plans should ensure that the impact of such repurchases are taken into account when determining payouts.

Shareholder Proposals:
In instances where a shareholder proposal is excluded from the meeting agenda but the SEC has declined to state a view on whether such proposal can be excluded, Dimensional expects the portfolio company to provide shareholders with substantive disclosure concerning this exclusion. If substantive disclosure is lacking, Dimensional may vote against or withhold votes from certain directors on a case-by-case basis.

Evaluation Framework for Europe, the Middle East, and Africa (EMEA) Listed Companies

Continental Europe:

Director Election Guidelines
•
Portfolio company boards should be majority independent (excluding shareholder or employee representatives as provided by law); however, lower levels of board independence may be acceptable in controlled companies and in those markets where local best practice indicates that at least one-third of the board be independent.

•
A majority of audit and remuneration committee members (excluding shareholder or employee representatives as provided by law) should be independent; the committees overall should be at least one-third independent.

•	Executives should generally not serve on audit and remuneration committees.
•	The CEO and board chair roles should generally be separate.
•	Portfolio companies should comply with relevant listing rules, corporate governance codes, and market best practices with regards to board composition.

Remuneration Guidelines
Dimensional expects annual remuneration reports published by portfolio companies pursuant to the Shareholder Rights Directive II to disclose, at a minimum:
•	The amount paid to executives;
•	Alignment between pay and performance;
•	The targets used for variable incentive plans and the ex-post levels achieved; and
•	The rationale for any discretion applied.

Other Market Specific Guidelines for Continental Europe
•	In Austria, Germany, and the Netherlands, Dimensional will generally vote against the appointment of a former CEO as chairman of the board of directors or supervisory board of a portfolio company.

United Kingdom:
Dimensional expects portfolio companies to follow the applicable requirements of the FCA Listing Rules, the UK Corporate Governance Code, and market best practice with regards to board and committee composition. When evaluating portfolio company boards Dimensional will also consider the recommendations of the FTSE Women Leaders and Parker Reviews with regards to board composition.

Dimensional expects companies to align their remuneration with the requirements of the UK Corporate Governance Code and to consider best practices such as those set forth in the Investment Association Principles of Remuneration.

Ireland:

Dimensional will consider the recommendations of the Balance for Better Business Review Group with regards to evaluating board composition.

South Africa:
Dimensional expects portfolio companies to follow the recommendations of the King Report on Corporate Governance (King Code IV) with regards to board and committee composition.

Framework for Evaluating Australia and New Zealand Listed Companies

Uncontested Director Elections
Shareholders elect the board of a portfolio company to represent their interests and oversee management and expect portfolio company boards to adopt policies and practices that align the interests of the board and management with those of shareholders and limit the potential for conflicts of interest.

One of the most important measures aimed at ensuring that portfolio company shareholders’ interests are represented is an independent board of directors, made up of individuals with the diversity of backgrounds, experiences, and skill-sets needed to effectively oversee management and manage risk. Dimensional expects portfolio company boards to be majority independent.

Dimensional believes that key audit and remuneration committees should be composed of independent directors. Dimensional will generally vote against executive directors of the portfolio company who serve on the audit committee or who serve on the remuneration committee if the remuneration committee is not majority independent.

When evaluating portfolio company boards, Dimensional will consider the ASX Corporate Governance Council Principles and Recommendations and the NZX Corporate Governance Code, respectively, with respect to board composition.

CEO/Chair
Dimensional expects Australian and New Zealand portfolio companies to separate the CEO and board chair roles, with the board chair being an independent director, in line with the expectations set forth in the ASX Corporate Governance Council Principles and Recommendations and the NZX Corporate Governance Code, respectively.

Auditors
Neither Australian nor New Zealand law requires the annual ratification of auditors; therefore, concerns with a portfolio company’s audit practices will be reflected in votes against members of the audit committee in both markets.

Dimensional may vote against audit committee members at a portfolio company if there are concerns with the auditor’s independence, the accuracy of the auditor’s report, the level of non-audit fees, or if lack of disclosure makes it difficult to assess these factors.

Dimensional may also vote against audit committee members in instances of fraud or material failures in oversight of audit functions.

Share Issuances
Dimensional will evaluate requests for share issuances on a case-by-case basis, taking into account factors such as the impact on current shareholders and the rationale for the request.

When voting on approval of prior share distributions, at Australian and New Zealand portfolio companies, Dimensional will generally support prior issuances that conform to the dilution guidelines set out in ASX Listing Rule 7.1 and NZX Listing Rule 4, respectively.

Share Repurchase
Dimensional will evaluate requests for share repurchases on a case-by-case basis, taking into account factors such as the impact on current shareholders, the rationale for the request, and the portfolio company’s history of repurchases. Dimensional expects repurchases to be made in arms-length transactions using independent third parties.

Dimensional may vote against portfolio company plans that do not include limitations on the portfolio company’s ability to use the plan to repurchase shares from third parties at a premium and limitations on the use of share purchases as an anti-takeover device.

Constitution Amendments
Dimensional will evaluate requests for amendments to a portfolio company’s constitution on a case-by-case basis. The primary consideration will be the impact on the rights of shareholders.

Non-Executive Director Remuneration
Dimensional will support non-executive director remuneration at portfolio companies that is reasonable in both size and composition relative to industry and market norms.

Dimensional will generally vote against components of non-executive director remuneration that are likely to impair a director’s independence, such as options or performance-based remuneration.

Equity-Based Remuneration
Dimensional supports the adoption of equity plans that align the interests of the portfolio company board, management, and portfolio company employees with those of shareholders.

Companies should clearly disclose components of the plan, including vesting periods and performance hurdles.

Dimensional may vote against plans that are exceedingly dilutive to existing shareholders. Plans that permit retesting or repricing will generally be viewed unfavorably.

Dimensional may vote against the granting of equity-based awards, such as performance rights, stock options, and stock appreciation rights, to specific executives, including CEOs and Managing Directors, if also voting against the portfolio company’s remuneration report under the analysis set forth in the Executive Remuneration section of the Global Framework.

Framework for Evaluating Japan-Listed Securities

Uncontested Director Elections
Shareholders elect the board of a portfolio company to represent their interests and oversee management and expect portfolio company boards to adopt policies and practices that align the interests of the board and management with those of shareholders and limit the potential for conflicts of interest.

One of the most important measures aimed at ensuring that portfolio company shareholders’ interests are represented is an independent board of directors, made up of individuals with the diversity of backgrounds, experiences, and skill sets needed to effectively oversee management and manage risk. With respect to board composition, Dimensional may consider local market practice, including requirements under the Japan Corporate Governance Code, and may vote against directors if the board does not meet established market norms.

At portfolio companies with a three-committee structure, Dimensional expects at least one-third of the board to be outsiders. Ideally, the board should be majority independent. At portfolio companies with a three-committee structure that have a controlling shareholder, at least two directors and at least one-third of the board should be independent outsiders.

At portfolio companies with an audit committee structure, Dimensional expects at least one-third of the board to be outsiders. Ideally, the audit committee should be entirely independent; at minimum, any outside directors who serve on the committee should be independent. At portfolio companies with an audit committee structure that have a controlling shareholder, at least two directors and at least one-third of the board should be independent outsiders.

At portfolio companies with a statutory auditor structure, Dimensional expects at least two directors and at least one-third of the board to be outsiders. At portfolio companies with a statutory auditor structure that have a controlling shareholder, at least two directors and at least one-third of the board should be independent outsiders.

Statutory Auditors
Statutory auditors are responsible for effectively overseeing management and ensuring that decisions made are in the best interest of shareholders. Dimensional may vote against statutory auditors who are remiss in their responsibilities.

When voting on outside statutory auditors, Dimensional expects nominees to be independent and to have the capacity to fulfill the requirements of their role as evidenced by attendance at meetings of the board of directors or board of statutory auditors.

Director and Statutory Auditor Compensation
Dimensional will support compensation for portfolio company directors and statutory auditors that is reasonable in both size and composition relative to industry and market norms.

When requesting an increase to the level of director fees, Dimensional expects portfolio companies to provide a specific reason for the increase.  Dimensional will generally support an increase of director fees if it is in conjunction with the introduction of performance-based compensation, or where the ceiling for performance-based compensation is being increased. Dimensional will generally not support an increase in director fees if there is evidence that the directors have been remiss in effectively overseeing management or ensuring that decisions made are in the best interest of shareholders.

Dimensional will typically support an increase to the statutory auditor compensation ceiling unless there is evidence that the statutory auditors have been remiss in effectively overseeing management or ensuring that decisions made are in the best interest of shareholders.

Dimensional will generally support the granting of annual bonuses to portfolio company directors and statutory auditors unless there is evidence the board or the statutory auditors have been remiss in effectively overseeing management or ensuring that decisions made are in the best interest of shareholders.

Dimensional generally supports the granting of retirement benefits to portfolio company insiders, so long as the individual payments, and aggregate amount of such payments, is disclosed.

Dimensional will generally vote against the granting of retirement bonuses if there is evidence the portfolio company board or statutory auditors have been remiss in effectively overseeing management or ensuring that decisions made are in the best interest of shareholders.

Equity Based Compensation
Dimensional supports the adoption of equity plans that align the interests of the portfolio company board, management, and portfolio company employees with those of shareholders.

Dimensional will typically support stock option plans to portfolio company executives and employees if total dilution from the proposed plans and previous plans does not exceed 5 percent for mature companies or 10 percent for growth companies.

Dimensional will generally vote against stock plans if upper limit of options that can be issued per year is not disclosed.

For deep-discounted stock option plans, Dimensional typically expects portfolio companies to disclose specific performance hurdles.

Capital Allocation
Dimensional will typically support well-justified dividend payouts that do not negatively impact the portfolio company’s overall financial health.

Share Repurchase
Dimensional is typically supportive of portfolio company boards having discretion over share repurchases absent concerns with the portfolio company’s balance sheet management, capital efficiency, buyback and dividend payout history, board composition, or shareholding structure.

Dimensional will typically support proposed repurchases that do not have a negative impact on shareholder value.

For repurchases of more than 10 percent of issue share capital, Dimensional expects the portfolio company to provide a robust explanation for the request.

Cross-Shareholding
Dimensional generally believes that portfolio companies should not allocate significant portions of their net assets to investments in companies for non-investment purposes. For example, in order to strengthen relationships with customers, suppliers, or borrowers. Such cross-shareholding, whether unilateral or reciprocal, can compromise director independence, entrench management, and reduce director accountability to uninterested shareholders. Dimensional may vote against certain directors at companies with excessive cross-shareholdings.

Shareholder Rights Plans (Poison Pills)
Dimensional believes the market for corporate control, which can result in acquisitions that are accretive to shareholders, should be able to function without undue restrictions. Takeover defenses such as poison pills can lead to entrenchment and reduced accountability at the board level.

Indemnification and Limitations on Liability
Dimensional generally supports limitations on liability for directors and statutory auditors in ordinary circumstances.

Limit Legal Liability of External Auditors
Dimensional generally opposes limitations on the liability of external auditors.

Increase in Authorized Capital
Dimensional will typically support requests for increases of less than 100 percent of currently authorized capital, so long as the increase does not leave the portfolio company with less than 30 percent of the proposed authorized capital outstanding.

For increases that exceed these guidelines, Dimensional expects portfolio companies to provide a robust explanation for the increase.

Dimensional will generally not support requests for increases that will be used as an anti-takeover device.

Expansion of Business Activities
For well performing portfolio companies seeking to expand their business into enterprises related to their core business, Dimensional will typically support management requests to amend the portfolio company’s articles to expand the portfolio company’s business activities.

Framework for Evaluating Securities in Other Select Asian Markets

Uncontested Director Elections
Dimensional expects portfolio companies to disclose biographical information about director candidates sufficient for shareholders to assess the candidate’s independence and suitability for board service.

Dimensional expects that portfolio companies will at a minimum meet mandated regulatory or listing standards levels for board independence but should work towards meeting the applicable requirements of the relevant Corporate Governance code.
Dimensional maintains the following expectations for board independence at portfolio companies. The calculation of the level of independence will generally exclude shareholder or employee representatives as provided by law.
•
All boards of directors of Malaysian portfolio companies should be at least 33% independent.  Boards of directors of Malaysian “Large Companies” as defined by the Securities Commission Malaysia should be majority independent.

•
Boards of directors of Indian and Singaporean portfolio companies should be at least 50% independent if the board chair is not independent. If the board chair is independent, the board of directors should be at least 33% independent.

•	Boards of directors of Thai, Filipino, Hong Kong and mainland Chinese portfolio companies should be at least 33% independent.
•	Boards of directors of Taiwanese portfolio companies should have no fewer than two independent directors and no less than 20% independence.
•	Boards of Commissioners of Indonesian portfolio companies should be at least 30% independent, except for banks, insurance companies, and financial institutions which should be 50% independent.
•
Boards of directors of South Korean portfolio companies should be at least 25% independent. The board of directors of Large Companies, as defined by the Commercial Act of South Korea, should be majority independent.

Director Remuneration
In most Asian markets, director remuneration generally consists of both fees and bonuses.
Dimensional will generally support the payment of fees for serving as a director, fees for attending meetings, and other market-permitted remuneration if the size of such fees and other director remuneration is reasonable relative to industry and market norms.
In the absence of specific proposals to approve director remuneration (including fees and bonuses), Dimensional may vote against the directors who receive such remuneration if concerns are identified.

Equity Based Remuneration
In most Asian markets, equity plans are developed and presented for shareholder approval as part of employee remuneration. Equity plans may consist of stock options, restricted shares, or performance shares.

When voting on stock-option plans, restricted share plans, and performance share plans, Dimensional will consider the extent to which the plan is performance based, the length of performance and vesting periods, and the treatment of equity upon a change in control.

For stock-option plans, if the plan provides for a discount to the market price, Dimensional will consider the reasonableness and rationale for such a discount in light of local market standards.

In instances where Dimensional has identified concerns with a portfolio company’s equity plan or equity granting practices, Dimensional will generally oppose the extension of the plan to subsidiary or associate companies.

DIMENSIONAL EMERGING MARKETS VALUE FUND (the “Registrant”)
(Amendment No. 54)

PART C
OTHER INFORMATION

Item 28. Exhibits.

(a)	Charter.

(1)
Amended and Restated Agreement and Declaration of Trust effective as of June 24, 2021.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 47 to the Registrant’s Registration Statement on Form N-1A.
File No.: 811-7440.
Filing Date: February 28, 2022.

(2)
Certificate of Trust dated March 18, 2009.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: October 30, 2009.

(b)
Bylaws.
Amended and Restated Bylaws effective as of June 24, 2021.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 47 to the Registrant’s Registration Statement on Form N-1A.
File No.: 811-7440.
Filing Date: February 28, 2022.

(c)	Instruments Defining the Rights of Security Holders.

(1)	No specimen securities are issued on behalf of the Registrant.

(2)	Relevant portion of Amended and Restated Agreement and Declaration of Trust. See Article V.

(3)	Relevant portion of Amended and Restated Bylaws. See Article II.

(d)	Investment Advisory Contracts.

(1) Investment Management Agreements.

(a)	Investment Management Agreement between the Registrant and Dimensional Fund Advisors LP dated July 21, 2015. Incorporated herein by reference to:

Filing: Post-Effective Amendment No. 36 to the Registrant’s Registration Statement on Form N‑1A. File No.: 811-7440. Filing Date: February 28, 2017.

(e)
Underwriting Contracts.
Amended and Restated Distribution Agreement between the Registrant and DFA Securities LLC dated December 15, 2021.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 47 to the Registrant’s Registration Statement on Form N-1A.
File No.: 811-7440.
Filing Date: February 28, 2022.

(f)	Bonus or Profit Sharing Contracts. Not applicable.

(g)	Custodian Agreements.

(1)
Global Custodial Services Agreement between the Registrant and Citibank, N.A. dated December 21, 2012.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 39 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2019.

(i)
Form of Amendment re: Interfund Lending Program.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 39 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2019.

(ii)
Amendment re: Term.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 39 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2019.

(iii)
Supplement re: China Connect Securities.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 41 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2020.

(iv)	Amendment re: Term. Incorporated herein by reference to:
2

Filing: Post-Effective Amendment No. 48 to the Registrant’s Registration Statement on Form N-1A. File No.: 811-7440. Filing Date: February 28, 2023.

(h)	Other Material Contracts.

(1)
Transfer Agency Agreement between the Registrant and State Street Bank and Trust Company.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2013.

(a)
Amendment No. 1 re: the addition of “FAN” services.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 39 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2019.

(b)
Amendment re: the addition of “SVI” services.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 48 to the Registrant’s Registration Statement on Form N-1A.
File No.: 811-7440.
Filing Date: February 28, 2023.

(c)
Amendment to and Assignment of Transfer Agency and Service Agreement.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 51 to the Registrant’s Registration Statement on Form N-1A.
File No.: 811-7440.
Filing Date: February 28, 2024.

(2)
Administration Agreement between the Registrant and State Street Bank and Trust Company.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2013.

(a)
Amendment dated November 13, 2018  re: Liquidity
Risk Measurement Services.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 39 to the Registrant’s
Registration Statement on Form N‑1A.
File No.: 811-7440.

3

Filing Date: February 28, 2019.

(b)
Amendment dated June 1, 2023 to the U.S. Mutual Funds Administration Agreement.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 51 to the Registrant’s
Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2024.

(i)	Legal Opinion. Not applicable.

(j)	Other Opinions. Consent of Independent Certified Public Accountants, PricewaterhouseCoopers LLP ELECTRONICALLY FILED HEREWITH AS EX-28.j.

(k)	Omitted Financial Statements. Not applicable.

(l)
Initial Capital Agreements.
Subscription Agreement dated as of February 1, 1993.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 13 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: March 29, 2001.

(m)	Rule 12b-1 Plan. Not applicable.

(n)	Rule 18f-3 Plan. Not applicable.

(o)	Power-of-Attorney.

(1)
On behalf of the Registrant, Power-of-Attorney effective as of September 20, 2024, appointing Catherine L. Newell, Valerie A. Brown, Jeff J. Jeon, Gerard K. O’Reilly, David P. Butler, Carolyn S. Lee, Lisa M. Dallmer, Jan Miller and Ryan P. Buechner as attorneys-in-fact to Reena Aggarwal, David P. Butler, Douglas W. Diamond, Darrell Duffie, Francis A. Longstaff, Jan Miller, Stefan Nagel, Catherine L. Newell, Gerard K. O’Reilly, Abbie J. Smith, Heather E. Tookes, and Ingrid M. Werner.

ELECTRONICALLY FILED HEREWITH AS EX-28.o.1.

(2)	Certified Resolution Regarding Power of Attorney.
ELECTRONICALLY FILED HEREWITH AS EX-28.o.2.

(p)	Code of Ethics. Code of Ethics of Registrant, Advisor and Underwriter. Incorporated herein by reference to:

4

Filing: Post-Effective Amendment No. 51 to the Registrant’s
Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2024.

Item 29.	Persons Controlled by or Under Common Control with Registrant.
If an investor beneficially owns more than 25% of the outstanding voting securities of the feeder fund that invests all of its investable assets in a Series of the Registrant, then the feeder fund and its corresponding Series may be deemed to be under the common control of such investor.  Accordingly, the feeder portfolio of DFA Investment Dimensions Group (“DFAIDG”), a Maryland corporation and registered investment company, may be deemed to be under common control with its corresponding Series of the Registrant.  As of January 31, 2025, no person beneficially owned more than 25% of the outstanding voting securities of the feeder portfolio investing in the Registrant.

Item 30.	Indemnification.
Reference is made to Article VII of the Registrant’s Amended and Restated Agreement and Declaration of Trust, which is incorporated herein by reference.

Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking:

Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to the trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, an officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 31.	Business and Other Connections of the Investment Advisor.
Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.), the investment manager for the Registrant, is also the investment manager for four other registered open-end investment companies, DFA Investment Dimensions Group Inc., The DFA Investment Trust Company, Dimensional Investment Group Inc. and Dimensional ETF Trust.  The Advisor also serves as sub-advisor for certain other registered investment companies.

For additional information, please see “Management of the Fund” in Part A and “Services to the Fund-Investment Management” in Part B of this Registration Statement.

Additional information as to the Advisor and the directors and officers of the Advisor is included in the Advisor’s Form ADV filed with the Commission (File No. 801-16283), which is incorporated herein by reference, and sets forth the officers and directors of the Advisor and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

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Item 32.	Principal Underwriters.

(a)
DFA Securities LLC (“DFAS”) is the principal underwriter for the Registrant.  DFAS also serves as principal underwriter for Dimensional Investment Group Inc., DFA Investment Dimensions Group Inc., The DFA Investment Trust Company and Dimensional ETF Trust.

(b)	The following table sets forth information as to the Distributor’s Officers, Partners and Control Persons. The address of each officer is 6300 Bee Cave Road, Building One, Austin, Texas 78746:
Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
Valerie A. Brown	Vice President and Assistant Secretary	Vice President and Assistant Secretary
Ryan P. Buechner	Not Applicable	Vice President and Assistant Secretary
David P. Butler	Co-Chief Executive Officer	Co-Chief Executive Officer and Trustee
Stephen A. Clark	Executive Vice President	Executive Vice President
Lisa M. Dallmer	Executive Vice President and Chief Operating Officer	Chief Operating Officer
Bernard J. Grzelak	Vice President, Chief Financial Officer, and Treasurer	Vice President
Jeff J. Jeon	Vice President	Vice President
Joy L. Lopez	Not Applicable	Vice President and Assistant Treasurer
Kenneth M. Manell	Not Applicable	Vice President
Jan Miller	Not Applicable	Vice President, Chief Financial Officer and Treasurer
Catherine L. Newell	Executive Vice President, Secretary and General Counsel	President and General Counsel
Selwyn J. Notelovitz	Vice President and Chief Compliance Officer	Vice President
Carolyn S. Lee	Vice President and Assistant Secretary	Vice President and Secretary
Randy C. Olson	Vice President	Chief Compliance Officer
Gerard K. O'Reilly	Co-Chief Executive Officer and Co-Chief Investment Officer	Co-Chief Executive Officer, Co-Chief Investment Officer, Chairman and Trustee
Savina B. Rizova	Vice President and Co-Chief Investment Officer	Co-Chief Investment Officer
James J. Taylor	Not Applicable	Vice President and Assistant Treasurer
Dimensional Fund Advisors LP	Sole Member	Not Applicable

(c)	Not applicable.

Item 33.	Location of Accounts and Records.
The accounts and records of the Registrant will be located at the office of the Registrant and at additional locations, as follows:

Name	Address
Dimensional Emerging Markets Value Fund	6300 Bee Cave Road, Building One Austin, TX 78746
State Street Bank and Trust Company	One Congress Street, Suite 1 Boston, MA 02114-2016
Citibank, N.A.	111 Wall Street New York, New York 10005

Item 34.	Management Services.
None.

Item 35.	Undertakings.
Not applicable.
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SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Post-Effective Amendment No. 54 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, the State of Texas, as of the 28th day of February, 2025.

DIMENSIONAL EMERGING MARKETS VALUE FUND
(Registrant)

By:	/s/ Ryan P. Buechner
Ryan P. Buechner
(Attorney-in-Fact to Registrant pursuant to Power of Attorney)
Vice President
(Signature and Title)

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EXHIBIT INDEX

Exhibit No.	Description
EX-28.j.	Consent of Independent Certified Public Accountants
EX-28.o.1	Power of Attorney
EX-28.o.2	Certified Resolution Regarding Power of Attorney

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